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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184382

                PROGRAM SUPPLEMENT
(To prospectus supplement dated January 13, 2014 and
prospectus dated October 11, 2012)

eNotes™*

Internet Auction Program
Medium-Term Notes

                Air Lease Corporation ("Air Lease") may sell at various times an indeterminate amount of notes, which, unless otherwise specified in the applicable pricing supplement, will have the following terms:

    •
    minimum denominations of U.S. $1,000, and integral multiples thereof;
    •
    maturities of six months or more from the date of issue;
    •
    interest that will accrue at fixed rates;
    •
    interest payment dates at semi-annual intervals;
    •
    redemption and repurchase provisions upon and after specified dates or events ;
    •
    ranking as our senior, unsecured obligations; and
    •
    issuance in book-entry form through The Depository Trust Company.

                We will provide specific terms of the notes which we may offer in separate term sheets or pricing supplements, as the case may be, that will describe the terms that apply specifically to the securities, including any changes to the terms specified herein. We refer to such term sheets and pricing supplements generally as "pricing supplements." If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

                Investing in the notes involves certain risks. See "Risk Factors" beginning on page PS-9 of this program supplement to read about certain factors you should consider before buying the notes.

                Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this program supplement. Any representation to the contrary is a criminal offense.

                The notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement.

                Air Lease may sell the notes directly through Macquarie Capital, Goldman, Sachs & Co. and one or more other underwriters and selected dealers, in offerings utilizing the auction platform of Zions Direct, Inc. (the "auction service provider") to determine the public offering price or interest rate for the notes. We do not expect any of the notes to be listed on a securities exchange or made available for quotation on any quotation system, and a market for the notes may not develop, or if a market develops, it may not continue. Macquarie Capital has indicated to us that it may make a market for the notes, but has no obligation to do so, and may discontinue such market making at any time or times.

                Air Lease may use this program supplement and the accompanying prospectus supplement and prospectus in the initial sale of any note. In addition, the underwriters may use this program supplement and the accompanying prospectus supplement and prospectus in a market-making transaction in any note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices. Unless an underwriter informs the purchaser otherwise in the confirmation of sale, this program supplement and the accompanying prospectus supplement and prospectus are being used in a market-making transaction.

Macquarie Capital	Goldman, Sachs & Co.
Program Arranger and Joint Book-Running Manager	Joint Book-Running Manager

Program Supplement dated January 13, 2014

*
eNotes is a trademark of Zions Direct, Inc.

You should rely only on the information contained in or incorporated by reference in this program supplement, the accompanying prospectus supplement and prospectus, and in any free writing prospectus prepared by us or on our behalf. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this program supplement and the accompanying prospectus supplement and prospectus. Other than information filed by us with the SEC as free writing prospectuses or pricing supplements, information included or referred to on, or otherwise accessible through, the auction website is not intended to form a part of or be incorporated by reference into this program supplement or the accompanying prospectus supplement and prospectus or any free writing prospectus. No other information contained on the auction website or in hyperlinks therein should be relied upon in making an investment in the securities offered hereby. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this program supplement, the accompanying prospectus supplement and prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Program Supplement

PS-i

PS-ii

AIR LEASE CORPORATION

              Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term.

              We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including emerging and high-growth markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe.

              While our primary business is to own and lease aircraft, we also plan to continue growing our fleet management services to third parties for a fee. These services are similar to those we perform with respect to our fleet, including leasing, remarketing, lease management and sales services, with the goal of helping our clients maximize lease and sale revenues. In addition to our leasing activities and management services, and depending on market conditions, we may sell aircraft from our fleet to, among others, other leasing companies, financial services companies and airlines.

              Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this program supplement or the accompanying prospectus supplement and prospectus.

              The prospectus supplement, the prospectus and the information incorporated herein and therein has important additional information which should be read with this program supplement. See "Where you can find more information" and "Incorporation by reference" in the prospectus supplement.

 BUSINESS

              For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the "SEC") that are incorporated by reference in this program supplement, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

SUMMARY OF THE MEDIUM-TERM NOTE INTERNET AUCTION PROGRAM

              The following summary should be read together with the information contained in other parts of this program supplement, in the accompanying prospectus supplement and prospectus, and in any applicable pricing supplement. This summary alone may not contain all the information that is important to you. You should carefully read this program supplement, the accompanying prospectus, prospectus supplement and any applicable pricing supplement to understand fully the terms of the notes, as well as the other considerations that are important to you in making a decision about whether to invest in the notes.

              As you read this summary, please remember that the specific terms of your note as described in the applicable pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this summary and in the accompanying prospectus supplement and prospectus. If your pricing supplement is inconsistent with this program supplement or the accompanying prospectus supplement and prospectus, your pricing supplement will control with regards to your note. References to the applicable pricing supplement include any preliminary pricing supplement or term sheet, which may be included in a free writing prospectus, as the context requires.

Issuer	Air Lease Corporation.
Securities Offered	eNotes™.* The eNotes™ will be senior, unsecured medium term notes, which we refer to as the "notes."
Denominations	Unless otherwise specified in the applicable pricing supplement, the authorized denominations of the notes will be U.S. $1,000 and any amount in excess thereof that is an integral multiple of $1,000.
Auctions	We will use the auction platform of the auction service provider to determine the interest rate or public offering price and allocation of the notes offered.

In an auction based on interest rate bidding, the auction service provider's auction process will determine the market-clearing interest rate, and all notes will be sold at the principal amount per note indicated in the applicable pricing supplement and will bear interest at the market-clearing interest rate.

In an auction based on price bidding, the auction service provider's auction process will determine the market-clearing price, and all notes will bear interest at the interest rate indicated in the applicable pricing supplement and will be sold at the principal amount per note determined to be the market-clearing price.
See "The Auction Process."
Maturities	Due from six months or more from the date of issue, as specified in the applicable pricing supplement.
Interest
Unless otherwise specified in the applicable pricing supplement, each note will bear interest from the issue date at a fixed rate. Interest on each fixed rate note will be payable semiannually on each interest payment date and on the maturity date. Interest on each fixed rate note will be computed on the basis of a 360-day year of twelve 30-day months.

* eNotes is a trademark of Zions Direct, Inc.

Principal	The principal amount of the notes will be payable on the maturity date of those notes, unless redeemed earlier.
Redemption and Repurchase
The notes may be called and redeemed by us at our option prior to the maturity date as specified in the applicable pricing supplement. Except for repurchase pursuant to a Change of Control Repurchase Event (as defined herein), the notes will not be subject to repurchase at the option of the holder at any time.
Repurchase Upon Change of Control Repurchase Event
Unless otherwise specified in the applicable pricing supplement, upon the occurrence of a Change of Control Repurchase Event, each holder will have the right to require us to purchase all or a portion of the holder's notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
Sinking Fund	None.
Ranking	The notes will be unsecured and will:
• rank pari passu or equally with our existing and future senior debt;
• be structurally subordinated to all existing and future liabilities of our subsidiaries, including any guarantees of our debt by our subsidiaries;
• be effectively subordinated to our existing and future secured indebtedness; and
• rank senior to any of our obligations that rank junior to our senior debt.

The indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities, including secured debt and guarantees, and does not contain other restrictive covenants. Our bank debt and other senior debt may have different covenants.
Lien Covenant
Unless otherwise specified in the applicable pricing supplement, the notes will be subject to certain covenants that will, among other things, limit our ability to pledge or otherwise subject our or our subsidiaries' property to Liens. For more details, see, "Description of Notes—Certain covenants."
Form and Denomination
Unless otherwise specified in the applicable pricing supplement, the notes will be issued only in fully registered form in minimum denominations of $1,000 and integral multiples thereof. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by The Depository Trust Company ("DTC"). Owners of beneficial interests in the notes will receive all payments relating to their notes in U.S. dollars. See "Description of Notes—Legal Ownership and Book-Entry Issuance" in the accompanying prospectus supplement.

Listing	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any exchange or made available for quotation or any quotation system.
Trustee	Deutsche Bank Trust Company Americas.
Authenticating and Paying Agent	Zions First National Bank Corporate Trust Department.
No Prior Market
The notes will be new securities for which there is currently no market. Although Macquarie Capital has informed us that they may make a market in the notes, they are not obligated to do so, and may discontinue market-making at any time or from time to time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Use of Proceeds	Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds for general corporate purposes. See "Use of Proceeds."
Risk Factors
See "Risk Factors" beginning on page PS-9 and other information included or incorporated by reference in this program supplement and the accompanying prospectus supplement and prospectus for a discussion of factors, including auction process risks, you should consider carefully before deciding to invest in the notes.
U.S. Federal Income Tax Considerations
You should consult your tax advisor with respect to the U.S. federal income tax considerations of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. For a discussion of material United States federal income tax consequences relating to the acquisition, ownership, and disposition of the notes, see "Certain Material United States Federal Income Tax Consequences."
Governing Law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Auction Process
The public offering price or interest rate and the allocation of the notes will be determined through the online auction process conducted through the facilities of the auction service provider. The auction will be conducted as a modified "Dutch auction" where bids must be submitted online directly at the auction service provider's website or through an underwriter or a selected dealer. After submission of a bid, the auction site will indicate whether that bid is at that time (and at all subsequent times until the auction closes) a successful one, or an "in-the-money" bid. For more information about the auction process, including bidding registration and qualification matters, and how to determine if a bid is successful as of the end of an auction, see "The Auction Process" in this program supplement.
Auction Service Provider	Zions Direct, Inc.
Auction Website	www.auctions.zionsdirect.com.

Other than information filed by us with the SEC as free writing prospectuses or pricing supplements, information included or referred to on, or otherwise accessible through, the auction website is not intended to form a part of or be incorporated by reference into this program supplement or the accompanying prospectus supplement and prospectus or any free writing prospectus.
Bidder ID
Prospective investors must obtain a bidder ID, either from an underwriter or selected dealer, or by going directly to the auction website. See "The Auction Process—Registration and Qualification of Bidders; Suitability."
Auction Service Provider Fee	The auction service provider fee will be paid at closing in the amount provided in the applicable pricing supplement.
Minimum/Maximum Interest Rate or Price
Bidding will be on the basis of interest rate or price, as specified in a pricing supplement. In the case of bidding by interest rate, bids may be placed by qualified bidders at any rate at or below the maximum interest rate per note and down to and including the minimum interest rate per note, each as specified in a pricing supplement. In the case of bidding by price, bids may be placed during the auction period by qualified bidders at any price at or above the minimum price per note up to and including the maximum price per note.

Bids above the maximum interest rate or below the minimum interest rate or below the minimum price or above the maximum price will not be accepted. See "The Auction Process" in this program supplement.
Minimum Bid Size	One note (unless otherwise specified in the applicable pricing supplement).
Concurrent Bids
As described below under "The Auction Process—Auction Bidding Process; Irrevocability of Bids," each bidder bidding directly at the auction website is allowed to place one or more separate, concurrent bids. Bidders that have requested an underwriter, selected dealer or other broker-dealer to bid for them may be subject to additional requirements or limitations imposed by the underwriter or selected dealer.
Bid Submission Deadline
We will announce the date and time an auction will begin, so that interested investors will have time to take the necessary steps to qualify to bid. We or an underwriter may, in their respective discretion, delay commencement of the auction by notice to bidders or their brokers or by press release. We will also announce the date and time of the close or end of the auction. The bidding for investors who submit bids indirectly through an underwriter or selected dealer may terminate sooner than the close of an auction. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you intend to submit bids with respect to such deadlines.

Unless otherwise specified in the applicable pricing supplement, the close of any auction will be subject to two-minute extensions not to exceed a total of 10 minutes beyond the announced end time or any earlier termination of an auction, as described under "The Auction Process—Auction Bidding Process; Irrevocability of Bids."

In the event that the market-clearing interest rate reaches the minimum interest rate established for an auction or the market-clearing price established for an auction reaches the maximum price prior to the auction's scheduled close, then the auction will close immediately and the auction process will allocate the notes, subject to acceptance in our discretion.

Bidders who request an underwriter or a selected dealer or their broker to bid for them, rather than bidding directly on the auction website, may need to submit their bids earlier than the stated end time or termination of the auction in order to be processed and submitted on a timely basis. See "The Auction Process."
Irrevocability of Bids	Bids will be irrevocable offers to purchase notes on the terms provided for in the bid. See "The Auction Process."
Market-Clearing Interest Rate
In an auction based on interest rate bidding, the interest rate for the notes will be the market-clearing interest rate set by the auction process. The market-clearing interest rate will be determined based on the valid bids at the time of the submission deadline, or the earlier termination of bidding, and will be equal to the lowest interest rate at which the auction amount (as described under "The Auction Process—Auction Amount") can be sold in the auction. The auction process will determine this interest rate by moving down the list of accepted bids in ascending order of interest rate until the total quantity of notes bid for is greater than or equal to the auction amount. If bids at the market-clearing interest rate or lower exceed the amount of notes offered or the amount of bids at lower interest rates, bids made at such market-clearing interest rate may experience allocation, with bids with an earlier time stamp receiving allocations in priority to bids with later time stamps.
Market-Clearing Price
In an auction based on price bidding, the price at which the notes will be sold to the public will be the market-clearing price set by the auction process. The market-clearing price will be determined based on the valid bids at the time of the submission deadline, or the earlier termination of bidding, and will be equal to the highest price at which the auction amount (as described under "The Auction Process—Auction Amount") can be sold in the auction. The auction process will determine this price by moving down the list of accepted bids in descending order of price until the total quantity of notes bid for is greater than or equal to the auction amount. If bids at the market-clearing price or higher exceed the amount of notes offered or the amount of bids at higher prices, bids made at such market-clearing price may experience allocation, with bids with an earlier time stamp receiving allocations in priority to bids with later time stamps.

Notification of Auction Results	If we decide to sell notes in the auction process, after we confirm acceptance of the market-clearing interest rate or market-clearing price, as applicable, successful bidders will be notified that the auction has closed and that their bids have been accepted, in whole or in part, subject in some cases to the allocation method described below. The market-clearing interest rate or market-clearing price, as applicable, and number of notes being sold also will be posted on the auction website soon after the allocation of notes determined by the auction process, but in any event, prior to the opening of the equity markets on the first business day after the auction ends. See "The Auction Process."
Number of Notes to be Sold
We may establish a fixed aggregate principal amount of notes that we are offering in an auction. In the alternative, we may establish a minimum and a maximum principal amount of notes offered in an auction. In such an auction, the amount of notes ultimately offered will be determined during the sizing period, which will be followed by a pricing period. The aggregate principal amount of notes sold in any offering may be increased from any fixed or maximum auction amount specified in any pricing supplement, in the Company's discretion, after completion of the auction at the market-clearing interest rate that was set in the auction. See "The Auction Process—Sale of Additional Notes." We may decide not to sell any notes in the auction process, regardless of the market-clearing interest rate or market-clearing price, even if valid bids are received for the entire auction amount. If valid bids are received for 100% of the auction amount and we elect to sell notes in the auction process, the entire auction amount will be allocated to the winning bidders. If the number of notes for which valid bids are received is less than 100% of the auction amount, whether determined pursuant to a sizing period or otherwise, we may (but are not required to) sell the number of notes subject to bids received in the auction at the market-clearing interest rate or market-clearing price, as applicable. See "The Auction Process—Allocation."
Allocation
If we elect to sell notes in the auction process, then any bids submitted in the auction which are less than the market-clearing interest rate or greater than the market-clearing price will receive allocations in full, while bids made at the market-clearing interest rate or market-clearing price with an earlier time stamp will receive allocations in priority to bids at the market-clearing interest rate or market-clearing price with a later time stamp. For example, if your bid interest rate equals the market-clearing interest rate, you will be allocated notes only to the extent that notes have not been allocated to bidders with lower interest rate bids or to other bidders who bid at the market-clearing interest rate with an earlier time stamp. See "Risk Factors—Risks Related to the Auction Process—Even if you submit a bid that is equal to the market-clearing interest rate (in the case of auctions based on interest rate bidding) or market-clearing price (in the case of auctions based on price bidding), you may not be allocated any or all of the notes for which you bid" and "The Auction Process—Allocation."

Non-Competitive Bidding	Bidders may place bids for a specified number of notes indicating that the bidder is willing to accept that number of notes at whatever market-clearing interest rate or market-clearing price is established pursuant to the auction process, which we refer to as non-competitive bids. The number of notes that are the subject of each non-competitive bid will be treated in the auction process as having been bid for at the minimum interest rate or maximum price, as applicable, and will otherwise be treated identically to bids specifically made at the minimum interest rate or maximum price, as applicable. See "The Auction Process—Non-Competitive Bidding."

RISK FACTORS

              An investment in our notes involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus supplement and prospectus, as well as the risk factors and other information included or incorporated by reference in this program supplement from our most recent Annual Report on Form 10-K, as amended or supplemented by any subsequent Quarterly Report on Form 10-Q and applicable Current Reports on Form 8-K filed with the SEC, and any applicable pricing supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price or market value of our notes could decline due to any of these risks, and you may not be able to sell your notes without incurring a loss of all or a substantial part of your investment.

 Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

              We and our subsidiaries have, and after the offering of the notes will continue to have, a significant amount of indebtedness. As of September 30, 2013, our total consolidated indebtedness was approximately $5.5 billion. We issued an additional $700.0 million of senior notes due 2019 on November 19, 2013, and expect to continue to access the debt markets to expand our fleet.

              Subject to the limits contained in the agreements governing our existing and future indebtedness and the indenture, we may be able to incur substantial additional debt from time to time to finance aircraft, working capital, capital expenditures, investments or acquisitions, and for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

  •
  limiting our ability to obtain additional financing to fund the acquisition of aircraft or for other corporate requirements;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for aircraft acquisitions and other general corporate purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our various credit facilities, are at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the aircraft industry;

  •
  placing us at a disadvantage compared to other competitors; and

  •
  increasing our cost of borrowing.

              In addition, certain agreements governing our existing indebtedness contain financial maintenance covenants that require us to satisfy certain ratios and maintain minimum net worth, and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, may result in the acceleration of some or all our debt, including the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

              Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, premium, if any, or interest on our indebtedness, including the notes.

              As of September 30, 2013 we had approximately $5.5 billion in consolidated debt outstanding, and we expect this amount to grow as we acquire more aircraft. Unless extended or refinanced, the majority of our outstanding indebtedness, including our warehouse facilities, our revolving credit facilities and most of our senior unsecured notes and secured term financings, matures or fully amortizes before the end of 2018, and may therefore be payable prior to the maturity of notes offered pursuant to this program supplement. If our cash flows and capital resources are insufficient to fund our debt service obligations, and if we are unable to refinance our maturing debt on acceptable terms, we could face substantial liquidity problems and could be forced to reduce or delay aircraft purchases or to dispose of material assets or leases, or seek additional debt or equity capital or to restructure our indebtedness, including the notes. We may not be able to effect timely any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Certain agreements governing our existing indebtedness restrict our ability to dispose of assets and use the proceeds from those dispositions. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference in the prospectus supplement.

              In addition, we conduct substantially all of our operations through our subsidiaries, which hold substantially all our aircraft. None of our subsidiaries will guarantee or otherwise be obligated to pay any of our obligations under the notes. For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes and we have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose; however, our subsidiaries have covenanted to become guarantors of certain of our other outstanding indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividends, distributions or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us sufficient to enable us to make payments in respect of our indebtedness, and to the extent our subsidiaries have provided guarantees of our other indebtedness, the notes will be structurally subordinated to such guaranteed indebtedness. Each subsidiary is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. For additional risks related to our subsidiaries' ability to make payments and distributions to us, see the risk factor titled "Certain of our subsidiaries may be restricted in their ability to make distributions to us" in our Annual Report on Form 10-K incorporated herein by reference. Also, as of September 30, 2013, we had pledged our interests in our subsidiaries to secure our guarantees of approximately $744.0 million of subsidiary indebtedness and have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Any foreclosure on these interests by our lenders could reduce or impair our cash available to pay our obligations under the notes.

              Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

              If we cannot make scheduled payments on our indebtedness, we will be in default and holders of our debt securities or our lenders, as applicable, may be able to declare such indebtedness to be due and payable, terminate commitments to lend money, foreclose against the assets, if any, securing such indebtedness or pursue other remedies, including potentially forcing us into bankruptcy or liquidation. All of these events could result in you losing your entire investment in the notes.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

              The indenture governing the notes, among other things, does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant), that is senior to or equal in right of payment to the notes;

  •
  limit our subsidiaries' ability to incur secured (subject to compliance with the lien covenant) or unsecured indebtedness, which would be structurally senior to the notes;

  •
  restrict our ability to repurchase or prepay our securities; or

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

              For these reasons, you should not consider the lien or merger and consolidation covenants in the indenture as significant factors in evaluating whether to invest in the notes.

Negative changes in our credit ratings may limit our ability to secure financing, increase our borrowing costs and adversely affect the market value and liquidity of your notes. The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

              We are currently subject to periodic review by independent credit rating agencies Standard & Poor's Rating Services ("S&P") and Kroll Bond Rating Agency ("Kroll"), each of which currently maintains investment grade credit ratings with respect to us and certain of our debt securities, and we may become subject to periodic review by other credit rating agencies in the future. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause S&P or Kroll, or, in the future, other rating agencies, to downgrade or withdraw our debt credit rating generally, and/or the ratings on the notes, which could adversely impact the trading prices for, and/or the liquidity of, the notes.

              The credit ratings assigned to the notes will reflect the rating agencies' assessments of our ability to make payments on the notes when due. Any credit ratings assigned to the notes will not address all material risks relating to an investment in the notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes. We cannot assure you that these credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's sole judgment, circumstances so warrant. Ratings are not a recommendation to buy, sell or hold any note. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the trading prices for, or liquidity of, the notes, increase our corporate borrowing costs and limit our access to the capital markets and result in more restrictive covenants in future debt agreements.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing that indebtedness.

              The notes will not be secured by any of our or our subsidiaries' assets. As a result, the notes will be effectively subordinated to our and such subsidiary's indebtedness with respect to the assets that secure such indebtedness. As of September 30, 2013, we had guarantees of subsidiary indebtedness of approximately $744.0 million secured by pledges of the equity of our subsidiaries, and our subsidiaries had approximately $1.6 billion of secured indebtedness outstanding. In addition, we and our subsidiaries may incur additional secured debt in the future. As a result of this effective subordination, upon a default in payment on, or the acceleration of, any of this secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary or subsidiaries, the proceeds from the sale of assets securing our or our subsidiaries' secured indebtedness or guarantees will only be available to pay obligations on the notes and other senior unsecured obligations after such secured debt has been paid in full. Consequently, the holders of the notes may receive less, ratably, than the holders of secured or guaranteed debt in the event of our or our subsidiaries' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

              Unless otherwise specified in the applicable pricing supplement, the notes will not be guaranteed by any of our subsidiaries and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. However, our subsidiaries have covenanted to become guarantors of certain of our other indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Accordingly, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary's creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional indebtedness or the amount of other liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

              For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event, and not every change of control or other significant transaction will constitute a Change of Control Repurchase Event.

              Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem the notes or unless otherwise specified in the applicable pricing supplement, each holder of the notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes (if applicable) and any other indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. A default under the indenture could also lead to a default under the agreements governing our existing or future indebtedness. See "Description of Notes—Repurchase Upon Change of Control Repurchase Event."

              Additionally, under certain of the agreements governing our other indebtedness, a change of control (as defined therein) may constitute an event of default thereunder, but not constitute a Change of Control Repurchase Event with respect to the notes, and may permit the lenders to accelerate the maturity of such indebtedness or may require us to offer to purchase such other indebtedness, often at a premium. In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a Change of Control Repurchase Event that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased (if applicable) has occurred following a sale of "substantially all" of our assets.

              One of the circumstances under which a change of control may occur is upon the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to determine that such holder may require us to repurchase its notes as a result of a sale of all or substantially all of our consolidated assets to another person may be uncertain.

An active trading market may not develop for the notes.

              The notes will be new issues of securities for which there is no established trading market and the aggregate principal amount of the new issuance together with any other notes issued pursuant to a reopening of a tranche may be too small to support an active trading market. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system. Macquarie Capital has advised us that it may make a market in the notes as permitted by applicable laws and regulations. Other underwriters may make a market for the notes if so provided for in the applicable pricing supplement. However, none of the underwriters are obligated to make a market in the notes and, if commenced, they may discontinue their market-making activities at any time without notice. Any tranche of notes issued pursuant to this program supplement may be issued in an aggregate principal amount that is too small to support an active trading market, or may be issued to investors which purchase notes with the intent to hold the notes until maturity.

              Therefore, an active market for the notes may not develop or be maintained, which could adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including but not limited to:

  •
  the amount of notes of any tranche issued;

  •
  the number of holders of the notes and their intent to hold notes to maturity or for shorter periods;

  •
  our performance;

  •
  the markets for the notes and similar securities;

  •
  the interest of securities dealers in making a market in the notes; and

  •
  prevailing interest rates and yields on alternative investments.

              We cannot assure you that an active market for the notes will develop or will continue, if developed.

Redemption may adversely affect your return on the notes, and you will have reinvestment risks.

              If your notes are redeemable mandatorily or called for redemption at our option, we may redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed.

The notes may be issued with more than a de minimis amount of original issue discount, or OID, for U.S. federal income tax purposes and, accordingly, holders may generally be required to include OID in their income in advance of the receipt of cash attributable to such income.

              Notes offered under this program supplement, including those for which the price is determined pursuant to the auction process described below under "The Auction Process," may be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Holders of such notes generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, holders of such notes will generally be required to include OID in their income in advance of the receipt of cash attributable to such income. See "Certain Material United States Federal Income Tax Consequences" in this program supplement for a description of the U.S. federal income tax consequences of owning a note that is issued with OID for U.S. federal income tax purposes.

Risks Related to the Auction Process

              The allocation of our notes and the interest rate and/or offering price for our notes sold pursuant to this program supplement may be determined through an auction administered by the auction service provider. In addition to the risks of an investment in our notes, a participant in such an auction is subject to various risks, including, without limitation, the following.

Even if you submit a bid that is equal to the market-clearing interest rate (in the case of auctions based on interest rate bidding) or market-clearing price (in the case of auctions based on price bidding), you may not be allocated any or all of the notes for which you bid.

              We may determine either the interest rate or offering price (or, equivalently, yield) for our notes sold pursuant to this program supplement and the applicable pricing supplement through an auction administered by Zions Direct, the auction service provider. The auction process will determine either a market-clearing interest rate or market-clearing price for such notes, depending on the type of auction specified in the applicable pricing supplement. For an explanation of the meanings of market-clearing interest rate and market-clearing price, see "The Auction Process" in this program supplement.

              In an auction where bidders submit interest rate bids, if bids at the market-clearing interest rate or lower exceed the amount of notes offered and your bid interest rate equals the market-clearing interest rate, you will be allocated notes only to the extent that notes have not been allocated to bidders with lower bid interest rates or to other bidders who bid at the market-clearing interest rate with an earlier time stamp on the auction platform. Similarly, in an auction where bidders submit price (or, equivalently, yield) bids, if bids at the market-clearing price or higher exceed the amount of notes offered and your bid price equals the market-clearing price, you will be allocated notes only to the extent that notes have not been allocated to bidders with higher bid prices or to other bidders who bid at the market-clearing price with an earlier time stamp on the auction platform. If bids for all of the notes offered in an auction are received, each bid submitted at the market-clearing interest rate or market-clearing price, as the case may be, with an earlier time stamp on the auction platform will receive an allocation of notes in priority to such bids with a later time stamp. Accordingly, even if you submit a bid that is equal to the market-clearing interest rate or market-clearing price, as the case may be, you may not be allocated any or all of the notes for which you bid based on your time stamp.

              Moreover, if at the time of the submission deadline for an auction, the number of notes subject to a bid is less than 50% (unless another percentage is specified in the applicable pricing supplement) of the fixed auction amount for such auction (in an auction with a fixed auction amount) or less than the minimum principal amount offered for such auction (in an auction with a minimum principal amount offered), then that offering will be cancelled and we will not sell any notes in such offering. We could also decide, in our sole discretion, not to sell any notes in an auction after the market-clearing interest rate or market-clearing price, as the case may be, has been determined. As a result of these factors, you may not receive an allocation for all of the notes for which you submit a bid. For an explanation of the meanings of auction amount, minimum and maximum principal offered, market-clearing interest rate and market-clearing price, see "The Auction Process" in this program supplement.

Once you submit a bid, you may generally not revoke it.

              Once you have submitted a bid, you may not subsequently lower your bid price, increase your interest rate bid, or reduce the number of notes bid for while your bid is "in-the-money." Therefore, even if circumstances arise after you have submitted a bid that make you want to decrease your original bid price, increase your interest rate bid, or reduce the number of notes originally bid for, you will nonetheless be bound by that bid so long as it remains "in-the-money."

We and the underwriters reserve the right to reject any bid, and we may choose to reject all bids.

              We and the underwriters reserve the right, in our and their respective sole discretion, to reject, in whole or in part, any bid that we or the underwriters deem to be manipulative, mistaken or where the bidder (or a broker-dealer submitting a bid on behalf of a customer) does not have sufficient liquid assets to settle a bid in an account maintained for that purpose with the underwriters or selected dealers, or for any other reason we or they may determine. The parties reserve this right to preserve the integrity of the auction process. Other conditions for valid bids, including eligibility and account funding requirements of participating dealers and individuals, may vary. As a result of these varying requirements, a bid may be rejected, even while another bidder's identical bid may be accepted. See the section entitled "The Auction Process—Allocation" in this program supplement.

              We further reserve the right to, but are not obligated to, reject all bids if we are unable to sell all or a specified portion of the notes offered in that auction, or for any other reason. You will not be entitled to an allocation of notes, even if your bid is "in-the-money" at the time an auction closes, until the auction process has determined the results of the auction and you have been informed that your bid or bids have been accepted.

We cannot assure you that an auction will be successful or that the full number of offered notes will be sold.

              We may decide not to sell any notes in an auction, regardless of the market-clearing interest rate or the market-clearing price. If we elect to sell notes in the auction process, the entire auction amount, whether determined pursuant to a sizing period or otherwise, will be allocated to the winning bidders. If the number of notes for which valid bids are received is less than the fixed auction amount for such auction (in an auction with a fixed auction amount) and we decide to sell notes in such auction, the market-clearing interest rate will be equal to the maximum interest rate (in an auction based on interest rate bidding) or the market-clearing price will be equal to the minimum price (in an auction based on price bidding), and we will sell the number of notes subject to bids received in such auction. When the size of the offering will be determined at the end of the sizing period, the market-clearing interest rate or price, as applicable, will be determined based on bids for the amount of notes so determined. Adjustment of the size of the offering at the end of the sizing period may therefore result in a lower interest rate or a higher price, as applicable, than the interest rate or price that would result if the offering size was fixed at the maximum principal amount of notes offered. Notwithstanding the foregoing, if the number of notes for which valid bids are received is less than 50% (unless another percentage is specified in the applicable pricing supplement) of the fixed auction amount for such auction (in an auction with a fixed auction amount) or less than the minimum principal amount offered for such auction (in an auction with a minimum principal offered), then all valid bids will be rejected and we will not sell any notes in such offering. The liquidity of the notes may be adversely affected by the amount of notes sold by us in an auction, and whether any broker-dealer makes a market in that issue of notes. See "The Auction Process—Auction Amount."

You may receive a full allocation of the notes that you bid for if your bid is successful; therefore, you should not bid for more notes than you are prepared to purchase.

              Successful bidders may be allocated all or nearly all of the notes that they bid for in an auction. See "The Auction Process—Allocation." Therefore, we caution investors against submitting a bid that does not accurately represent the principal amount of notes that you are willing and prepared to purchase.

We may extend or cancel any auction of notes.

              We reserve the right to extend, one or more times up to a specified maximum, any auction past its scheduled end. We also may cancel an auction, in our sole discretion, at any time. Accordingly, you may not receive any or all of the notes for which you bid. See "The Auction Process—Allocation."

In the event that the market-clearing interest rate reaches the minimum interest rate (in the case of auctions based on interest rate bidding) or the market-clearing price reaches the maximum bid price (in the case of auctions based on price bidding) prior to the end of the auction as described in the applicable preliminary pricing supplement, then the auction will close immediately and the notes will be allocated by the auction process, subject to acceptance in our discretion.

              In the event that the market-clearing interest rate reaches the minimum interest rate (in the case of auctions based on interest rate bidding), or the market-clearing price reaches the maximum bid price (in the case of auctions based on price bidding) prior to the scheduled end of the auction as described in the applicable pricing supplement, then the auction will close immediately and the notes will be allocated by the auction process, subject to acceptance in our discretion. Accordingly, there is no assurance that the auction will remain open for the full scheduled time and you should carefully monitor your bids and the market-clearing interest rate or market-clearing price, as the case may be, throughout the auction process. As a result, your ability to bid or receive an allocation of notes may be limited by the actions of other bidders. In this case, we generally expect to settle payments on the third business day following an early close of an auction, and you will be required to pay for notes at that time, which will be earlier than the scheduled settlement date shown on the auction website before and during the auction.

Any auction may take place and end while debt and equity markets in the United States are still open, and, as a result, factors that you may take into account in determining the price for the notes may change after you submit a bid.

              Our auctions often take place over the course of several days. Debt and equity markets in the United States will be open during such auctions and, in certain circumstances, after the submission deadline. As a result, factors which you may have used to determine the price at which you bid for the notes—for example, the yield to maturity of U.S. Treasury securities or securities of other issuers with similar maturities or spreads based on rates of other securities—may change after you submit a bid.

The auction process may result in less interest rate or price-sensitive investors playing a larger role in the determination of the public offering price and constituting a larger portion of the investors in the notes offered, and, as a result, the secondary market valuations of notes may be less than the public offering price established in an auction for the notes offered.

              In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations of securities in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to interest rate or price when participating in the auction process. Because of the auction process, these less sensitive investors may have a greater influence in setting the market-clearing interest rate or market-clearing price and may represent a higher level of participation in this offering than is normal for other public offerings. This, in turn, could result in secondary market valuations for our notes being less than the public offering price established in an auction for the notes offered. As a result, the value of the notes may decrease after the completion of an offering. Also, because professional investors may have a substantial degree of influence on the secondary market valuation of notes over time, the value of the notes may decline and may not recover after an offering. At the same time, certain investors may be less likely to actively trade notes in the market than professional investors, which could also adversely affect the liquidity and the value of the notes in the future.

You should not expect to sell your notes after the conclusion of an offering, and you may not be able to resell notes purchased in an auction or without incurring a loss. Bids should not be submitted where you seek short term trading gains.

              The market-clearing interest rate or market-clearing price established in an auction may bear little or no relationship to market demand or liquidity for our notes following such an offering, or the price at which investors in the auction may resell the notes. Following an auction, the price of the notes may decline. If your objective is to make a short-term profit by selling your notes after the conclusion of an auction, you should not submit a bid in an auction. We believe many bidders will seek to hold notes to maturity, and will not be active traders, which is expected to limit secondary trading volumes in the notes. You may not be able to resell notes purchased in an auction or without incurring a loss. See "Risks Related to the Notes—An active trading market may not develop for the notes."

The aggregate principal amount of notes actually sold in a particular auction may be substantially higher or lower than any estimate provided in a preliminary pricing supplement on the auction website.

              We may issue an indeterminate amount of notes pursuant to this program supplement. We will indicate in a pricing supplement the principal amount of notes we expect to offer in a given auction. If we determine to sell more notes of a particular tranche than we initially indicate in the applicable pricing supplement, our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes and a loss in the trading value of your notes, if any. If we sell fewer notes than we initially indicate, the liquidity of your investment may be adversely affected.

We may reopen any tranche of notes, and offer additional notes at any time using a different market-clearing auction mechanism than the initial auction of notes.

              We may reopen any tranche of notes and offer additional notes of the same tranche having the same interest rates and other terms as the notes issued in the original auction, except for the offering price of such notes, the remaining term to maturity, and interest to the next interest payment date. For reopened tranches of notes, we may use the auction platform to determine a market-clearing price in a new auction, even if we used a market-clearing interest rate in the initial auction. Accordingly, the auctions may result in different yields to investors in the same tranche of notes depending on in which auction the notes were purchased.

In the case of auctions based on price bidding, while you may submit bids based on either a percentage of principal amount or yield to maturity, winning bids will be determined by bids based on the percentage of principal amount. Accordingly, even if you submit a bid based on yield to maturity at the market-clearing price, it is possible that you may not be allocated any notes.

              In the case of auctions based on price bidding, you may submit bids based on either price as a percentage of the principal amount per note (at up to six decimal places or as otherwise set forth in an applicable pricing supplement or other information furnished by us) or yield to maturity (at up to three decimal places or as otherwise set forth in an applicable pricing supplement or other information furnished by us). If you submit a bid based on price as a percentage of the principal amount of the note, the auction screen will also display the equivalent yield; and if you submit a bid based on the yield to maturity, the auction screen will also display the equivalent price as a percentage of the principal amount. However, as a result of rounding, different purchase prices as a percentage of principal amount that vary by only a small amount may be displayed as the same yield to maturity. The auction process will determine the market-clearing price, and thus the allocation of notes, based on purchase price as a percentage of principal amount per note, not yield to maturity. As a result, if you place a bid based on yield to maturity at the market-clearing price, you may not be allocated any notes in the auction. For example, assume that the interest rate on notes that mature four years after settlement is 3.00% and the auction results in a market-clearing price of 99.000000. Rounded to three decimal places, this market-clearing price converts into a yield to maturity of 3.269%. If you submit a bid based on yield to maturity at 3.269%, this would convert to a purchase price as a percentage of principal amount per note of 98.999017, and thus, you would not be allocated any notes in the offering.

Submitting bids through brokers or having an underwriter or selected dealer submit bids on your behalf may require that bidders act sooner and comply with earlier deadlines to submit or, to the extent permitted, modify their bids.

              Potential investors may choose to bid in an auction through their own broker-dealer or, unless otherwise indicated in the applicable pricing supplement, request an underwriter or one of the selected dealers to bid on their behalf. In addition, brokers who are not an underwriter or a selected dealer will need to submit their bids, either for their own account or on behalf of their customers, through an underwriter or a selected dealer that has determined, in its sole discretion, to submit bids for customers that request that service. You should note that any underwriter or selected dealer that submits bids on behalf of customers (including brokers) will impose earlier submission and modification deadlines than those that are applicable to bidders bidding directly on the auction website, and may restrict or preclude modifications in some circumstances. As a result of such earlier submission or modification deadlines, or such modification restrictions, potential investors who submit bids indirectly will need to submit or modify (to the extent permitted) their bids earlier than other bidders, and it will be more difficult for such bids to be modified (to the extent permitted). Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you wish to bid with respect to such deadlines. Bids that are submitted indirectly through other persons rather than directly on the auction platform may be subject to additional systemic or operational risks arising from such other persons' systems or operations, or delays or failures in communications, including the internet.

The auction service provider may experience difficulties with the auction platform, which may disrupt the ability of bidders to place bids, particularly during periods of expected high volume such as those at the end of the auction.

              If numerous bidders try to access the auction platform and submit bids simultaneously, there may be a delay in receiving and/or processing their bids. Bidders should be aware that auction website capacity limits may prevent last-minute bids or changes to bids from being received by the auction website and should plan their bidding strategy accordingly. The auction platform is also subject to potential communications and internet delays and failures, beyond the control of us, the underwriters, selected dealers or the auction service provider. We cannot guarantee that any submitted bid will be received, processed and accepted during the auction period or will be allocated any notes.

Risks Related to the Company

              For risks related to the Company, refer to the risk factors included in the Company's most recent Annual Report on Form 10-K as filed with the SEC, as revised or supplemented by any subsequent Quarterly Report on Form 10-Q filed with the SEC.

SUPPLEMENTAL USE OF PROCEEDS

              Unless otherwise indicated in the applicable pricing supplement, we intend to use the net proceeds from the sale of any notes for general corporate purposes.

CAPITALIZATION

              The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2013, and as adjusted to reflect our issuance of $700.0 million of senior notes due 2019 on November 19, 2013.

	As of September 30, 2013
(in thousands, except share amounts)	Actual	As adjusted
Cash and cash equivalents	$221,680	$915,581
Restricted cash	85,516	85,516

Existing debt financing, net of discounts	5,466,278	5,466,278
3.375% Senior Notes due 2019	—	700,000
Debt financing, net of discounts	5,466,278	6,166,278

Shareholders' equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized, no shares issued or outstanding, actual and as adjusted	—	—
Class A Common Stock, $0.01 par value; 500,000,000 shares authorized, 99,924,963 shares issued and outstanding	991	991
Class B Non-Voting Common Stock, $0.01 par value; 10,000,000 shares authorized, 1,829,339 shares issued and outstanding	18	18
Paid-in capital	2,202,731	2,202,731
Retained earnings	257,066	257,066

Total shareholders' equity	2,460,806	2,460,806

Total capitalization	$7,927,084	$8,627,084

DESCRIPTION OF NOTES

              We summarize below the terms of the notes we may issue from time to time on a continuous basis under our Medium-Term Note Internet Auction Program. The following description supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities described in the accompanying prospectus supplement, and we refer you to that description. We will provide specific terms of the notes which we may offer in pricing supplements, including preliminary term sheets, to this program supplement and the accompanying prospectus supplement and prospectus. As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this program supplement or the accompanying prospectus supplement and prospectus, your pricing supplement will control with regards to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note. Certain terms used in this program supplement have the meanings given to those terms in the prospectus supplement.

              The notes will be issued pursuant to an indenture dated as of October 11, 2012 (the "original indenture"), among us, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, as supplemented by the third supplemental indenture dated as of the date on which notes are first issued pursuant to this program supplement (the "third supplemental indenture") among us, as issuer, Deutsche Bank Trust Company Americas, as trustee, and Zions First National Bank, as authenticating and paying agent. In this program supplement, we refer to the original indenture, as supplemented by the third supplemental indenture, as the "indenture."

General Features of the Notes

              The following description of the notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement. The indenture and the notes do not limit the number of tranches of notes or the aggregate amount of any particular tranche that we may issue. All notes issued pursuant to the indenture (as it may be amended or supplemented) will be treated as a single series of notes, and each issuance will be treated as a separate tranche of such series. Also, if we issue notes having the same terms in a particular offering, or intend to issue notes in that offering over time, we may issue notes in that offering and at a later date "reopen" that offering and offer additional notes of the same tranche. Unless otherwise specified or required, all affected notes issued pursuant to the indenture will vote as a single class. We may offer the notes on a continuous basis.

              Unless otherwise specified in the applicable pricing supplement, the notes will have the following terms:

              Maturity.    The notes will have maturities of six months or more from the date of issue.

              Interest.    Each note will bear interest from the issue date at a fixed rate. Interest on each note will be payable semiannually on each interest payment date and on the maturity date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

              Principal.    The principal amount of the notes will be payable on the maturity date of those notes.

              Global Form and Book-Entry Issuance.    The notes will be issued only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary for the notes, or "DTC" or the "depositary" except as specified in "—Book-Entry Issuance" in the accompanying prospectus supplement. As used in this program supplement, the term "holder" means those who own notes registered in their own names and not those who own beneficial interests in notes issued in "book-entry" form through the depositary. For more information on certificated and global notes, see "—Book-Entry Issuance" in the accompanying prospectus supplement.

              Listing.    The notes will not be listed on any exchange or made available for quotation or any quotation system.

              Redemption and Repurchase by the Company.    The notes may be called and redeemed by us at our option as specified in the applicable pricing supplement. Except for repurchase pursuant to a Change of Control Repurchase Event (if applicable) and unless otherwise specified in the applicable pricing supplement, the notes will not be subject to repurchase at the option of the holder at any time.

              Ranking.    The notes will be unsecured and will:

  •
  rank pari passu or equally with our existing and future senior debt;

  •
  be structurally subordinated to all existing and future liabilities of our subsidiaries, including any guarantees of our debt by our subsidiaries;

  •
  be effectively subordinated to our existing and future secured indebtedness; and

  •
  rank senior to any of our obligations that rank junior to our senior debt.

              OID.    Notes offered under this program supplement may be issued with more than a de minimis amount of OID for U.S. federal income tax purposes, which we refer to as "original issue discount notes." For additional information regarding the United States federal tax considerations of original issue discount notes, see "Certain Material United States Federal Income Tax Consequences."

Sale of Additional Notes Concurrently with Auction Notes

              Notwithstanding any fixed or maximum principal amount of notes specified in a pricing supplement, we and the underwriters each reserve, in our and their sole discretion, the right to offer and sell additional notes after completion of the auction, to be issued concurrently with the notes sold in such auction, as part of the same tranche and having the same terms and public offering price of the notes offered and sold in such auction.

Redemption and Repurchase

              If we indicate in the pricing supplement relating to a note, such note will be redeemable at our option on a date or dates specified prior to the stated maturity at a price or prices described in the applicable pricing supplement, together with accrued interest to the date of redemption. The notes will not be subject to any sinking fund. We may redeem any of the notes which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than five business days' notice.

              We may at any time purchase notes at any price in the open market or otherwise. Notes we purchase in this manner may, at our discretion, be held, resold or surrendered to the authenticating and paying agent for cancellation.

              Except for repurchase pursuant to a Change of Control Repurchase Event (if applicable) and unless otherwise specified in the applicable pricing supplement, the notes will not be subject to redemption or repurchase at the option of the holder at any time. If the applicable pricing supplement specifies a holder's right of redemption or repurchase, in order for a note to be redeemed or repurchased, the authenticating and paying agent must receive at the principal office of the Corporate Trust Department of the authenticating and paying agent in Salt Lake City, Utah at least 30 days, but not more than 60 days, prior to the specified redemption or repurchase date notice of the holder's exercise of its redemption or repurchase option as specified in the note. Exercise of the redemption or repurchase option by the holder of a note will be irrevocable. The redemption or repurchase option may be exercised by the holder of a note for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after redemption or repurchase, if any, is an authorized denomination.

              DTC or its nominee will be the holder of global notes and therefore will be the only entity that can exercise a right to redemption or repurchase with respect to those notes. In order to ensure that DTC or its nominee will timely exercise a right to redemption or repurchase with respect to a particular global note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to redemption or repurchase. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which the instruction must be given in order for timely notice to be delivered to the depositary.

Repurchase Upon Change of Control Repurchase Event

              Unless otherwise indicated in the applicable pricing supplement, upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem, if any, each holder of notes will have the right to require us to purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such payment date.

              Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to provide a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the "Change of Control Payment Date"). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if such Change of Control is consummated after such proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer within 30 days following the later of the consummation of such Change of Control or Below Investment Grade Rating Event.

              Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

              If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the person in whose name a note is registered at the close of business on such record date.

              We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

              We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the indenture by virtue of the conflict.

              The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the consolidated assets of us and our subsidiaries taken as a whole under certain circumstances. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of our property or assets. As a result, it may be unclear as to whether a Change of Control has occurred and whether we are obligated to make an offer to repurchase the notes as described above. Certain provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

              Unless otherwise indicated in the applicable pricing supplement, the notes shall be subject to the covenants below. Capitalized terms used in the following covenants are defined under "Certain Definitions" below.

Limitation on Liens

              Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary's property, tangible or intangible, real or personal (hereinafter "property"), without thereby expressly securing the notes (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Lease, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, the notes will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the Issue Date or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

                  (1)   any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

                  (2)   any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

                  (3)   Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

                  (4)   a banker's lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

                  (5)   any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the Issue Date or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

                  (6)   other Liens not permitted by any of subsections (1) through (5) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (6) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (6) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

              This covenant does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Merger and Consolidation

              We will not consolidate with or merge with or into or wind up into (whether or not we are the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets, in one or more related transactions, to any person unless:

                  (1)   the resulting, surviving or transferee person (the "Successor Company") is a person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

                  (2)   the Successor Company (if other than us) expressly assumes all of our obligations under the notes and the indenture pursuant to a supplemental indenture;

                  (3)   immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

                  (4)   we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the indenture.

              For the purpose of this covenant, Aircraft Assets leasing in the ordinary course of our business shall not be considered the leasing of "all or substantially all" of our assets.

Form and Denomination

              Your note will be issued in registered form in an authorized denomination. Unless otherwise indicated in the applicable pricing supplement, the authorized denomination will be $1,000 and integral multiples of $1,000. Your note will be issued in book-entry form and represented by a global note or a master global note which will be deposited with the authenticating and paying agent as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC. You should read the section "Book-Entry Issuance" for information about this type of arrangement and your rights under this type of arrangement.

Currency

              Unless otherwise specified in the applicable pricing supplement, the notes will be payable in U.S. dollars.

Payments on the Notes

              If interest is due on a note on an interest payment date, we will pay the interest to the person in whose name the note is registered at the close of business on the regular record date relating to the interest payment date as described under "—Payment and Record Dates for Interest" below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment or, in the case of a global note, in accordance with the applicable policies of the depositary.

    Payment and Record Dates for Interest

              Unless we specify otherwise in the applicable pricing supplement, interest on any fixed rate note will be payable semiannually and at maturity, and the regular record date relating to an interest payment date for any fixed rate note will be the 15th calendar day immediately preceding that interest payment date. Unless we specify otherwise in the applicable pricing supplement, the regular record date relating to an interest payment date for any floating rate note will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

              Unless we specify otherwise in this program supplement or in the applicable pricing supplement, the term "days" refers to calendar days.

              Business Day.    Unless we specify otherwise in the applicable pricing supplement, the term "business day" means Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or required by law or executive order to close.

              In all cases, if the stated maturity date or any earlier redemption date or repayment date with respect to a note falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repurchase date, as the case may be.

    How We Will Make Payments Due

              We will follow the practice described in this subsection when paying amounts due on the notes.

              Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Book-Entry Issuance—Global Notes"

              Payments on Non-Global Notes.    We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the authenticating and paying agent's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

              Alternatively, if a non-global note has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

              Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

    Paying Agent

              We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global book-entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Zions First National Bank, at its principal office in Salt Lake City, Utah, as the paying agent for the notes as described below. We will notify you of changes in the paying agents.

    Unclaimed Payments

              Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Indenture, Trustee, Authenticating and Paying Agent

              The notes will be issued pursuant to the indenture. The authenticating and paying agent will serve as authenticating agent, registrar and transfer agent, unless we appoint a different entity for those roles. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.

              The statements in this program supplement and the related pricing supplements concerning the notes and the indenture are not complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture. Whenever we refer to particular provisions of the indenture or the defined terms contained in the indenture, those provisions and defined terms are incorporated by reference in this program supplement and any applicable pricing supplement. A copy of our indenture has been filed with the Securities and Exchange Commission as part of our registration statement. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain a copy.

Events of Default

              In lieu of the description provided in the accompanying prospectus, "Events of Default" with regard to any tranche of notes will be as follows:

                  (1)   default in any payment of interest on such tranche when due, which default continues for a period of 30 days;

                  (2)   default in the payment of principal of, or premium, if any, on such tranche when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (3)   default in the performance, or breach, of any covenant or warranty of the Company in the indenture with respect to the notes (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this section specifically addressed or which covenant or warranty has been included in the indenture solely for the benefit of one or more tranches of notes other than the notes), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of all outstanding notes affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

                  (4)   default under any mortgage, indenture (including the indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereinafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $100.0 million (the "Threshold Amount") when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto (such default, a "payment default"), or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable (such default, an "acceleration default"); provided, however, that in connection with any series of the Convertible Notes, (a) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (b) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (c) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

                  (5)   certain events of bankruptcy, insolvency or reorganization of the Company and, in the case of an involuntary insolvency proceeding, such proceeding remains unstayed for a period of 90 consecutive days.

              If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes affected thereby may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable by notice in writing to the Company (and to the trustee if given by holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

              In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the default or defaults triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (i) the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all Events of Default with respect to notes, except non-payment of principal of, or premium, if any, or interest on, the notes that have become due solely by such declaration of acceleration of the notes of such tranche, have been cured or waived as provided below in "Description of Notes—Amendments and Waivers."

              If an Event of Default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

              The holders of a majority in principal amount of the outstanding notes affected thereby, voting together as a single class, may waive all past defaults, but may not waive a continuing default (a) in the payment of the principal of, premium, if any, or interest on any note held by a non-consenting holder (including in connection with a Change of Control Repurchase Event), or (b) in respect of a covenant or provision hereof that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. Pursuant to the terms of the indenture, the holders of a majority in principal amount of outstanding notes affected thereby, voting together as a single class, may rescind and annul a declaration of acceleration (and its consequences) with respect to notes if (a) the Company has deposited with the trustee a sum sufficient to pay all principal, premium, interest and funds advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee, its agents and its counsel, (b) all Events of Default with respect to such notes, except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived pursuant to the indenture and (c) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

              Any application by the trustee for written instructions from the requisite amount of holders may, at the option of the trustee, set forth in writing any action proposed to be taken or omitted by the trustee under the indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The trustee shall not be liable for any action taken by, or omission of, the trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the trustee shall have received written instructions from the requisite amount of holders in response to such application specifying the action to be taken or omitted.

              Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

                  (1)   such holder has previously given the trustee written notice that an Event of Default is continuing;

                  (2)   the holders of at least 25% in principal amount of the then outstanding notes affected thereby have directed the trustee in writing to pursue the remedy;

                  (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

                  (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5)   the holders of a majority in principal amount of the then outstanding notes have not given the trustee a written direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

              Subject to certain restrictions, the holders of a majority in principal amount of the then outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with any law, rule, regulation or court order or the indenture or the notes, or that the trustee determines in good faith is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

              Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture and the notes at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

              The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee will provide each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold from the holders notice of any continuing default if the trustee determines in good faith that withholding the notice is in the interests of the holders. In addition, the Company is required to deliver to the trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Amendments and Waivers

              The indenture and the notes may be amended as described in the accompanying prospectus under "Description of Debt Securities—Modification and Waiver"; provided that no amendment, supplement or waiver may, without the consent of each holder of notes affected, change the time at which any note may be redeemed or repurchased as described above under "Redemption and Repurchase" or "Repurchase Upon Change of Control Repurchase Event," whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of "Change of Control" or "Below Investment Grade Rating Event"); and provided further that, without the consent of any holder, the Company and the trustee may amend the indenture and the notes to add to or change any of the provisions of the indenture or the terms of the notes to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form, only if, in each case in this proviso, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code.

Transfer and Exchange

              The notes may be registered for transfer or exchange at the principal office of the authenticating and paying agent in Salt Lake City, Utah in accordance with the indenture. The registrar and the authenticating and paying agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the registrar. No service charge will be imposed by us, the authenticating and paying agent or the registrar for any registration of transfer or exchange of notes, but holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption with respect to notes to be redeemed.

              The registered holder of a note will be treated as the owner of it for all purposes.

Certain Definitions

              The following defined terms are applicable to the notes in addition to any other defined terms in the indenture governing the notes that are not defined herein. To the extent any term defined herein or in the supplemental indenture is inconsistent with a defined term in the base indenture, this program supplement and the supplemental indenture shall govern.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Aircraft Assets" means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

              "ALC Maillot" means ALC Maillot Jaune Borrower, LLC, a Delaware limited liability company.

              "ALC Warehouse" means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

              "Below Investment Grade Rating Event" means that at any time within 60 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company's intention or that of any Person to effect a Change of Control, the rating on the notes is lowered, and the notes are rated below an Investment Grade Rating, by (1) one Rating Agency if the notes are rated by less than two Rating Agencies, (2) both Rating Agencies if the notes are rated by two Rating Agencies or (3) at least a majority of such Rating Agencies if the notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

              "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

              "Capital Stock" of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

              "Change of Control" means the occurrence of any one of the following:

  •
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

  •
  the consummation of (i) any consolidation or merger of the Company pursuant to which the Company's Common Stock will be converted into the right to obtain cash, securities of a

    Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of "all or substantially all" of the Company's consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company's Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

  •
  the adoption of a plan relating to our liquidation or dissolution.

              "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

              "Consolidated Tangible Assets" at any date means the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the SEC or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

              "Convertible Notes" means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

              "ECA Indebtedness" means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Export Credit Agencies" means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d'Assurance pour le Commerce Exterieur, Her Britannic Majesty's Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

              "Investment Grade Rating" means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency.

              "Issue Date" is the date provided in the applicable pricing supplement.

              "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

              "Non-Recourse Indebtedness" means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

              "Rating Agency" means S&P and any additional rating agency that provides a rating with respect to the notes and is a "nationally recognized statistical rating agency" as defined in Section 3(a)(62) of the Exchange Act ("NSRO"); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NSRO.

              "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Financial, Inc.

              "Special Purpose Aircraft Financing Entity" means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets (including the purchase of Special Purpose Aircraft Financing Entities) or the cost of construction, repair, refurbishment, modification or improvement thereof.

              "Subsidiary" of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

              "Voting Stock" means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

              "Warehouse Facility Indebtedness" means indebtedness under (A) that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013, among ALC Warehouse, the lenders party thereto and Credit Suisse AG, New York Branch, as Agent, and (B) (1) that certain Credit Agreement, dated as of March 8, 2012, among ALC Maillot, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent; and (2) that certain Liquidity Facility Agreement, dated as of March 8, 2012, among ALC Maillot, Credit Agricole Corporate and Investment Bank, as liquidity facility provider, and Credit Agricole Corporate and Investment Bank, as administrative agent, in the case of each of the foregoing clauses (A) and (B) as may be amended, supplemented, extended, refinanced, renewed or replaced.

Governing Law

              The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

THE AUCTION PROCESS

              We will use the auction platform of the auction service provider to set certain terms of the notes and the allocation of the notes among bidders, which we refer to as the "auction process." We will use the auction process to determine the aggregate principal amount of notes to be sold in an auction and the allocation of notes among bidders and to determine the interest rate (in the case of auctions based on interest rate bidding) or public offering price (or, equivalently, yield) (in the case of auctions based on price bidding) of our notes. The auction process will involve a modified "Dutch auction," where the auction service provider's auction website will receive bids at or below a maximum interest rate per note (in the case of auctions based on interest rate bidding) or at or above a minimum price (or, equivalently, a maximum yield) per note (in the case of auctions based on price bidding), as described in the applicable pricing supplement.

              The auction process will determine the market-clearing interest rate or market-clearing price, as the case may be, for the sale of the notes offered in such auction and, if we choose to proceed with the offering, the auction process will allocate notes to the successful bidders. The market-clearing interest rate or market-clearing price, as the case may be, determined by the auction platform, may be different from, or bear little or no relationship to, the interest rate or price that would be established using traditional methods. You should carefully consider the risks of the auction process described under "Risk Factors—Risks Related to the Auction Process."

              The auctions will be held on the website www.auctions.zionsdirect.com (the "auction website"). The following describes how the auctions will be conducted.

              We and the underwriters each reserve the right to change the terms of any auction from those described herein and such changes will be described in a pricing supplement, or disclosed by us or the underwriters on the auction service provider's auction website. Among other things, we, the underwriters and the auction service provider may also establish additional rules or procedures governing any auction, the manner of submitting bids, qualifying as a bidder and settling purchases of notes allocated as a result of an auction, which will be described in a pricing supplement. Any auction may be extended or terminated as described below.

              Prior to the commencement of any given auction, we or the underwriters will make available to potential investors, by posting on the auction website, a prospectus supplement and program supplement, including a pricing supplement with respect to that auction. These disclosures will specify, among other things:

  •
  the aggregate principal amount of the tranche of notes that we are auctioning (in an auction with a fixed auction amount) or the minimum and maximum principal offered (in an auction with a range) applicable to such auction (in each case, as described in more detail below under "—Auction Amount");

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  whether bids for that auction are to be submitted based on interest rate or price;

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  whether or not non-competitive bids will be permitted;

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  any minimum or maximum interest rate or minimum or maximum price (and equivalent maximum or minimum yield) at which bids may be submitted;

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  the auction commencement time and the auction period;

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  in an auction with a minimum and a maximum principal offering amount, the end of the sizing period (see "—Auction Amount" below for an explanation of the sizing period process); and

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  information regarding any other method through which we may be offering the notes.

              We reserve the right to reopen a tranche of notes one or more times, and use the auction process to set the market clearing price on the reopened notes, and such market clearing price may be different from that used in the initial auction, in which case the total amount of notes of that tranche that we may issue could be significantly greater than the auction amount initially offered and sold.

Date, Time and Location of Auction

              The auctions will be hosted on the auction website, and will be open for the period of time specified in the applicable pricing supplement. The auction period may be extended and auctions may be terminated at any time. Also, if the market-clearing interest rate reaches the minimum interest rate (in the case of auctions based on interest rate bidding), or the market-clearing price reaches the maximum bid price (in the case of auctions based on price bidding) prior to the scheduled end of the auction, the auction will close immediately and the notes will be allocated, subject to acceptance in our discretion. See "—Auction Bidding Process; Irrevocability of Bids."

Registration and Qualification of Bidders; Suitability

              To bid in an auction, any prospective investor must obtain a bidder ID, either from an underwriter or selected dealer, or by going directly to the auction website, and become a registered and qualified bidder, which may be done in the following manner:

  •
  Using the bidder ID previously obtained, you can register and qualify directly on the auction website;

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  Alternatively, unless otherwise specified in the applicable pricing supplement, you may request an underwriter or selected dealer to place a bid on your behalf if, in its discretion, such underwriter or selected dealer is willing to provide such service; or

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  Contact your own broker-dealer, which itself must then either register and qualify on the auction website or place a bid through an underwriter or selected dealer if, in its discretion, such underwriter or selected dealer is willing to provide such service.

              Individual bid limits may be imposed with respect to any given auction either by the auction platform or by an underwriter or selected dealers. Prospective bidders who want to bid for more than their individual limit should contact the person indicated on the auction website or their applicable underwriter or selected dealer. Adequate time should be allowed for any such request to be processed and any additional information required to be collected and submitted. There is no assurance that any such request will be authorized.

              An overall maximum bid quantity may be established for all registered bidders as to the number of notes for which any registered bidder may bid. An overall maximum bid quantity will limit the total dollar amount that any bidder may bid in a certain auction, regardless of whether the bidder was approved for an individual maximum bid limit in excess of the overall maximum bid quantity. See the applicable pricing supplement relating to an auction for overall maximum bid quantities. The overall maximum bid quantity may be limited by any individual maximum bid limit to which a particular registered bidder may be subject on an individual basis.

              As described below under "—Auction Bidding Process; Irrevocability of Bids," bidders bidding directly at the auction website is allowed to place one or more separate, concurrent bids. Bidders using an underwriter, selected dealer or broker to submit their bids, may be subject to additional requirements or limitations that may be imposed by the underwriter or selected dealer. However, a bidder will not be able to successfully place aggregate "in-the-money" bids that exceed the bidder's then current individual bid limit. Any bids submitted that would cause a bidder to exceed such bidder's then current individual bid limit will only be accepted to the extent the total amount of such bid is within such bid limit. See "—Auction Bidding Process; Irrevocability of Bids" for more information about these limitations.

              A prospective bidder, to participate as a "qualified bidder" in an auction, must (1) register to have a bidding account and (2) satisfy and agree to the applicable terms and conditions specific to each auction. Prospective bidders will be required to answer certain questions that indicate that such bidder has accessed or received the offering materials and understands the risk of investing in the notes and that the notes are suitable for such bidder. In addition, by registering to bid in the auctions, a prospective bidder will be deemed to represent and warrant to us that such bidder's bid is submitted for and on behalf of such prospective bidder for its own account, or by an officer or agent who is duly authorized to bind the prospective bidder and that any bid is a legal, valid and enforceable contract with respect to the bid for, and purchase of, our notes.

              Our notes may not be a suitable investment for you, even if you qualify to participate in an auction. Moreover, even if you qualify to participate in an auction and place a bid, you may not receive an allocation of notes in our offering for a number of reasons described in this program supplement. See "Risk Factors—Risks Related to the Auction Process—Even if you submit a bid that is equal to the market-clearing interest rate (in the case of auctions based on interest rate bidding) or market-clearing price (in the case of auctions based on price bidding), you may not be allocated any or all of the notes for which you bid."

    STEP 1: Become a registered bidder

              (a)    Register to have a Bidding Account.    Individuals and institutions who wish to participate in the auctions by bidding themselves must have a bidding account. A bidding account gives you access to the auctions hosted by the auction service provider. Individuals and institutions first have to obtain a bidder ID, either from an underwriter or selected dealer or from the auction website. Once you have obtained a bidder ID, you may open a bidding account by going to the auction website at https://auctions.zionsdirect.com/user/register, filling in the required information and submitting the bidder registration information electronically. Other than information filed by us with the SEC as free writing prospectuses or pricing supplements, information included or referred to on, or otherwise accessible through, the auction website is not intended to form a part of or be incorporated by reference into this program supplement or the accompanying prospectus supplement and prospectus or any free writing prospectus. Bidder IDs obtained through an underwriter or selected dealer generally may be used only in one auction, unless the underwriter or selected dealer notifies you otherwise. Alternatively, unless otherwise specified in the applicable pricing supplement, an underwriter or selected dealer may, in its discretion, upon a customer's request, submit bids on behalf of its customers that request such service. Such potential investors or brokers who submit bids to purchase notes through their broker or indirectly through underwriters or selected dealers will not be able to bid directly for the notes on the auction website. See "Risk Factors—Submitting bids through brokers or having an underwriter or selected dealer submit bids on your behalf may require that bidders act sooner and comply with earlier deadlines to submit or modify their bids."

              (b)    Registration is only required once.    After successfully registering with the auction website as a bidder, a prospective bidder becomes a registered bidder for each auction. The auction website will confirm such bidder's successful registration. A prospective bidder is not obligated to submit a bid in any auction simply because that bidder has registered as a bidder on the auction website.

    STEP 2: Become a qualified bidder

              (a)    Qualifying for an auction.    After logging into the bidder's bidding account and selecting an auction from the calendar page, the bidder must qualify to participate in an auction. For such bidder to qualify to bid in an auction, the bidder must:

                  (1)   make certain acknowledgements regarding access or receipt of the offering documents for the selected auction in which the bidder wishes to participate;

                  (2)   verify certain suitability questions relating to an investment in the notes being auctioned; and

                  (3)   in certain cases, update the bidder's suitability profile.

Such review, verification, certification and authorization are acknowledged by clicking on the corresponding checkboxes and by clicking on "I Agree" on the webpage that appears when accessing an auction. Such certification and authorization is a requirement for bidders to qualify to participate in an auction. By satisfying and accepting the terms and conditions of the notes auction and authorizing updates in the suitability profile, if necessary, a bidder becomes able to participate in that specific auction. These suitability requirements are in addition to any other suitability requirements imposed by any broker-dealer (including the underwriters and selected dealers) on its customers.

              (b)    Qualifying for each auction.    Qualification to participate in a given auction does not transfer over to any other auction conducted on the auction website. Therefore, registered bidders are required to review and acknowledge the terms of each auction every time they wish to participate in a new auction.

              (c)    Successful Bidders.    If a bidder is successful and is allocated notes in an auction, the bidder must then provide additional information, and must have a brokerage account with an underwriter or a selected dealer, or with a broker-dealer that has an account with an underwriter or selected dealer.

              Each prospective bidder will be solely responsible for making necessary arrangements to access or causing its broker-dealer to access the auction website for purposes of submitting bids in a timely manner and in compliance with the requirements described in this program supplement and other offering documents, including any pricing supplement.

              Neither we, the underwriters, the selected dealers nor the auction service provider have any duty or obligation to register any prospective bidder, to provide or assure access to the auction platform to any prospective bidder or to qualify any person or entity for any auction. Neither we, the underwriters, the selected dealers, nor the auction service provider will be responsible or liable for a bidder's failure to register to bid or failure to qualify for an auction, proper operation of the auction website, or for any delays or interruptions related to the auction website, including any consequential, special or other damages.

              Interested investors may also submit bids to purchase notes through their broker. Brokers that wish to submit bids, either for their own account or on behalf of their customers, must first qualify and register either through an underwriter or selected dealer or directly at the auction website. Each broker that submits bids through the auction site will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the notes is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority ("FINRA"). If you do not meet the relevant suitability requirements, you will not be able to bid in an auction. Interested investors who submit bids to purchase notes through their broker will not be able to bid directly on the notes on the auction website. You should contact your brokerage firm to better understand how you may submit bids in an auction.

Auction Bidding Process; Irrevocability of Bids

              Auctions will be open to qualified bidders for the period of time specified in the applicable pricing supplement using an auction platform bidder ID and password obtained at the time of registration. The bidding period of time may be extended or may conclude before the scheduled end of an auction as described below. Bids must be submitted electronically at www.auctions.zionsdirect.com, the auction website, by bidders bidding directly, or through an underwriter or selected dealer. See "—Registration and Qualification of Bidders; Suitability" above.

              Bidding for notes will be on the basis of either the interest rate that you are willing to receive or the price that you are willing to pay, as described in the applicable pricing supplement. The auction site will permit you to bid on the interest rate or price you are willing to pay per note.

              Once you have submitted a bid, while that bid is "in-the-money", you may not then increase the interest rate at which you bid (in the case of auctions based on interest rate bidding), lower the bid price at which you bid (in the case of auctions based on price bidding) or lower the number of notes subject to your bid.

              If your bid is or becomes "out-of-the-money," you will be able to:

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  increase the number of notes you are bidding for (subject to your individual bid limit);

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  decrease the interest rate per note that you are willing to receive (in the case of auctions based on interest rate bidding); and/or

  •
  increase the price per note that you are willing to pay (or, equivalently, decrease the yield you are willing to receive) (in the case of auctions based on price bidding).

              Each bidder bidding directly at the auction website is allowed to place one or more separate, concurrent bids. Bidders who have an underwriter, selected dealer or broker bid for them, rather than bidding directly at the auction website, may be subject to limitations or requirements that may be imposed by the underwriter or selected dealer.

              Each bid may be made for different numbers of notes and for different interest rates (in the case of auctions based on interest rate bidding) or bid prices (in the case of auctions based on price bidding). A bidder who has one active bid will be able to bid up to his individual bid limit in that one bid. However, if a bidder has more than one active bid, the aggregate amount of "in-the-money" bids (as described below) cannot exceed that bidder's then current individual bid limit. Any bids submitted that would cause a bidder to exceed such bidder's then current individual bid limit will only be accepted to the extent the total amount of such bids is within such bid limit. Each bidder may only bid through an underwriter or one selected dealer (either directly or indirectly or through their broker-dealer) using one bidder ID for each auction. Bids placed in any other fashion may not be accepted.

              In an auction based on interest rate bidding, the individual bid limit for any given bidder is allocated first to the bid with the lowest "in-the-money" interest rate bid by such bidder, with the amount allocated equal to the stated principal amount of each note multiplied by the number of notes of such bid at that interest rate. Any remaining individual bid limit for that bidder is then allocated to the next lowest "in the money" interest rate bid by such bidder, with the amount allocated equal to the stated principal amount of each note multiplied by the number of notes bid at that interest rate, and so on until the individual bid limit assigned to that bidder has been reached. The bids of a bidder who has placed multiple bids may be deemed to be "in-the-money" only to the extent that:

                  (1)   the interest rate at which such bid was submitted is at or below the market-clearing interest rate; and

                  (2)   the aggregate dollar amount of the multiple bids that are "in-the-money" is less than or equal to that bidder's individual bid limit.

              In short, the maximum number of notes that a bidder may be allocated will be those notes designated as "in-the-money" by the auction website.

              In an auction based on price bidding, each bid must be specified to the nearest six decimal places or as otherwise set forth in an applicable pricing supplement. Further, the individual bid limit for any given bidder is allocated first to the highest "in-the-money" price per note bid by such bidder multiplied by the number of notes bid at that price (or if the bidder has placed a bid on the basis of yield, the price necessary to achieve that yield, given the terms of the notes). Any remaining individual bid limit for that bidder is then allocated to the next highest "in-the-money" price per note bid by such bidder multiplied by the number of notes bid at that price, and so on until the individual bid limit assigned to that bidder has been reached. The bids of a bidder who has placed multiple bids may be deemed to be "in-the-money" only to the extent that:

                  (1)   the price at which such bid was submitted is at or above the market-clearing price; and

                  (2)   the aggregate dollar amount of the multiple bids that are "in-the-money" is less than or equal to that bidder's individual bid limit.

In short, the maximum number of notes that a bidder may be allocated will be those notes designated as "in-the-money" by the auction website.

              Each separate bid is irrevocable when made, but may be modified as described above in order to increase the number of notes bid for, to decrease the interest rate (in the case of auctions based on interest rate bidding) or to increase the bid price (or decrease the yield) (in the case of auctions based on price bidding). There is no limit to the number of times that a bidder may improve an individual bid, unless the bid is designated as "in-the-money". In no event will a bidder be allowed to submit or modify a bid in a manner that would result in a reduction in that bidder's aggregate number of notes that are currently designated as "in-the-money". A modification of one bid does not modify any other bid. Because each bid is independent of any other bid, each bid may result in an allocation of notes; consequently, the sum of the number of notes bid upon in all bids should be no more than the total number of notes the bidder is willing to purchase.

              You should consider all the information in the applicable pricing supplement, this program supplement, the accompanying prospectus supplement and base prospectus and the documents incorporated herein and therein by reference in determining whether to submit a bid, the number of notes you are interested in purchasing and the interest rate (in the case of auctions based on interest rate bidding) or price (or yield) (in the case of auctions based on price bidding) at which you submit a bid.

How to Submit a Bid

              Each registered, qualified bidder can submit bids by logging in to the auction website at www.auctions.zionsdirect.com, and:

  •
  stating the number of notes that you seek to purchase;

  •
  stating the interest rate you are willing to receive for notes purchased at a price equal to the principal amount of such notes indicated (in the case of auctions based on interest rate bidding) or the purchase price per note (or, equivalently, the yield) at which you are willing to purchase the notes (in the case of auctions based on price bidding);

  •
  submitting your bid on the bid page by clicking "Submit"; and

  •
  reviewing your bid to ensure accuracy, checking the box to confirm accuracy and confirming your bid by clicking "Confirm."

              The auction system will not enter your bid as an official bid unless all these steps are completed in a manner consistent with the auction procedures.

              Once an investor submits a bid to the auction website, that bid will constitute an offer to purchase our notes on the terms provided for in the bid. By submitting a bid, a bidder agrees to receive all notifications required by law or regulation or provided for by the terms and conditions under which the notes are purchased and owned electronically at the last electronic address the bidder had provided.

              An underwriter or the selected dealers may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the earliest time specified in the pricing supplement or confirmation, by the broker-dealer holding your account, which will hold the notes purchased. An underwriter or the selected dealers may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the notes allocated to you by the auction process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur within three business days after the allocation of notes following the scheduled completion of an auction, or such later time as may be specified by us in the applicable pricing supplement.

              For purposes of the electronic bidding process at the auction website, the time as maintained on the auction website will constitute the official time of a bid. Bidders will be able to monitor the status of their bids as described more fully below. Bids submitted on the auction website must be received before the end of the period of time specified in the applicable preliminary pricing supplement, unless the auction is extended as described in the next paragraph.

              Each auction may have an "auction extension window" commencing at a specified amount of time prior to the originally scheduled end of the auction, and running until the actual end of the auction, during which time the auction may be extended if there is a change in the allocation of the notes being auctioned among qualified bidders (or change in purchase price or yield if specified in the applicable preliminary pricing supplement) (each, an "extension change"), for a specified amount of time (each, an "incremental extension period") commencing upon the occurrence of each successive extension change. The aggregate extensions shall not extend more than a specified maximum amount of time (the "aggregate extension period") beyond the originally scheduled end of the auction. Unless specified otherwise in the applicable pricing supplement for the particular auction, each auction's "auction extension window" and "incremental extension period" will be two (2) minutes each, and the "aggregate extension period" will be ten (10) minutes.

              Although the auction platform has been subjected to stress testing to confirm its functionality and ability to handle numerous bidders, we cannot predict the response of the potential investors to any issuance of notes pursuant to this program supplement. Bidders should be aware that if enough bidders try to access the platform and submit bids simultaneously, there may be a delay in receiving and/or processing their bids. Bidders should also be aware that general communications and internet delays or failures unrelated to the auction platform, as well as auction website capacity limits or failures may prevent bids, especially last minute bids, from being received on a timely basis by the auction website and should plan and effect their bidding accordingly. We cannot guarantee that any submitted bid will be received, processed and accepted during the auction process. See "Risk Factors—Risks Related to the Auction Process—The auction service provider may experience difficulties with the auction platform, which may disrupt the ability of bidders to place bids, particularly during periods of expected high volume such as those at the end of the auction."

              The auctions will be "open" auctions, with bidders being updated on the status of their bids relative to other bidders, as described in this paragraph. At no point during any auction, however, will bidders have access to other bidders' actual bids, and at no point will bidders have access to other bidders' identities. After submission and confirmation of bid quantity and interest rate (in the case of auctions based on interest rate bidding) or price (in the case of auctions based on price bidding), the auction website will indicate whether that bid is at that time a successful one, or "in-the-money."

              An "in-the-money" bid is a bid for such principal amount of notes that are bid at or below the market clearing interest rate per note (in the case of auctions based on interest rate bidding) or at or above the market clearing price (or at or below the equivalent yield) per note (in the case of auctions based on price bidding) and that would be accepted under the time stamp provisions described below if the auction ended at that particular time. A bid must be "in-the-money" at the close of the auction to be accepted.

              In order to monitor the progress of an auction, bidders may need to manually refresh the auction website's bid page to see whether their status has changed. This process will continue until the end of the auction, at which point the auction process will review the submitted bids and determine the auction purchasers and allocations, subject to acceptance in our discretion. See "Risk Factors—Risks Related to the Auction Process" in this program supplement.

              Also, if the market-clearing interest rate reaches the minimum interest rate (in the case of auctions based on interest rate bidding), or the market-clearing price reaches the maximum bid price (in the case of auctions based on price bidding) prior to the scheduled end of the auction, the auction will close immediately and notes will be allocated as discussed herein, subject to acceptance in our discretion.

Auction Amount; Sizing Period

              We may establish a fixed aggregate principal amount of notes that we are offering in an auction. In such an offering, this amount is the auction amount. Any fixed auction amount will be provided in the applicable pricing supplement. Unless otherwise specified in the applicable preliminary pricing supplement, if the number of notes subject to a bid is less than 50% of the fixed auction amount for such auction at the time of the scheduled end of the auction, then all valid bids will be rejected and we will not sell any notes in such offering. The amount of notes issued may be greater than the auction amount as described under "—Sale of Additional Notes."

              In the alternative, we may establish a minimum principal amount of notes offered, which we refer to as the minimum principal offered, and a maximum principal amount of notes offered, which we refer to as the maximum principal offered, in any auction (which will be provided in the applicable pricing supplement), in which case the amount that we actually sell (which is the auction amount in such auctions) will be determined by the auction in the following manner. If, prior to the time designated as the end of the "sizing period" of an auction in the applicable pricing supplement, we have received valid bids for at least the minimum principal offered, the auction amount will be equal to the amount of notes represented by valid bids received prior to the end of the sizing period, but in no event will the auction amount be greater than the maximum principal offered. This means that, if valid bids have been received for the minimum principal offered by the end of the sizing period, the auction amount will not increase any further after the earlier of (i) the end of the sizing period and (ii) the time that valid bids are received for the maximum principal offered.

              However, if, by the end of the sizing period, valid bids have not been received for at least the minimum principal offered, the sizing period will be extended until the earlier of (i) that time that valid bids are received for at least the minimum principal offered and (ii) the scheduled end of the auction as set forth in the applicable pricing supplement. If valid bids are received for at least the minimum principal offered by the scheduled end of the auction, the auction amount will be equal to the minimum principal offered; however, if bids are not received for at least the minimum principal offered, all valid bids will be rejected and we will not sell any notes in the auction.

              For example, assume that the minimum principal offered is 1,000 notes; the maximum principal offered is 2,000 notes; the auction is scheduled to begin at 9:00 a.m. and end at 5:00 p.m. on that same day; the end of the sizing period is designated as 4:00 p.m.; and the following represents all of the bids submitted in such auction:

Bidder	Number of Notes Represented by Bid	Time Stamp
A	400	10:00 AM
B	400	3:00 PM
C	400	4:50 PM
D	400	4:55 PM

              In this example, because bids for the minimum principal offered had not been received prior to 4:00 p.m., which is the designated end of the sizing period, the sizing period will be extended until the earlier of (i) that time that valid bids are received for at least the minimum principal offered and (ii) 5:00 p.m., the scheduled end of the auction. Moreover, because bids for the minimum principal offered had not been received prior to 4:00 p.m., the auction amount cannot be greater than the minimum principal offered of 1,000 notes. In this example, the sizing period ends at 4:50 p.m., the time when bids for at least the minimum principal offered had been received, and the auction amount is set at 1,000 notes at that time, even though bids for an aggregate of 1,200 notes had been received at that time.

              As another example, assume that the minimum principal offered is 1,000 notes; the maximum principal offered is 2,000 notes; the auction is scheduled to begin at 9:00 a.m. and end at 5:00 p.m. on that same day; the end of the sizing period is designated as 4:00 p.m.; and the following represents all of the bids submitted in such auction:

Bidder	Number of Notes Represented by Bid	Time Stamp
A	400	10:00 AM
B	400	3:00 PM
C	400	3:30 PM
D	400	3:45 PM
E	400	4:45 PM

              In this example, the auction amount is 1,600 notes, and the auction amount is set at 4:00 p.m., which is the designated end of the sizing period, because bids for at least the minimum principal offered had been received prior to the end of the sizing period. The auction amount is not 2,000 notes, because bidder E submitted its bid after the end of the sizing period, at which time the auction amount was finally determined.

              The scenarios above are examples only and should not be considered indicative of an appropriate or likely auction amount.

Maximum and Minimum Interest Rate

              In an auction based on interest rate bidding, we may establish a maximum and minimum interest rate for each auction. Any maximum and minimum interest rate for an auction will be provided in the applicable pricing supplement. Any interest rate bid above the maximum interest rate or below the minimum interest rate, if any, will be automatically rejected.

Market-Clearing Interest Rate

              In an auction based on interest rate bidding, all notes will be sold at the principal amount per note indicated, and the notes will bear interest at the market-clearing interest rate. If the number of notes for which bids are received in an auction is equal to or greater than 100% of the auction amount, which will be determined as described under "—Auction Amount," the market-clearing interest rate for our notes in such auction will be the lowest interest rate at which such auction amount is sold. The auction process will determine this interest rate by moving down the list of accepted bids in ascending order of interest rate until the total quantity of notes bid for is greater than or equal to the auction amount.

              For example, assume that the auction amount is 1,600 notes (either as a result of an auction with a fixed auction amount or as a result of the auction amount being determined as described in the second example under "—Auction Amount") and that the following bidders have bid as follows:

Bidder	Number of Notes Represented by Bid	Interest Rate Bid	Time Stamp
A	400	3.10%	10:00 AM
B	400	3.25%	3:00 PM
C	400	3.35%	3:30 PM
D	400	3.10%	3:45 PM
E	400	3.10%	4:45 PM

              In this example, 3.10% is not the market-clearing interest rate because only 1,200 of the notes offered could be sold with that interest rate at a purchase price equal to the principal amount indicated. Furthermore, 3.35% is not the market-clearing interest rate because, although all of the notes being offered will be sold with an interest rate below 3.35%, this is not the lowest interest rate at which the auction amount could be sold at a purchase price equal to the principal amount indicated. Instead, the auction amount in this example will be sold with a lower stated interest rate of 3.25% at a purchase price equal to the principal amount. Therefore, 3.25% is the market-clearing interest rate in this example. The entire auction amount will be sold with a stated interest rate equal to the market-clearing interest rate at a purchase price equal to the principal amount indicated, unless we decide, in our discretion, to refrain from selling any notes in the offering after the market-clearing interest rate has been determined. Even the notes that were bid for at 3.10% will be sold with a stated interest rate equal to 3.25% at a purchase price equal to the principal amount indicated. Bidder A, Bidder B, Bidder D and Bidder E will each be awarded 400 notes with a stated interest rate on the notes of 3.25%. Bidder C will not be awarded any notes in this auction.

              The market-clearing interest rate may be different from, and have little or no relationship to, the interest rate that would be established using other offering methods, or that would result based on reference to other interest rates on, or spreads to, other debt instruments such as U.S. Treasury securities. The scenario above is an example only and should not be considered indicative of an appropriate or likely market-clearing interest rate of our notes.

Minimum and Maximum Price

              In an auction based on price bidding, we may establish a minimum price (and equivalent maximum yield) and a maximum price (and equivalent minimum yield) at which bidders may submit bids for each auction. Any such minimum price (and equivalent maximum yield) and maximum price (and equivalent minimum yield) for an auction will be provided in the applicable pricing supplement. Any bid submitted at a price below the minimum price (and above the maximum yield) or above the maximum price (and below the minimum yield), if any, will be automatically rejected. Even if we set a minimum price in an auction, the notes offered in that auction may still be treated as issued with original issue discount for U.S. federal income tax purposes. See "Certain Material United States Federal Income Tax Consequences."

Market-Clearing Price

              In an auction based on price bidding, all notes will be sold at the market-clearing price. If the number of notes for which bids are received in an auction is equal to or greater than 100% of the auction amount, which will be determined as described under "—Auction Amount," the market clearing price for our notes in such auction will be the highest price at which such auction amount can be sold. If a bidder chooses to submit a bid on the basis of yield, instead of price, that bid will be considered to be for the price necessary to achieve the bid yield given the other terms of the notes being offered. The auction process will determine this price by moving down the list of accepted bids in descending order of bid price until the total quantity of notes bid for is greater than or equal to the auction amount.

              For example, assume that the auction amount is 1,600 notes (either as a result of an auction with a fixed auction amount or as a result of the auction amount being determined as described in the second example under "—Auction Amount") and that the following bidders have bid as follows:

Bidder	Number of Notes Represented by Bid	Bid Price	Time Stamp
A	400	100.0	10:00 AM
B	400	99.9	3:00 PM
C	400	99.8	3:30 PM
D	400	99.9	3:45 PM
E	400	99.9	4:45 PM

              In this example, 100.0 is not the market-clearing price because only 400 of the notes offered could be sold at that price. Furthermore, 99.8 is not the market-clearing price because, although all of the notes being offered will be sold for prices over 99.8, this is not the highest price at which the auction amount could be sold. Instead, the auction amount in this example will be sold at the higher price of 99.9. Therefore, 99.9 is the market-clearing price in this example. The entire auction amount will be sold at the market-clearing price, unless we or the underwriters decide, in our or their sole discretion, to refrain from selling any notes in the offering after the market-clearing price has been determined. Even the notes that were bid for at 100.0 will be sold for 99.9. In this auction, the winning bidders will pay $999.00 for each note, which has a principal amount of $1,000. Bidder A, Bidder B, Bidder D and Bidder E will each be awarded 400 notes at a price of $999.0 per note. Bidder C will not be awarded any notes in this auction.

              The market-clearing price may be different from, and have little or no relationship to, the price that would be established using other methods, or that would result based on reference to other market yields or yields on, or spreads to, other debt instruments, such as U.S. Treasury securities. The scenario above is an example only and should not be considered indicative of an appropriate or likely market-clearing price of our notes.

Allocation

              During the auction, notes are allocated to bids with the lowest interest rate (in the case of auctions based on interest rate bidding) or highest price (or, equivalently, lowest yield) (in the case of auctions based on price bidding). Bids with the same interest rate or price (or yield), as the case may be, are allocated by time stamp in the auction process to the earliest bid. Once bids have been received for the auction amount in an auction, the allocation of notes being auctioned is determined first by interest rate or price (or yield), as the case may be, and second by time stamp. Bidders bidding below the market-clearing interest rate or above the market-clearing price, as the case may be, will be allocated the entire quantity of notes for which they bid; however, in no event will a bidder be allowed to successfully bid for a greater number of notes than the lesser of (1) the number of notes that that bidder's individual bid limit would permit based on the principal amount of the notes (in the case of auctions based on interest rate bidding) or the prices bid for such notes (in the case of auctions based on price bidding) and (2) the total number of that bidder's bids designated as "in-the-money" by the auction website. In the event that multiple bidders bid at exactly the market-clearing interest rate or market-clearing price, as the case may be, and the total quantity of notes for which they have bid exceeds the aggregate amount of notes not allocated to higher bidders, the auction service provider will allocate the remaining notes to the bids with the earliest time stamp. The notes will first be allocated to the bid with the earliest time stamp, then to the bid with the next earliest time stamp, and so on until all of the notes being offered are allocated to bidders. To preserve the bidder's earliest time stamp, a bidder will be required to use an additional bid row on the auction website to increase the number of notes bid for without decreasing the interest rate or improving the price. See "Risk Factors—Risks Related to the Auction Process—Even if you submit a bid that is equal to the market-clearing interest rate (in the case of auctions based on interest rate bidding) or market-clearing price (in the case of auctions based on price bidding), you may not be allocated any or all of the notes for which you bid."

              For example, in an auction based on interest rate bidding, assume that the auction amount is 1,000 notes and that the following bidders have bid as follows:

Bidder	Number of Notes Represented by Bid	Interest Rate Bid	Time Stamp
A	400	3.10%	11:00 AM
B	400	3.20%	10:00 AM
C	400	3.20%	10:30 AM

              In this example, 3.20% is the market-clearing interest rate because it is the lowest stated interest rate at which the auction amount could be sold at a purchase price equal to their indicated principal amount. Therefore, Bidder A is allocated all 400 notes bid for, because Bidder A's bid was lower than the market-clearing interest rate. This leaves 600 notes to be allocated to the bidders that bid at the market-clearing interest rate. Bidder B and Bidder C bid for an aggregate of 800 notes at the same interest rate. However, Bidder B has a time stamp that is earlier than Bidder C's time stamp. Therefore, the remaining 600 notes are allocated 400 first to Bidder B and the remaining 200 notes are allocated to Bidder C. Bidder B will be allocated 400 notes and Bidder C will be allocated 200 notes. This scenario is an example only and should not be considered indicative of an appropriate or likely market-clearing interest rate for our notes, the timing of bids or the course of any auction.

              In the event that a single bidder bids at the market-clearing interest rate but the available quantity is less than that for which the bidder bid, the bidder will receive only the available quantity.

              Similarly, for example, in an auction based on price bidding, assume again that the auction amount is 1,000 and that the following bidders have bid as follows:

Bidder	Number of Notes Represented by Bid	Bid Price	Time Stamp
A	400	100.0	11:00 AM
B	400	99.9	10:00 AM
C	400	99.9	10:30 AM
D	400	99.9	10:31 AM

              In this example, 99.9 is the market-clearing price because it is the highest price at which all of the auction amount could be sold. Therefore, Bidder A is allocated all 400 notes bid for, because Bidder A's bid was higher than the market-clearing price. This leaves 600 notes to be allocated to the bidders that bid at the market-clearing price. Bidder B, Bidder C and Bidder D bid for an aggregate of 1,200 notes at the same price. However, Bidder B has a time stamp that is earlier than Bidder C's time stamp and Bidder C's time stamp is earlier than Bidder D's time stamp. Therefore, the remaining 600 notes are allocated first to Bidder B and the remaining notes are allocated to Bidder C, so Bidder B will be allocated 400 notes and Bidder C will be allocated 200 notes. Bidder D receives no notes. This scenario is an example only and should not be considered indicative of an appropriate or likely market-clearing price for our notes, the timing of bids or the course of any auction.

              In the event that a single bidder bids at the market-clearing price or market-clearing yield but the available quantity is less than that for which the bidder bid, the bidder will receive only the available quantity.

              We and the underwriters each reserve the right to alter the method of allocation of our notes as we deem necessary to ensure a fair and orderly distribution and to preserve the integrity of the auction process. We and the underwriters each reserve the right, in our and their sole discretion, to reject any bid that we or it deem to be manipulative or mistaken. The parties reserve this right to preserve the integrity of the auction process. We further reserve the right to reject all bids for any other reason. You will not be entitled to an allocation of notes, even if your bid is "in-the-money" at the time an auction closes, until the auction process has determined the auction results, we accept such results and you are informed that your bid or bids have been accepted.

Non-Competitive Bidding

              We, in consultation with the underwriters, may allow bidders to place bids for a specified amount of notes indicating that the bidder is willing to accept that amount of notes at whatever market clearing interest rate or market clearing price is eventually established pursuant to the auction process, which we refer to as non-competitive bids. Whether a particular auction will allow non-competitive bidding will be specified in the applicable pricing supplement for each auction.

              The amount of notes that are the subject of each non-competitive bid will be treated in the auction process as having been bid for at the minimum interest rate or at the maximum price, as applicable, and will otherwise be treated identically to bids made at the minimum interest rate or at the maximum price, as applicable.

              The amount of notes that are the subject of non-competitive bids and bids at the minimum interest rate or maximum price, as the case may be, will not be available for bids that are above the minimum interest rate or below the maximum price, as the case may be. Accepted non-competitive bids and bids at the minimum interest rate or at the maximum price, as applicable, will be allocated notes at whatever final market clearing interest rate or market clearing price, as applicable, is eventually established at the particular auction ahead of standard competitive interest rate bids or price bids that are above the minimum interest rate or below the maximum price, as applicable, regardless of the time stamp of any such bids.

Sale of Additional Notes

              Notwithstanding any fixed or maximum principal amount of notes specified in a pricing supplement, we and the underwriters each reserve, in our and their sole discretion, the right to offer and sell additional notes after completion of the auction, to be issued concurrently with the notes sold in such auction, as part of the same tranche and having the same terms and public offering price of the notes offered and sold in such auction.

Results of Auction and Bid Acceptance

              As soon as practicable after an auction has ended, each successful bidder who was awarded notes in the auction shall be notified as follows:

  •
  that the auction has closed;

  •
  that such bidder's bid has, or bids have, been accepted;

  •
  the principal amount of the notes that have been allocated to such successful bidder; and

  •
  the market-clearing interest rate or market-clearing price, as the case may be, to be paid for such notes.

              Successful bidders will be notified of their results by their underwriter, selected dealer or broker-dealer, as the case may be. As a result of the varying delivery times involved in sending e-mails over the Internet or other methods of delivery, you may receive notices of acceptance before or after other bidders. If you submit successful bids, you will be obligated to purchase the notes allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. The auction service provider will also cause the results of the auction to be posted on the auction website, where you may determine whether you had a winning bid.

Settlement and Payment

              We expect that settlement of all notes with respect to a given auction will take place three business days (T+3) following the actual close of an auction and the allocation of our notes, or such later date as we may disclose in the applicable pricing supplement. Winning bidders will settle delivery versus payment through their brokerage account with an underwriter or selected dealers. Winning bidders who do not have a brokerage account with an underwriter or a selected dealer will have to settle a bid through an account with an underwriter or selected dealer, or with a broker-dealer which maintains an account for that purpose with an underwriter or selected dealer to facilitate delivery and payment for their notes.

Zions Direct, Inc.

              Zions Direct is expected to act as a selected dealer in connection with the distribution of the notes in addition to acting as the auction service provider.

              Zions Direct may enter bids and purchase notes in an auction at the direction of its customers. Zions Direct and its affiliates will not enter bids on a discretionary basis on behalf of their respective customers. Zions Direct's affiliates may enter bids and purchase notes in an auction for their own accounts. If Zions Direct's affiliates enter bids for their own accounts, they will only enter bids on a non-competitive basis within the first half of the scheduled auction period and their bids will be identified on the auction website as bids of identified Zions Direct affiliates. If Zions Direct or any affiliate submits bids for the notes, the market-clearing interest rate may be lower or the market-clearing price may be higher due to the participation of Zions Direct or its affiliate in the auction, which may benefit us. Such bidders, bids and purchases are subject to the same terms and conditions applicable to any other bidder. The auction service provider and its affiliates maintain and enforce customary practices and procedures, including "fire walls" and trading restrictions, designed to prevent any of them or their respective personnel from having access to any material nonpublic information regarding an auction or us that could be used by them in making any bids in any auction of notes.

Material Developments

              During the course of the auction, you should monitor your relevant e-mail accounts, telephone and facsimile for notifications related to the offering, which may include:

  •
  Notice of Additional Information by Free Writing Prospectus.  Additional information relating to an offering or us may become available during the course of an auction in a free writing prospectus.

  •
  Potential Request for Reconfirmation.  If material information becomes available during the course of an auction, you may be requested to reconfirm your bid, although none of the underwriters, the selected dealers nor the auction service provider are under any obligation to reconfirm bids for any reason. If you are requested to reconfirm your bid and fail to do so in a timely manner, your bid may be deemed withdrawn. However, your bid may be accepted even if it has not been reconfirmed.

  •
  Potential Notice of Cancellation.  If material information relating to us becomes available during the course of an auction, we may choose to cancel such auction.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

              The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to purchasers of notes that hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. Furthermore, changes or other developments in law that affect the terms of the notes or otherwise impact the rights of holders of the notes may change the consequences described below. This summary does not address the material U.S. federal income tax consequences of every type of note which may be issued under this program supplement, and the applicable pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of notes as appropriate.

              This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to a purchaser's particular circumstances or to purchasers that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  financial institutions, including banks and insurance companies;

  •
  "regulated investment companies" as defined in Section 851 of the Code;

  •
  "real estate investment trusts" as defined in Section 856 of the Code;

  •
  tax-exempt entities, including "individual retirement accounts" or "Roth IRAs" as defined in Section 408 or 408A of the Code, respectively;

  •
  dealers in securities;

  •
  personal holding companies;

  •
  persons holding notes as part of a hedging transaction, straddle, conversion transaction or other integrated transaction, or who have entered into a constructive sale with respect to the notes;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  non-U.S. Holders (as defined below) subject to special tax rules such as "controlled foreign corporations" and "passive foreign investment companies";

  •
  persons subject to the alternative minimum tax;

  •
  traders in securities who elect to apply a mark-to-market method of tax accounting; or

  •
  partnership or other entities classified as a partnership for U.S. federal income tax purposes, and investors therein.

              This summary of U.S. federal income tax consequences is for general information only. It does not address all material U.S. federal income tax consequences (e.g., the Medicare tax on net investment income), nor does it discuss any U.S. federal non-income tax consequences, including U.S. estate and gift tax consequences. State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this summary does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.

              Persons considering the purchase of notes should consult their tax advisers with regard to the application of U.S. federal income tax laws to their particular situations as well as any estate and gift tax consequences and tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, prospective investors should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes offered thereunder.

U.S. Holders

              The term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (B) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Taxation of Interest

              The taxation of interest on a note depends on whether it constitutes "qualified stated interest." Interest on a note generally will constitute "qualified stated interest" if the interest is unconditionally payable at least annually at a single fixed rate. Interest on a note that constitutes qualified stated interest is includible in a U.S. Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for U.S. federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for U.S. federal income tax purposes. Interest that does not constitute qualified stated interest is included in a U.S. Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date after taking into account the last possible date that the note could be outstanding under the terms of the note (a "short-term note") is included in a U.S. Holder's income under the rules described below under "short-term notes."

Original Issue Discount

              Original issue discount ("OID") with respect to a note other than a short-term note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

              As described more fully below, U.S. Holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments or their method of accounting for tax purposes. A U.S. Holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

              The amount of OID with respect to a note will be treated as zero if the OID is less than a de minimis amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note).

              The amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

              Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

              Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest.

              Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

              A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held the notes. In general, under the constant yield method described above, U.S. Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

    Acquisition Premium

              If a U.S. Holder purchases a note for an amount that is less than the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest) but is greater than the amount of the note's adjusted issue price, the excess is acquisition premium. If the U.S. Holder does not make the election described below under "—Election to Treat All Interest as OID," then the U.S. Holder must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of the U.S. Holder's adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

  •
  the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note's adjusted issue price.

    Short-Term Notes

              A short-term note (i.e., a note with a maturity of not more than one year taking into account all possible extensions of the maturity date) will be treated as issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. Thus, all short-term notes will be OID notes. U.S. Holders that report income for U.S. federal income tax purposes on an accrual method are required to include OID in income on such short-term note on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

              Other U.S. Holders (i.e., that are cash method taxpayers) of a short-term note are generally not required to accrue OID for U.S. federal income tax purposes, unless they elect to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a U.S.

Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, U.S. Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A U.S. Holder's tax basis in a short-term note is increased by the amount included in such holder's income on such a note.

    Election to Treat All Interest as OID

              U.S. Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments with amortizable bond premium owned as of the beginning of the taxable year in which such election is made, and all debt instruments thereafter acquired by the U.S. Holder, and may be revoked only with the permission of the IRS. A U.S. Holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph. Additionally, if a U.S. Holder makes this election for a market discount note, such U.S. Holder will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments having market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Amortizable Bond Premium

              If a U.S. Holder purchases a note (including a note issued with OID) for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note. Special rules may apply in the case of a note that is subject to optional redemption. A U.S. Holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

Market Discount

              A U.S. Holder will be treated as if the U.S. Holder purchased its note, other than a short-term note, at a market discount, and the note will be a market discount note if:

  •
  the U.S. Holder purchases its note for less than its issue price as determined above; and

  •
  the difference between the note's stated redemption price at maturity or, in the case of a note issued with OID, the note's revised issue price, and the price the U.S. Holder paid for its note is equal to or greater than an amount (the "Threshold Discount") equal 0.0025 multiplied by the note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity from the date of acquisition. In the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, it is unclear whether the Threshold Discount should be calculated by reference to the note's weighted average maturity or to the number of complete years to the note's maturity. To determine the revised issue price of the note for these purposes, the U.S. Holder generally adds any OID that has accrued on the note to its issue price.

              If the note's stated redemption price at maturity or, in the case of a note issued with OID, its revised issue price, exceeds the price the U.S. Holder paid for the note by less than the Threshold Discount, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to the U.S. Holder.

              The U.S. Holder must treat any gain it recognizes on the maturity or disposition of its market discount note as ordinary income to the extent of the accrued market discount on the note. Alternatively, the U.S. Holder may elect to include market discount in income currently over the life of the note. If the U.S. Holder makes this election, it will apply to all debt instruments with market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke this election without the consent of the IRS. If the U.S. Holder owns a market discount note and does not make this election, the U.S. Holder will generally be required to defer deductions for interest on borrowings allocable to its note in an amount not exceeding the accrued market discount on the note until the maturity or disposition of the note.

              The U.S. Holder will accrue market discount on its market discount note on a straight-line basis unless the U.S. Holder elects to accrue market discount using a constant-yield method. If the U.S. Holder makes this election, it will apply only to the note with respect to which it is made and the U.S. Holder may not revoke it.

Sale, Exchange or Retirement of Notes

              A U.S. Holder generally will recognize gain or loss upon the sale, exchange or retirement of a note equal to the difference between the amount realized upon such sale, exchange or retirement and the U.S. Holder's adjusted basis in the note. Such adjusted basis in the note generally will equal the cost of the note to the holder, increased by OID and market discount previously included in income with respect to the note, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the U.S. Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under "Market Discount" and "Short-Term Notes" above. The gain or loss on the sale, exchange or retirement of a note will generally be long-term capital gain or loss if a U.S. Holder has held the debt security for more than one year on the date of disposition. Net long-term capital gains recognized by individual U.S. Holders are generally taxed at preferential rates. The ability of U.S. Holders to offset capital losses against ordinary income is limited. Special rules apply in determining the tax basis of a contingent debt obligation and the amount realized on the retirement of a contingent debt obligation.

Backup Withholding and Information Reporting

              Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, certified under penalties of perjury, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability provided that the required information is furnished timely to the IRS. In addition, information returns will be filed with the IRS in connection with payments and any accruals of OID on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Non-U.S. Holders

              The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Payment of Interest

              Generally, interest income of, and payments of OID to, a Non-U.S. Holder that is not effectively connected with a U.S. trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax treaty rate). Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, interest paid on a note to a Non-U.S. Holder generally will qualify for the "portfolio interest exemption" and therefore generally will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote, (ii) the Non-U.S. Holder is not for U.S. federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and (iii) either (A) the Non-U.S. Holder certifies in a statement provided to the Company or the paying agent under penalties of perjury that it is not a "United States person" within the meaning of the Code and provides its name and address; (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the Company or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides a copy of such statement to the Company or the paying agent; or (C) the Non-U.S. Holder holds its note directly through a "qualified intermediary" and certain conditions are satisfied.

              Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8ECI.

Sale, Exchange or Retirement of Notes

              Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, a Non-U.S. Holder of a note generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange or retirement of the note unless (i) the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base) and will be taxed as described in the preceding paragraph or (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

              Information returns will generally be filed with the IRS in connection with payments on a note. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on notes or on the proceeds from a sale or other disposition of notes. The certification procedures required to claim the exemption from withholding tax on interest (including OID, if any) described above will satisfy the certification requirements necessary to avoid backup withholding as well.

              Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

              Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as "FATCA"), or any law implementing an applicable intergovernmental agreement under FATCA (an "IGA"), or any agreement (an "FFI Agreement") entered into by the relevant financial institution with the IRS, a withholding tax at a rate of 30% may be imposed on interest on, or gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution or to a non-financial foreign entity ("FATCA Withholding"), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Individuals must provide certification about their status as U.S. persons. If the payee is a foreign financial institution and is subject to diligence and reporting requirements in clause (i) above, it must enter into an FFI Agreement requiring, among other things, that it undertake to identify certain accounts held by United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to holders that fail to provide required certifications under FATCA, or do not waive any non-U.S. legal restriction on the disclosure of such holders' information to the IRS.

              Under the final U.S. Treasury Regulations, as modified by IRS Notice 2013-43, FATCA Withholding generally will not apply to payments made on, or gross proceeds from a disposition of, a debt instrument such as the notes, outstanding as of July 1, 2014 unless such debt instrument is materially modified on or after such date. With respect to the notes that have been issued or materially modified on or after July 1, 2014, FATCA Withholding would apply to (i) payments of interest beginning July 1, 2014 and (ii) gross proceeds from the sale or other disposition beginning January 1, 2017.

              Investors should consult their tax advisers to determine how these rules may apply to payments they will receive under the notes. FATCA is particularly complex and its application is not clear in all respects. The application of FATCA to a particular issuance of notes may be addressed in the applicable pricing supplement.

              The foregoing discussion is included for general information only. Accordingly, each prospective purchaser is urged to consult with his or her tax adviser with respect to the U.S. federal income tax consequences of the ownership and disposition of the notes, as well as the application and effect of any U.S. non-income tax laws and the laws of any state, local, foreign, or other jurisdiction.

SUPPLEMENTAL PLAN OF DISTRIBUTION

              Under the terms and subject to the conditions in an underwriting agreement dated as of the date of this program supplement, upon execution and delivery of a terms agreement related to a particular tranche of notes by us and Macquarie Capital (USA) Inc., as representative of the underwriters, the underwriters will agree to purchase at the end of the relevant auction, severally and not jointly, the principal amount of such notes.

              The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this program supplement are subject to the execution and delivery of a terms agreement for the relevant notes offering and are further subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes sold pursuant to any given terms agreement, if any such notes are purchased. The principal amount of notes that we may determine to sell in a particular auction will depend, in part, upon the success of the auction process. See "The Auction Process."

              Each initial issuance of notes will constitute new securities with no established trading market. Macquarie Capital has indicated to us that, following the completion of each offering of notes, it may make a market in the notes as permitted by applicable laws and regulations. However, it is not obligated to do so, and may discontinue any market-making activities at any time and from time to time, without notice, in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable, or not less than what you paid for the notes.

Commissions and Discounts

              The underwriters plan to offer each tranche of notes for sale pursuant to the auction process described above under "The Auction Process." The underwriters will purchase the notes at the price shown in the pricing supplement, and any discount from the offering price would be considered underwriting compensation. The underwriters initially propose to offer part of the notes directly to the public at the offering price shown in the applicable pricing supplement, and part to certain dealers at such price less a discount or concession not in excess of the amount shown in the applicable pricing supplement. If all of the notes in a particular auction are not sold at the public offering price, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes is subject to receipt and acceptance and subject to the right to reject any bid in whole or in part. As described under "The Auction Process," we may decide not to sell any notes in the auction process, regardless of the market-clearing interest rate or price resulting from the auction process.

              Upon the completion of each initial offering of notes, the underwriters will pay Zions Direct a fee for providing auction services in respect of such offering, as disclosed in the applicable pricing supplement.

Indemnification and Contribution

              We have agreed to indemnify the underwriters and the auction service provider and their respective directors, officers, employees and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters and the auction service provider and their respective directors, officers, employees and controlling persons made in respect of their services as underwriters and auction service provider, respectively. We have also agreed to reimburse the underwriters for certain expenses.

Price Stabilization and Short Positions

              In connection with the offering and any subsequent market-making activities, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they then hold, and must be closed out by purchasing those notes in the open market. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.

              These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of stabilizing, maintaining or otherwise affecting the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Electronic Distribution

              A prospectus supplement and program supplement, together with the prospectus, all in electronic format have been made available through the underwriters in the auction. Prospective investors may view offering terms online and prospective investors will place orders online as described in "The Auction Process," including through the underwriters or selected dealers.

              Other than this program supplement and the accompanying prospectus supplement and prospectus, and any pricing supplement or free writing prospectus and except to the extent contained in any such document, the information on the auction service provider's website and any information contained in any other websites maintained by the underwriters or us are not part of the prospectus or the registration statement of which this program supplement forms a part, have not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Relationships

              The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory services, investment management, investment research, principal investment, hedging, financing and brokerage activities.

              In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve loans to, and securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

              Certain of the underwriters and their respective affiliates may perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. The underwriters and their affiliates may provide similar services in the future.

Purchases by Affiliates

              Our directors, officers and employees may submit bids and purchase notes pursuant to the auction process in the same manner and on the same terms as other bidders, subject to our policies applicable to such persons' purchases and sales of our securities. Similarly, affiliates of the auction service provider may submit bids and purchase notes. Bids by such persons may result in a market-clearing interest rate or market clearing price, as applicable, that is lower or higher, respectively, than the interest rate or price that would otherwise occur.

Settlement

              We expect to deliver the notes against payment therefor on or about the date specified in the applicable pricing supplement, which unless we agree otherwise with the underwriters and provide in an applicable pricing supplement will be the three business days following the close of an auction (such settlement being referred to as "T+3").

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184382

PROSPECTUS SUPPLEMENT
(To prospectus dated October 11, 2012)

Air Lease Corporation

Medium-Term Notes

         Air Lease Corporation ("Air Lease") may sell at various times an indeterminate amount of notes. The following terms may apply to the notes; however, we will provide specific terms of the notes which we may offer in one or more program supplements and/or pricing supplements, including preliminary pricing supplements or term sheets, to this prospectus supplement and accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the applicable program and/or pricing supplement carefully before you invest.

         The following terms may apply to the notes that Air Lease may sell at one or more times. Unless otherwise specified in the applicable pricing supplement, the notes will:

  •
  rank as our senior, unsecured obligations

  •
  be denominated in U.S. dollars

  •
  not be subject to redemption or repurchase at our option or the holder's option, unless the pricing supplement specifies a redemption or repurchase option and a redemption or repurchase commencement date

  •
  be issued in minimum denominations of $1,000, and multiples of $1,000 in excess thereof

  •
  not amortize or be subject to a sinking fund

  •
  be issued in book-entry (through The Depository Trust Company) or certificated form

  •
  accrue interest at fixed or floating rates, or will not accrue interest at all

  •
  pay interest, if any, on the notes on the dates specified in the notes and in the applicable pricing supplement

  •
  if a floating rate note, accrue interest at a floating interest rate based on one or more of the following indices, in some cases plus or minus a spread and/or multiplied by a spread multiplier and subject to a minimum and/or maximum rate:

  •
  commercial paper rate;

  •
  prime rate;

  •
  LIBOR;

  •
  EURIBOR;

  •
  treasury rate;

  •
  CMT rate;

  •
  CD rate;

  •
  federal funds rate notes;

  •
  11th district cost of funds rate; and/or

  •
  any other rate or combination of rates specified in the applicable pricing supplement.

         Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-2 of this prospectus supplement to read about certain factors you should consider before buying the notes.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         The final terms of each note, including the purchase price, agent discounts and commissions, if any, and net proceeds for any particular offering, will be included in the applicable pricing supplement. The notes will be issued at 100% of their principal amount unless otherwise specified in the applicable pricing supplement.

         Air Lease may sell the notes directly or through one or more underwriters, agents or dealers, including in offerings utilizing an auction platform of an auction service provider (the "auction service provider") to determine the public offering price or interest rate for the notes. Agents are not required to sell any particular amount of the notes. We do not expect any of the notes to be listed on a securities exchange or made available for quotation on any quotation system, and a market for the notes may not develop.

         Air Lease may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, our agents and underwriters may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices. Unless the agent or underwriter informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

Prospectus Supplement dated January 13, 2014

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any program supplement, pricing supplement and free writing prospectus prepared by us or on our behalf. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in such documents. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any program supplement, pricing supplement and free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        We may offer and sell notes at one or more times. Accordingly, this document consists of several parts. The first part is this prospectus supplement, which describes the general terms of the notes that we may offer and matters relating to us and our business. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        In addition, we may describe the terms that apply to a series of notes in a separate program supplement and, each time we offer notes, we will describe the specific terms of the notes in a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

        It is important for you to read and consider all of the information contained in the documents described above in making your investment decision. You also should read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" on page S-50 of this prospectus supplement and page 3 of the accompanying prospectus.

        When this prospectus supplement uses the terms "Company," "ALC," "we," "our" and "us," they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends," "seeks" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described in the section titled "Risk Factors" beginning on page S-2 of this prospectus supplement and in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Report on Form 10-Q filed with the SEC, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

  •
  our inability to make acquisitions of, or to lease, aircraft on favorable terms;

S-ii

  •
  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

  •
  our inability to obtain refinancing prior to the time our respective debts mature;

  •
  impaired financial condition and liquidity of our lessees;

  •
  deterioration of economic conditions, generally, and especially in the commercial aviation industry;

  •
  increased maintenance, operating or other expenses or changes in the timing thereof;

  •
  changes in law and the regulatory environment, and in government fiscal and monetary policies, domestic and foreign;

  •
  our inability to effectively deploy the net proceeds from our capital raising activities, including any issue of notes; and

  •
  potential natural disasters, terrorist attacks and the risk of loss of aircraft and the amount of our insurance coverage, if any, relating thereto.

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

S-iii

AIR LEASE CORPORATION

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term.

        As of September 30, 2013, we owned 182 aircraft and managed four aircraft for third parties. Our fleet is principally comprised of the highest demand and most widely distributed modern technology, fuel-efficient single-aisle narrowbody jet aircraft, twin-aisle widebody jet aircraft and turboprop aircraft. We manage lease revenues and seek to take advantage of changes in market conditions by acquiring a balanced mix of aircraft types. As of September 30, 2013, all of the aircraft we owned were leased. Additionally, as of September 30, 2013, we had entered into binding and non-binding purchase commitments to acquire an additional 338 aircraft through 2023.

        Through careful management and diversification of our leases and lessees by geography, lease term, and aircraft age and type, we seek to mitigate the risks of owning and leasing aircraft. We believe that diversification of our leases and lessees reduces the risks associated with individual lessee defaults and adverse geopolitical and regional economic events. We manage lease expirations in our fleet portfolio over varying time periods in order to minimize periods of concentrated lease expirations and mitigate the risks associated with cyclical variations in the airline industry. As of September 30, 2013, the weighted average lease term remaining on our current leases was 7.0 years, and we leased the aircraft in our portfolio to 79 airlines in 45 countries. We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including emerging and high-growth markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe.

        While our primary business is to own and lease aircraft, we also plan to continue growing our fleet management services to third parties for a fee. These services are similar to those we perform with respect to our fleet, including leasing, remarketing, lease management and sales services, with the goal of helping our clients maximize lease and sale revenues. In addition to our leasing activities and management services, and depending on market conditions, we may sell aircraft from our fleet to, among others, other leasing companies, financial services companies and airlines.

        Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

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RISK FACTORS

        An investment in our notes involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable program supplement or pricing supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our notes could decline due to any of these risks, and you may lose all or a substantial part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We and our subsidiaries have, and after the offering of the notes will continue to have, a significant amount of indebtedness. As of September 30, 2013, our total consolidated indebtedness was approximately $5.5 billion. We issued an additional $700.0 million of senior notes due 2019 on November 19, 2013, and expect to continue to access the debt markets to expand our fleet.

        Subject to the limits contained in the agreements governing our existing and future indebtedness and the indenture, we may be able to incur substantial additional debt from time to time to finance aircraft, working capital, capital expenditures, investments or acquisitions, and for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

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  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limiting our ability to obtain additional financing to fund the acquisition of aircraft or for other corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for aircraft acquisitions and other general corporate purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our various credit facilities, are at variable rates of interest;

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  limiting our flexibility in planning for and reacting to changes in the aircraft industry;

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  placing us at a disadvantage compared to other competitors; and

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  increasing our cost of borrowing.

        In addition, certain agreements governing our existing indebtedness contain financial maintenance covenants that require us to satisfy certain ratios and maintain minimum net worth, and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, may result in the acceleration of some or all our debt, including the notes.

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We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, premium, if any, or interest on our indebtedness, including the notes.

        As of September 30, 2013 we had approximately $5.5 billion in consolidated debt outstanding, and we expect this amount to grow as we acquire more aircraft. Unless extended or refinanced, the majority of our outstanding indebtedness, including our warehouse facilities, our revolving credit facilities and most of our senior unsecured notes and secured term financings, matures or fully amortizes before the end of 2018, and may therefore be payable prior to the maturity of notes offered pursuant to this prospectus supplement. If our cash flows and capital resources are insufficient to fund our debt service obligations, and if we are unable to refinance our maturing debt on acceptable terms, we could face substantial liquidity problems and could be forced to reduce or delay aircraft purchases or to dispose of material assets or leases, or seek additional debt or equity capital or to restructure our indebtedness, including the notes. We may not be able to effect timely any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Certain agreements governing our existing indebtedness restrict our ability to dispose of assets and use the proceeds from those dispositions. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference in the prospectus supplement.

        In addition, we conduct substantially all of our operations through our subsidiaries, which hold substantially all our aircraft. None of our subsidiaries will guarantee or otherwise be obligated to pay any of our obligations under the notes. For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes and we have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose; however, our subsidiaries have covenanted to become guarantors of certain of our other outstanding indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividends, distributions or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us sufficient to enable us to make payments in respect of our indebtedness, and to the extent our subsidiaries have provided guarantees of our other indebtedness, the notes will be structurally subordinated to such guaranteed indebtedness. Each subsidiary is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. For additional risks related to our subsidiaries' ability to make payments and distributions to us, see the risk factor titled "Certain of our subsidiaries may be restricted in their ability to make distributions to us" in our Annual Report on Form 10-K incorporated herein by reference. Also, as of September 30, 2013, we had pledged our interests in our subsidiaries to secure our guarantees of approximately $744.0 million of subsidiary

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indebtedness and have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Any foreclosure on these interests by our lenders could reduce or impair our cash available to pay our obligations under the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our indebtedness, we will be in default and holders of our debt securities or our lenders, as applicable, may be able to declare such indebtedness to be due and payable, terminate commitments to lend money, foreclose against the assets, if any, securing such indebtedness or pursue other remedies, including potentially forcing us into bankruptcy or liquidation. All of these events could result in you losing your entire investment in the notes.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

        The indenture governing the notes, among other things, does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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  limit our ability to incur indebtedness, including secured indebtedness, that is senior to or equal in right of payment to the notes;

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  limit our subsidiaries' ability to incur secured or unsecured indebtedness, which would be structurally senior to the notes;

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  restrict our ability to repurchase or prepay our securities; or

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  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        For these reasons, the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices of the notes.

Negative changes in our credit ratings may limit our ability to secure financing, increase our borrowing costs and adversely affect the market value and liquidity of your notes. The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

        We are currently subject to periodic review by independent credit rating agencies Standard & Poor's Rating Services ("S&P") and Kroll Bond Rating Agency ("Kroll"), each of which currently maintains investment grade credit ratings with respect to us and certain of our debt securities, and we may become subject to periodic review by other credit rating agencies in the future. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause S&P or Kroll, or, in the future, other rating agencies, to downgrade or withdraw our debt credit rating generally, and/or the ratings on the notes, which could adversely impact the trading prices for, and/or the liquidity of, the notes.

        The credit ratings assigned to the notes will reflect the rating agencies' assessments of our ability to make payments on the notes when due. Any credit ratings assigned to the notes will not address all material risks relating to an investment in the notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not

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reflect the potential impact of risks related to structure, market or other factors related to the value of the notes. We cannot assure you that these credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's sole judgment, circumstances so warrant. Ratings are not a recommendation to buy, sell or hold any note. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the trading prices for, or liquidity of, the notes, increase our corporate borrowing costs and limit our access to the capital markets and result in more restrictive covenants in future debt agreements.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our or our subsidiaries' assets. As a result, the notes will be effectively subordinated to our and such subsidiary's indebtedness with respect to the assets that secure such indebtedness. As of September 30, 2013, we had guarantees of subsidiary indebtedness of approximately $744.0 million secured by pledges of the equity of our subsidiaries, and our subsidiaries had approximately $1.6 billion of secured indebtedness outstanding. In addition, we and our subsidiaries may incur additional secured debt in the future. As a result of this effective subordination, upon a default in payment on, or the acceleration of, any of this secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary or subsidiaries, the proceeds from the sale of assets securing our or our subsidiaries' secured indebtedness or guarantees will only be available to pay obligations on the notes and other senior unsecured obligations after such secured debt has been paid in full. Consequently, the holders of the notes may receive less, ratably, than the holders of secured or guaranteed debt in the event of our or our subsidiaries' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

        Unless otherwise specified in the applicable pricing supplement, the notes will not be guaranteed by any of our subsidiaries and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. However, our subsidiaries have covenanted to become guarantors of certain of our other indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Accordingly, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary's creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional indebtedness or the amount of other liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

        For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes.

An active trading market may not develop for the notes.

        The notes will be new issues of securities for which there is no established trading market and the aggregate principal amount of the new issuance together with any other notes issued pursuant to a reopening of a series may be too small to support an active trading market. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system.

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Certain underwriters may make a market in the notes as permitted by applicable laws and regulations. However, none of the underwriters are obligated to make a market in the notes and, if commenced, they may discontinue their market-making activities at any time without notice. Any series of notes issued pursuant to this prospectus supplement may be issued in an aggregate principal amount that is too small to support an active trading market, or may be issued to investors which purchase notes with the intent to hold the notes until maturity.

        Therefore, an active market for the notes may not develop or be maintained, which could adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including but not limited to:

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  the amount of notes of any series issued;

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  the number of holders of the notes and their intent to hold notes to maturity or for shorter periods;

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  our performance;

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  the markets for the notes and similar securities;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates and yields on alternative investments.

        We cannot assure you that an active market for the notes will develop or will continue, if developed.

Redemption may adversely affect your return on the notes, and you will have reinvestment risks.

        If your notes are redeemable mandatorily or called for redemption at our option, we may redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed.

The notes may be issued with more than a de minimis amount of original issue discount, or OID, for U.S. federal income tax purposes and, accordingly, holders may generally be required to include OID in their income in advance of the receipt of cash attributable to such income.

        Notes offered under this prospectus supplement may be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Holders of such notes generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, holders of such notes will generally be required to include OID in their income in advance of the receipt of cash attributable to such income. See "Certain Material United States Federal Income Tax Consequences" in this prospectus supplement for a description of the U.S. federal income tax consequences of owning a note that is issued with OID for U.S. federal income tax purposes.

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USE OF PROCEEDS

        Unless otherwise indicated in the applicable pricing supplement, we intend to use the net proceeds from the sale of any notes for general corporate purposes.

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DESCRIPTION OF NOTES

        Please note that in this section entitled "Description of Notes," references to "holders" mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership and Book-Entry Issuance" below.

        The notes will be issued pursuant to an indenture dated as of October 11, 2012 (the "indenture"), among us, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, as may be supplemented from time to time. Whenever we refer to particular provisions of the indenture or the defined terms contained in the indenture, those provisions and defined terms are incorporated by reference in this prospectus supplement and any applicable pricing supplement.

Information About Our Medium-Term Note Program

        We will issue the notes under the indenture dated October 11, 2012 between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee, as supplemented from time to time. The indenture and the notes are governed by New York law. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption "Description of Debt Securities." The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus, the applicable pricing supplement and any other offering material in order to understand the terms of the notes. However, if this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement controls with regard to the notes.

        This section is a summary of the material terms that are common to the notes. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a pricing supplement attached to this prospectus supplement. Those terms may vary from the terms described here.

        The indenture and its associated documents, including your note and any supplemental indentures we may enter into, contain the full legal text of the matters described in this section and your prospectus supplement. A copy of our indenture has been filed with the Securities and Exchange Commission as part of our registration statement. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain a copy.

        As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regards to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note.

        When we refer to your pricing supplement or the applicable pricing supplement, we mean the preliminary pricing supplement or pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in that document. Similarly, the terms we use in any pricing supplement that we also use in this document or the accompanying prospectus will have the meanings we give them in this document or the accompanying prospectus, as the case may be, unless we say otherwise in the pricing supplement.

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Amounts That We May Issue

        The notes will be our senior unsecured obligations and will rank equally with all of our other senior and unsecured indebtedness that is not guaranteed by any of our subsidiaries from time to time outstanding.

        We may issue notes pursuant to this prospectus supplement in one or more series. The indenture and the notes do not limit the aggregate amount of debt securities that we may issue, nor does the indenture limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, or intend to continuously issue notes in that offering over time, we may issue notes in that offering and at a later date "reopen" that offering and offer additional notes having those same terms.

General Features of the Notes

        The following description of the notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement.

Currency of Notes

        Unless otherwise specified in the applicable pricing supplement, the notes will be payable in U.S. dollars.

Types of Notes

        We may issue the following two types of notes:

  •
  Fixed Rate Notes.  A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

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  Floating Rate Notes.  A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in "—Interest Rates—Floating Rate Notes." If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

Original Issue Discount Notes

        A fixed rate note or a floating rate note may be an original issue discount, or OID, note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An OID note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an OID note, regardless of the amount payable upon redemption or acceleration of maturity. See "Certain Material United States Federal Income Tax Consequences" in this prospectus supplement for a brief description of the U.S. federal income tax consequences of owning an OID note.

Redemption and Repurchase

        Unless otherwise specified in the applicable pricing supplement, we will not provide any sinking fund for your note.

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        Unless your pricing supplement specifies an initial date on which your note may be redeemed by us, or a redemption commencement date, the notes will not be redeemable by us prior to their stated maturity. If your pricing supplement specifies a redemption commencement date with respect to such note, your pricing supplement will also specify one or more redemption prices, which will be expressed as a percentage of the principal amount of your note, and the redemption period or periods during which such redemption prices will apply. If your note is redeemable at our option, as specified in the applicable pricing supplement, it will be redeemable at any time on or after the specified redemption commencement date, as specified in the applicable pricing supplement, at the specified redemption price applicable to the redemption period for your note together with interest accrued up to the redemption date.

        If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

        If we exercise an option to redeem any note, we will give to the trustee and the holder written notice of the principal amount of the note to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

        If applicable, the pricing supplement will indicate that you have the option to have us redeem or repurchase your note on a date or dates specified prior to its maturity date. You may elect redemption or repurchase, as applicable, of your entire note or any portion of the principal amount which would be an authorized denomination for the note, except that any remaining unpaid portion must be at least the minimum denomination for your note. Unless otherwise specified in the applicable pricing supplement, the redemption or repurchase price, as applicable, will be equal to 100% of the principal amount of your note, together with accrued interest to the redemption date or repurchase date, as the case may be. If your note is issued with original issue discount, the applicable pricing supplement will specify the amount payable upon a redemption or repurchase, as applicable.

        Unless otherwise specified in your pricing supplement, exercise of the redemption or repurchase option by you will be irrevocable. You may exercise the redemption or repurchase option for less than the entire principal amount of your notes but, in that event, the principal amount of the notes remaining outstanding after repayment must be an authorized denomination.

Certain covenants

        Unless otherwise indicated in the applicable supplement, the provisions of the indenture described in the accompanying prospectus will apply to the notes, including the full defeasance and covenant defeasance provisions under "Description of Debt Securities—Defeasance," the merger and consolidation provisions under "Description of Debt Securities—Consolidation, Merger and Sale of Assets," the future guarantor provisions under "Description of Debt Securities—Guarantee of Debt Securities," and the events of default provisions under "Description of Debt Securities—Events of Default."

Satisfaction and discharge

        The indenture will be discharged as to all notes and will cease to be of further effect as to all notes, when either:

          (1)   all notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust) have been delivered to the trustee for cancellation; or

          (2)   (a) all notes not theretofore delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements

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  satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

            (b)   no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the indenture) to which we are a party or by which we are bound;

            (c)   we have paid or caused to be paid all sums payable or due and owing by us under the indenture; and

            (d)   we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, we will deliver to the trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

Form, Denomination and Legal Ownership of Notes

        Your note will be issued in registered form in an authorized denomination. Unless otherwise indicated in the applicable pricing supplement, the authorized denomination will be $1,000 and integral multiples of $1,000.

        Your note will be issued in book-entry form and represented by a global note or a master global note which will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co. as nominee of DTC. You should read the section "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Supplemental Information

        We will describe one or more of the following terms of your note in a supplemental program or pricing prospectus:

  •
  the title of the notes (which shall distinguish the notes from securities of any other series or tranche);

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  any limit upon the aggregate principal amount of the notes which may be authenticated and delivered;

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  the person to whom any interest on a note shall be payable, if other than the person in whose name that note (or one or more predecessor notes) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of any note is payable;

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  •
  the rate or rates at which any notes shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which any such interest shall accrue, and the interest payment dates on which any such interest shall be payable;

  •
  as applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which any notes may be redeemed, in whole or in part;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any notes shall be issuable;

  •
  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any notes that shall be payable upon declaration of acceleration of the maturity;

  •
  any addition to or change in the events of default that apply to any notes, any change in the right of the trustee or the requisite holders of such notes to declare the principal amount thereof due and payable and the threshold amount with respect to the series;

  •
  any addition to or change in the covenants that applies to the notes;

  •
  whether the notes will be convertible or exchangeable into other notes of the Company or another person, and if so, the terms and conditions upon which such notes will be so convertible or exchangeable;

  •
  whether the notes will be guaranteed and, the terms and conditions of such note guarantee to be endorsed upon or otherwise provided for the notes; and

  •
  any other terms of the series.

Interest Rates

        This subsection describes the different kinds of interest rates that may apply to the notes.

Fixed Rate Notes

        Unless the applicable pricing supplement states otherwise, interest on a fixed rate note will be payable semiannually on the interest payment dates specified in the applicable pricing supplement, and at maturity. For each fixed rate note that bears interest, interest will accrue at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

        Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed rate per annum stated in the applicable pricing supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention). We will pay interest on each interest payment date and at maturity as described below under "Payments on the notes—Payment Mechanics for Notes."

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        If your note is a zero coupon note, the applicable pricing supplement will specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your note and (B) the portion of the excess of the principal amount of your note over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable pricing supplement, up to and including the stated maturity, at a rate that will be specified in the applicable pricing supplement from the original issue date, computed on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention); and (2) as of any date on or after the stated maturity, the principal amount of your note.

Floating Rate Notes

        In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. We define these terms in "—Special Rate Calculation Terms" at the end of this subsection.

        A floating rate note will bear interest at a rate or rates that are determined by reference to an interest rate formula. In some cases, the rate may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

        Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on your note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at a rate per annum determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "Payments on the notes—Payment Mechanics for Notes."

        Calculation Agent.    Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may act as our own paying agent or appoint an affiliate of ours. The pricing supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

        Calculation of Interest.    For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable pricing supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable pricing supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

        Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date.

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        All percentages resulting from any calculation relating to any note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or ..09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various reference banks or dealers active in the relevant market, as described in the applicable pricing supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

        In addition, the following will apply to floating rate notes.

        Base Rates.    We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

  •
  commercial paper rate;

  •
  prime rate;

  •
  LIBOR;

  •
  EURIBOR;

  •
  treasury rate;

  •
  CMT rate;

  •
  CD rate;

  •
  federal funds rate; and/or

  •
  11th district cost of funds rate.

        We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

        Interest payable on a floating rate note for any particular interest period will be calculated as described in the applicable pricing supplement using an interest factor, expressed as a decimal, applicable to each day during the period. The interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day, unless otherwise specified in the applicable pricing supplement, by the following:

  •
  360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes; or

  •
  the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

        Initial Base Rate.    For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate, or the manner in which the initial base rate will be determined, in the applicable pricing supplement.

        Spread or Spread Multiplier.    In some cases, the base rate for a floating rate note may be adjusted:

  •
  by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

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  •
  by multiplying the base rate by a specified percentage, called the spread multiplier.

        If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

        Maximum and Minimum Rates.    The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

  •
  a maximum rate, meaning a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

  •
  a minimum rate, meaning a specified lower limit that the actual interest rate in effect at any time may not fall below.

        If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

        Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

        The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

        Interest Reset Dates.    The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually, annually or otherwise as specified in the applicable pricing supplement. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

  •
  for floating rate notes that reset daily, each business day;

  •
  for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

  •
  for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "—Interest Determination Dates" below;

  •
  for floating rate notes that reset monthly, the third Wednesday of each month;

  •
  for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

  •
  for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

  •
  for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

        For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

        The base rate in effect from the original issue date to the first interest reset date will be the initial base rate specified on the cover of your pricing supplement. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest

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payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

        If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        Interest Determination Dates.    The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

  •
  For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

  •
  For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

  •
  For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

  •
  For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

  •
  For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

        Interest Calculation Dates.    As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

  •
  the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

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  •
  the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

        The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

        Interest Payment Dates.    The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

  •
  for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

  •
  for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

  •
  for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

        Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term "regular record date" below under "Payments on the notes—Payment Mechanics for Notes."

        In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity date. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity date will not be changed.

Commercial Paper Rate Notes

        If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. Unless otherwise specified in your pricing supplement, the interest rate for each subsequent interest determination date will be determined by the calculation agent in accordance with the provisions described below.

        Unless otherwise specified in your pricing supplement, the commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the commercial paper rate cannot be determined as described above, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in

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    your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Prime Rate Notes

        If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan." If the prime rate cannot be determined as described above, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date,

  •
  as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Page US PRIME 1: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

  •
  If fewer than four of these rates appear on the Reuters Page US PRIME 1, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

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LIBOR Notes

        If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. Unless otherwise specified in your pricing supplement, LIBOR will be determined by the calculation agent in the following manner:

        LIBOR will be either:

  •
  the offered rate appearing on the Reuters Page LIBOR01, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note; or

  •
  if Reuters Page LIBOR01 does not include this rate or is unavailable on the determination date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in United States dollars for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement beginning on the first day of the applicable interest period. If at least two offered quotations are so provided, LIBOR for the interest period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in U.S. dollars to leading European banks for the index maturity specified in the applicable pricing supplement beginning on the first day of the applicable interest period. If at least two rates are so provided, LIBOR for the interest period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the interest period will be LIBOR in effect with respect to the immediately preceding interest period.

EURIBOR Notes

        If you purchase EURIBOR notes, your notes will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, on a EURIBOR interest determination date, the calculation agent will determine EURIBOR for each subsequent interest period as follows:

  •
  EURIBOR will be the offered rate for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

  •
  If EURIBOR cannot be determined on a EURIBOR interest determination date as described above, then the calculation agent will determine EURIBOR on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination

S-19

    date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Treasury Rate Notes

        If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Reuters Page USAUCTION 10 or Reuters Page USAUCTION 11 under the heading "Investment Rate." If the treasury rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

  •
  If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier

S-20

    and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

CMT Rate Notes

        If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading ". . .Treasury Constant Maturities. . .Federal Reserve Board Release H.15. . .Mondays Approximately 3:45 P.M.," under the column for the designated CMT index maturity:

  •
  if the designated CMT Reuters page is Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

  •
  if the designated CMT Reuters page is Reuters screen FEDCMT page, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

        If the CMT rate cannot be determined in this manner, the following procedures will apply:

  •
  If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

  •
  If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

  •
  is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

  •
  is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

S-21

  •
  If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

  •
  If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

  •
  If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

  •
  If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

CD Rate Notes

        If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "CDs (Secondary Market)." If the CD rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another

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    recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Federal Funds Rate Notes

        If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "EFFECT," as that rate is displayed on Reuters Page FEDFUNDS1. If the federal funds rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above is not displayed on Reuters Page FEDFUNDS1 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)." If the rate described above is not displayed on Reuters Page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

  •
  If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

11th District Cost of Funds Rate Notes

        If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

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        Unless otherwise specified if your pricing supplement, the 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Reuters Page COFI/ARMS under the heading "11th Dist COFI" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear on Reuters Page COFI/ARMS on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

  •
  If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Special Rate Calculation Terms

        In this subsection entitled "—Interest Rates," we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

        The term "bond equivalent yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond equivalent yield	=	D × N 360 - (D × M)	× 100

  where

  •
  "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

  •
  "N" means 365 or 366, as the case may be; and

  •
  "M" means the actual number of days in the applicable interest reset period.

        The term "business day" means, for any note, a day that meets all the following applicable requirements:

  •
  for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close;

  •
  if the note is a LIBOR note, is also a London business day;

  •
  if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a Euro business day; and

  •
  if the note is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the note is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

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        The term "designated CMT index maturity" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

        The term "designated CMT Reuters page" means the Reuters page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters screen FEDCMT page. If Reuters screen FEDCMT page applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

        The term "euro business day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

        The term "euro-zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

        The term "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        The term "H.15 daily update" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        The term "index currency" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

        The term "index maturity" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        The term "London business day" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

        The term "money market yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Money market yield	=	D × 360 360 - (D × M)	× 100

  where

  •
  "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

  •
  "M" means the actual number of days in the relevant interest reset period.

        The term "representative amount" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

        The term "Reuters Page COFI/ARMS" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

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        The term "Reuters Page EURIBOR01" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the interest rates for Euro deposits offered in the euro-zone).

        The term "Reuters Page FEDFUNDS1" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying U.S. dollar federal funds rates).

        The term "Reuters Page LIBOR01" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

        The term "Reuters Page USAUCTION 10" means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 3-month Treasury Bill Rate).

        The term "Reuters Page USAUCTION 11" means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 6-month Treasury Bill Rate).

        The term "Reuters Page US PRIME 1" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        The term "Reuters page" means the display on the Reuters service, or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.

Payments on the Notes

Payment Mechanics for Notes

        If interest is due on a note on an interest payment date, we will pay the interest to the person in whose name the note is registered at the close of business on the regular record date relating to the interest payment date as described under "—Payment and Record Dates for Interest" below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment or, in the case of a global note, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

  Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable pricing supplement, interest on any fixed rate note will be payable semiannually on the dates specified in the applicable supplement and at maturity, and the regular record date relating to an interest payment date for any fixed rate note will be the 15th calendar day next preceding that interest payment date. Unless we specify otherwise in the applicable pricing supplement, the regular record date relating to an interest payment date for any floating rate note will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Unless we specify otherwise in this prospectus supplement or in the applicable pricing supplement, the term "days" refers to calendar days.

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        Business Day.    Unless we specify otherwise in the applicable pricing supplement, the term "business day" means, for any note, a day that meets all the following applicable requirements:

  •
  for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or required by law or executive order to close;

  •
  if the note is a floating rate note whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable pricing supplement are transacted in the London interbank market;

  •
  if the note either is a floating rate note whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate note whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

  •
  if the note is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the note is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

  Business Day Conventions

        As specified in the applicable pricing supplement, one of the following business day conventions may apply to any note with regard to any relevant date other than one that falls on the maturity date:

  •
  "Following business day convention" means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

  •
  "Modified following business day convention" means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

  •
  "Following unadjusted business day convention" means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed.

  •
  "Modified following unadjusted business day convention" means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the succeeding calendar month, the date of payment with respect to the original interest payment date will be advanced to the business day immediately preceding such interest payment date.

        In all cases, if the stated maturity date or any earlier repurchase date or repayment date with respect to a note falls on a day that is not a business day, any payment of principal, premium, if any,

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and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repurchase date, as the case may be.

        Unless we specify otherwise in the applicable pricing supplement, payment of interest on your note will be governed by the following unadjusted business day convention.

        Postponement of payments pursuant to the applicable business day convention will not result in a default under any note or the indenture.

  How We Will Make Payments Due

        We will follow the practice described in this subsection when paying amounts due on the notes. All amounts due will be paid in U.S. dollars, unless we indicate otherwise in the applicable pricing supplement.

        Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Legal Ownership and Book-Entry Issuance—Global Notes."

        Payments on Non-Global Notes.    We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global note has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

  Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will notify you of any changes in the paying agents.

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  Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the registrar. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption with respect to notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the trustee

        Deutsche Bank Trust Company Americas is the trustee under the indenture dated October 11, 2012, and is the trustee for our notes outstanding as of the date of this prospectus supplement. We may appoint a different trustee for any particular series of notes so long as there shall at all times be one trustee under the indenture with respect to each particular series of notes. We and our subsidiaries may from time to time maintain ordinary banking relationships or conduct transactions in the ordinary course of business with any trustee and its affiliates, including Deutsche Bank Trust Company Americas.

Legal Ownership and Book-Entry Issuance

        Each note in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global notes representing the entire issuance of notes. We refer to those who have notes registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those notes. These persons are the legal holders of the notes. We refer to those who, indirectly through others, own beneficial interests in notes that are not registered in their own names as indirect owners of those notes. As we discuss below, indirect owners are not legal holders, and investors in notes issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We will issue each note in book-entry form only, unless we specify otherwise in the applicable pricing supplement. This means notes will be represented by one or more global notes registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes on behalf of themselves or their customers.

        Under the indenture only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in global form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

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The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the notes.

        As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global note, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are issued in global form, investors will be indirect owners, and not holders, of the notes.

Street Name Owners

        In the future we may terminate a global note or issue notes initially in non-global form. In these cases, investors may choose to hold their notes in their own names or in street name. Notes held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the notes are registered as the holders of those notes and we will make all payments on those notes, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold notes in street name will be indirect owners, not holders, of the notes.

Legal Holders

        Our obligations, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the notes. We do not have obligations to investors who hold beneficial interests in global notes, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a note or has no choice because we are issuing the notes only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant notes. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus supplement, we mean those who invest in the notes being offered by this prospectus supplement, whether they are the holders or only indirect owners of those notes. When we refer to "your notes" in this prospectus supplement, we mean the notes in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles notes payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

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  •
  whether and how you can instruct it to send you notes registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the notes are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Notes

        We will issue each note in book-entry form only, unless we specify otherwise in the applicable pricing supplement. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any note for this purpose is called the "depositary" for that note. A note will usually have only one depositary but it may have more.

        Each series of notes will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as DTC;

  •
  a financial institution holding the notes on behalf of Euroclear Bank SA/NV, which is known as Euroclear;

  •
  a financial institution holding the notes on behalf of Clearstream Banking, société anonyme, which is known as Clearstream; and

  •
  any other clearing system or financial institution named in the applicable pricing supplement.

        The depositaries named above may also be participants in one another's clearing systems. Thus, for example, if DTC is the depositary for a global note, investors may hold beneficial interests in that note through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your notes will be named in the applicable pricing supplement; if none is named, the depositary will be DTC.

        A global note may represent one or any other number of individual notes. Generally, all notes represented by the same global note will have the same terms. We may, however, issue a global note that represents multiple notes of the same kind that have different terms and are issued at different times. We call this kind of global note a master global note. Your pricing supplement will not indicate whether your notes are represented by a master global note.

        A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global note, and investors will be permitted to own only indirect interests in a global note. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global note will not be a holder of the note, but only an indirect owner of an interest in the global note.

        If the pricing supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated." If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

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Special Considerations for Global Notes

        As an indirect owner, an investor's rights relating to a global note will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to notes transfers. We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the depositary that holds the global note.

        If notes are issued only in the form of a global note, an investor should be aware of the following:

  •
  an investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above under "—Legal Ownership and Book-Entry Issuance—Legal Holders" above;

  •
  an investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their notes in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global note, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global note. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global notes, directly or indirectly (including Euroclear and Clearstream, if you hold through them when the depositary is DTC), may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the notes, and those policies may change from time to time. For example, if you hold an interest in a global note through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that note through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated

        If we issue any series of notes in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global notes, any beneficial owner entitled to obtain non-global notes may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the notes.

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        In addition, in a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Legal Ownership and Book-Entry Issuance."

        The special situations for termination of a global note are as follows:

  •
  the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

  •
  we order in our sole discretion that such global note will be transferable, registrable, and exchangeable; or

  •
  an event of default has occurred with regard to that global note and is continuing.

        Neither we or the trustee or any paying agent for any debt securities will be responsible for maintaining any records of ownership interests in a global note. If a global note is terminated, only the depositary, and not we or the trustee or any paying agent for any debt securities, is responsible for following the depositary's procedures to determine the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the holders of those notes.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are notes clearing systems in Europe. Both systems clear and settle notes transactions between their participants through electronic, book-entry delivery of notes against payment.

        As long as any global note is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global note only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those clearing systems, you may hold your interest directly in that clearing system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that clearing system.

        If Euroclear or Clearstream is the depositary for a global note and there is no depositary in the United States, you will not be able to hold interests in that global note through any notes clearance system in the United States.

        If Euroclear or Clearstream is the depositary for a global note, or if DTC is the depositary for a global note and Euroclear and Clearstream hold interests in the global note as participants in DTC, then Euroclear and Clearstream will hold interests in the global note on behalf of the participants in their systems.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

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Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any notes held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to purchasers of notes that hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. Furthermore, changes or other developments in law that affect the terms of the notes or otherwise impact the rights of holders of the notes may change the consequences described below. This summary does not address the material U.S. federal income tax consequences of every type of note which may be issued under this prospectus supplement, and the applicable pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of notes as appropriate.

        This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to a purchaser's particular circumstances or to purchasers that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  financial institutions, including banks and insurance companies;

  •
  "regulated investment companies" as defined in Section 851 of the Code;

  •
  "real estate investment trusts" as defined in Section 856 of the Code;

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  tax-exempt entities, including "individual retirement accounts" or "Roth IRAs" as defined in Section 408 or 408A of the Code, respectively;

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  dealers in securities;

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  personal holding companies;

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  persons holding notes as part of a hedging transaction, straddle, conversion transaction or other integrated transaction, or who have entered into a constructive sale with respect to the notes;

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  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  non-U.S. Holders (as defined below) subject to special tax rules such as "controlled foreign corporations" and "passive foreign investment companies";

  •
  persons subject to the alternative minimum tax;

  •
  traders in securities who elect to apply a mark-to-market method of tax accounting; or

  •
  partnership or other entities classified as a partnership for U.S. federal income tax purposes, and investors therein.

        This summary of U.S. federal income tax consequences is for general information only. It does not address all material U.S. federal income tax consequences (e.g., the Medicare tax on net investment income), nor does it discuss any U.S. federal non-income tax consequences, including U.S. estate and gift tax consequences. State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this summary does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.

        Persons considering the purchase of notes should consult their tax advisers with regard to the application of U.S. federal income tax laws to their particular situations as well as any estate and gift tax consequences and tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, prospective investors should

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consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes offered thereunder.

U.S. Holders

        The term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (B) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Taxation of Interest

        The taxation of interest on a note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a note that constitutes qualified stated interest is includible in a U.S. Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for U.S. federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for U.S. federal income tax purposes. Interest that does not constitute qualified stated interest is included in a U.S. Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date after taking into account the last possible date that the note could be outstanding under the terms of the note (a "short-term note") is included in a U.S. Holder's income under the rules described below under "short-term notes."

  Fixed Rate Notes

        Interest on a fixed rate note generally will constitute "qualified stated interest" if the interest is unconditionally payable at least annually at a single fixed rate.

  Floating Rate Notes

        Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by the Company) at least annually will constitute "qualified stated interest" if the note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount—Floating Rate Notes that are VRDIs," below.

  Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

        A note is a VRDI if all of the four following conditions are met. First, the "issue price" of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

        Second, the note must generally provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating

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rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

        Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

        Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals either (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a spread multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a spread). If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

        Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the Company's control (or the control of a related party) nor unique to the Company's circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Unless otherwise provided in the applicable pricing supplement, it is expected, and the discussion below assumes, that a floating rate note will qualify as a VRDI. If a floating rate note does not qualify as a VRDI, then the floating rate note will be treated as a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under "Original Issue Discount—Floating Rate Notes that are not VRDIs."

        If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

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Original Issue Discount

        Original issue discount ("OID") with respect to a note other than a short-term note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        As described more fully below, U.S. Holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments or their method of accounting for tax purposes. A U.S. Holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

        The amount of OID with respect to a note will be treated as zero if the OID is less than a de minimis amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note).

  Fixed Rate Notes

        In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

        Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

        Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest.

        Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

        A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held the notes. In general, under the constant yield method described above, U.S. Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

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  Floating Rate Notes that are VRDIs

        The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a "variable rate debt instrument," as that term is defined under the Code and described above under "Taxation of Interest—Floating Rate Notes—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

        In the case of a VRDI that provides for interest at a single qualified variable rate or objective rate, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If a note that is a VRDI does not provide for interest at a single qualified variable rate or objective rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

        First, in the case of an instrument that provides for stated interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a single fixed rate (other than a fixed rate that is treated as, together with a variable rate, a single qualified floating rate or objective rate), replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of an otherwise identical unmodified instrument.

        Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

        Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

        Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the U.S. Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount—Fixed Rate Notes," above.

        Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or, in certain circumstances, OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

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  Floating Rate Notes that are not VRDIs

    General

        We may issue notes that will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes ("contingent debt obligations"). Special rules apply to contingent debt obligations under applicable U.S. Treasury Regulations (the "contingent debt regulations").

        Pursuant to the contingent debt regulations, a U.S. Holder of a contingent debt obligation will be required to accrue interest income on the contingent debt obligation on a constant yield basis, based on a comparable yield, as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes. As such, a U.S. Holder may be required to include interest in income each year in excess of any stated interest payments actually received in that year.

        The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as OID for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent debt obligation that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the contingent debt obligation as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the contingent debt obligation, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that the U.S. Holder held the contingent debt obligation.

        The "adjusted issue price" of a contingent debt obligation is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent debt obligation.

        The term "comparable yield" as used in the contingent debt regulations means the greater of (i) annual yield an issuer would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent debt obligations, and (ii) the applicable federal rate.

        The contingent debt regulations require that an issuer provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the "projected payment schedule") on the contingent debt obligations. This schedule must produce a yield to maturity that equals the comparable yield. A U.S. Holder will generally be bound by the comparable yield and the projected payment schedule determined by the Company, unless the U.S. Holder determines its own comparable yield and projected payment schedule and explicitly discloses such schedule to the U.S. Internal Revenue Service ("IRS"), and explains to the IRS the reason for preparing its own schedule. The Company's determination, however, is not binding on the IRS, and it is possible that the IRS could conclude that some other comparable yield or projected payment schedule should be used instead.

        The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder's interest accruals and adjustments thereto in respect of the contingent debt obligations for U.S. federal income tax purposes. They do not constitute a projection or representation by the Company regarding the actual amounts that will be paid on the contingent debt obligations.

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    Adjustments to Interest Accruals on the Notes

        If, during any taxable year, a U.S. Holder of a contingent debt obligation receives actual payments with respect to such contingent debt obligation that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a "net positive adjustment" under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

        If a U.S. Holder receives in a taxable year actual payments with respect to the contingent debt obligation that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a "net negative adjustment" under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment:

  •
  will first reduce the U.S. Holder's interest income on the contingent debt obligation for that taxable year;

  •
  to the extent of any excess, will give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the contingent debt obligation during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

  •
  to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent debt obligation or to reduce the amount realized on a sale, exchange or retirement of the contingent debt obligation.

        Generally the sale, exchange or retirement of a contingent debt obligation will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a sale, exchange or retirement of a contingent debt obligation will be equal to the difference between (i) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the "amount realized"), and (ii) the U.S. Holder's adjusted tax basis in the contingent debt obligation. As discussed above, to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent debt obligations.

        For purposes of determining the amount realized on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected payment amount of any contingent payment due at maturity. As discussed above, to the extent that actual payments with respect to the notes during the year of the scheduled retirement are greater or lesser than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

        A U.S. Holder's adjusted tax basis in a contingent debt obligation generally will be equal to the U.S. Holder's original purchase price for the contingent debt obligation, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent debt obligations (without regard to the actual amount paid).

        Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a contingent debt obligation generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent debt obligation, and thereafter capital loss (which will be long-term if the contingent debt obligation has been held for more than one year). The deductibility of capital losses is subject to limitations. If a U.S. Holder recognizes a loss upon a sale or other disposition of a contingent debt obligation and such loss is above certain thresholds, then

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the holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisers regarding this reporting obligation.

        Special rules will apply if one or more contingent payments on a contingent debt obligation become fixed. If one or more contingent payments on a contingent debt obligation become fixed more than six months prior to the date each such payment is due, a U.S. Holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a contingent debt obligation become fixed substantially contemporaneously, a U.S. Holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent debt obligation. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent debt regulations. A U.S. Holder's tax basis in the contingent debt obligation and the character of any gain or loss on the sale of the contingent debt obligation would also be affected. U.S. Holders are urged to consult their tax advisers concerning the application of these special rules.

  Other Rules

        Certain notes having OID may be redeemed prior to maturity, or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such notes with a redemption or repayable feature should consult their tax advisers with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the purchased note.

  Acquisition Premium

        If a U.S. Holder purchases a note for an amount that is less than the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest) but is greater than the amount of the note's adjusted issue price, the excess is acquisition premium. If the U.S. Holder does not make the election described below under "—Election to Treat All Interest as OID," then the U.S. Holder must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of the U.S. Holder's adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

  •
  the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note's adjusted issue price.

  Short-Term Notes

        A short-term note (i.e., a note with a maturity of not more than one year taking into account all possible extensions of the maturity date) will be treated as issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. Thus, all short-term notes will be OID notes. U.S. Holders that report income for U.S. federal income tax purposes on an accrual method are required to include OID in income on such short-term note on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

        Other U.S. Holders (i.e., that are cash method taxpayers) of a short-term note are generally not required to accrue OID for U.S. federal income tax purposes, unless they elect to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a U.S. Holder that is not required, and does not elect, to include OID in income currently, any gain realized

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on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, U.S. Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A U.S. Holder's tax basis in a short-term note is increased by the amount included in such holder's income on such a note.

  Election to Treat All Interest as OID

        U.S. Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments with amortizable bond premium owned as of the beginning of the taxable year in which such election is made, and all debt instruments thereafter acquired by the U.S. Holder, and may be revoked only with the permission of the IRS. A U.S. Holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph. Additionally, if a U.S. Holder makes this election for a market discount note, such U.S. Holder will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments having market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Amortizable Bond Premium

        If a U.S. Holder purchases a note (including a note issued with OID) for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note. Special rules may apply in the case of a note that is subject to optional redemption. A U.S. Holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

Market Discount

        A U.S. Holder will be treated as if the U.S. Holder purchased its note, other than a short-term note, at a market discount, and the note will be a market discount note if:

  •
  the U.S. Holder purchases its note for less than its issue price as determined above; and

  •
  the difference between the note's stated redemption price at maturity or, in the case of a note issued with OID, the note's revised issue price, and the price the U.S. Holder paid for its note is equal to or greater than an amount (the "Threshold Discount") equal 0.0025 multiplied by the

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    note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity from the date of acquisition. In the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, it is unclear whether the Threshold Discount should be calculated by reference to the note's weighted average maturity or to the number of complete years to the note's maturity. To determine the revised issue price of the note for these purposes, the U.S. Holder generally adds any OID that has accrued on the note to its issue price.

        If the note's stated redemption price at maturity or, in the case of a note issued with OID, its revised issue price, exceeds the price the U.S. Holder paid for the note by less than the Threshold Discount, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to the U.S. Holder.

        The U.S. Holder must treat any gain it recognizes on the maturity or disposition of its market discount note as ordinary income to the extent of the accrued market discount on the note. Alternatively, the U.S. Holder may elect to include market discount in income currently over the life of the note. If the U.S. Holder makes this election, it will apply to all debt instruments with market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke this election without the consent of the IRS. If the U.S. Holder owns a market discount note and does not make this election, the U.S. Holder will generally be required to defer deductions for interest on borrowings allocable to its note in an amount not exceeding the accrued market discount on the note until the maturity or disposition of the note.

        The U.S. Holder will accrue market discount on its market discount note on a straight-line basis unless the U.S. Holder elects to accrue market discount using a constant-yield method. If the U.S. Holder makes this election, it will apply only to the note with respect to which it is made and the U.S. Holder may not revoke it.

Sale, Exchange or Retirement of Notes

        A U.S. Holder generally will recognize gain or loss upon the sale, exchange or retirement of a note equal to the difference between the amount realized upon such sale, exchange or retirement and the U.S. Holder's adjusted basis in the note. Such adjusted basis in the note generally will equal the cost of the note to the holder, increased by OID and market discount previously included in income with respect to the note, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the U.S. Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under "Market Discount", "Short-Term Notes" and "Original Issue Discount—Floating Rate Notes that are not VRDIs" above. The gain or loss on the sale, exchange or retirement of a note will generally be long-term capital gain or loss if a U.S. Holder has held the debt security for more than one year on the date of disposition. Net long-term capital gains recognized by individual U.S. Holders are generally taxed at preferential rates. The ability of U.S. Holders to offset capital losses against ordinary income is limited. Special rules apply in determining the tax basis of a contingent debt obligation and the amount realized on the retirement of a contingent debt obligation.

Backup Withholding and Information Reporting

        Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, certified under penalties of perjury, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability provided

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that the required information is furnished timely to the IRS. In addition, information returns will be filed with the IRS in connection with payments and any accruals of OID on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Non-U.S. Holders

        The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Payment of Interest

        Generally, interest income of, and payments of OID to, a Non-U.S. Holder that is not effectively connected with a U.S. trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax treaty rate). Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, interest paid on a note to a Non-U.S. Holder generally will qualify for the "portfolio interest exemption" and therefore generally will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote, (ii) the Non-U.S. Holder is not for U.S. federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and (iii) either (A) the Non-U.S. Holder certifies in a statement provided to the Company or the paying agent under penalties of perjury that it is not a "United States person" within the meaning of the Code and provides its name and address; (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the Company or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides a copy of such statement to the Company or the paying agent; or (C) the Non-U.S. Holder holds its note directly through a "qualified intermediary" and certain conditions are satisfied.

        Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8ECI.

Sale, Exchange or Retirement of Notes

        Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, a Non-U.S. Holder of a note generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange or retirement of the note unless (i) the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base) and will be taxed as described in the preceding paragraph or (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

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Backup Withholding and Information Reporting

        Information returns will generally be filed with the IRS in connection with payments on a note. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on notes or on the proceeds from a sale or other disposition of notes. The certification procedures required to claim the exemption from withholding tax on interest (including OID, if any) described above will satisfy the certification requirements necessary to avoid backup withholding as well.

        Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

        Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as "FATCA"), or any law implementing an applicable intergovernmental agreement under FATCA (an "IGA"), or any agreement (an "FFI Agreement") entered into by the relevant financial institution with the IRS, a withholding tax at a rate of 30% may be imposed on interest on, or gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution or to a non-financial foreign entity ("FATCA Withholding"), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Individuals must provide certification about their status as U.S. persons. If the payee is a foreign financial institution and is subject to diligence and reporting requirements in clause (i) above, it must enter into an FFI Agreement requiring, among other things, that it undertake to identify certain accounts held by United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to holders that fail to provide required certifications under FATCA, or do not waive any non-U.S. legal restriction on the disclosure of such holders' information to the IRS.

        Under the final U.S. Treasury Regulations, as modified by IRS Notice 2013-43, FATCA Withholding generally will not apply to payments made on, or gross proceeds from a disposition of, a debt instrument such as the notes, outstanding as of July 1, 2014 unless such debt instrument is materially modified on or after such date. With respect to the notes that have been issued or materially modified on or after July 1, 2014, FATCA Withholding would apply to (i) payments of interest beginning July 1, 2014 and (ii) gross proceeds from the sale or other disposition beginning January 1, 2017.

        Investors should consult their tax advisers to determine how these rules may apply to payments they will receive under the notes. FATCA is particularly complex and its application is not clear in all respects. The application of FATCA to a particular issuance of notes may be addressed in the applicable pricing supplement.

        The foregoing discussion is included for general information only. Accordingly, each prospective purchaser is urged to consult with his or her tax adviser with respect to the U.S. federal income tax consequences of the ownership and disposition of the notes, as well as the application and effect of any U.S. non-income tax laws and the laws of any state, local, foreign, or other jurisdiction.

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CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND
OTHER PLAN INVESTORS

        A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, church plan, an individual retirement account or a Keogh plan) proposing to invest in the notes should consider this section carefully.

        A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as "ERISA"), should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should consider whether the investment is in accordance with the documents and instruments governing the plan, including whether the investment would satisfy the prudence and diversification requirements of ERISA, and whether the investment would involve a prohibited transaction under ERISA and the Code.

        In addition, ERISA and the Code prohibit certain transactions (referred to as "prohibited transactions") involving the assets of a pension, profit-sharing or other employee benefit plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (each, referred to as an "ERISA plan"), on the one hand, and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA plan, then the investment in notes by the ERISA plan may give rise to a prohibited transaction. The purchase and holding of notes by an ERISA plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a plan's investment in the notes.

        By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan shall be deemed to represent that the purchase and holding of the notes either (1) that it is not an ERISA plan, an entity whose underlying assets include "plan assets" by reason of any ERISA plan's investment in the entity and is not purchasing the notes on behalf of or with the assets of any such plan; or (2) will not result in a non-exempt prohibited transaction under ERISA or the Code. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is or (at any time during the term of the investment) will become a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. If an ERISA plan engages in a non-exempt prohibited transaction, the transaction may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities or penalties and the parties in interest or disqualified persons to be subject to excise taxes.

        Employee benefit plans that are governmental plans (within the meaning of Section 3(32) of ERISA), church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental, church or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above. By purchasing and holding notes, the person making the decision to invest on behalf of such plans shall be deemed to represent that the purchase and holding of such notes will not violate any law applicable to such governmental, church or non-U.S. plan that is similar to the prohibited transaction provisions of ERISA or the Code.

        If you are the fiduciary of an employee benefit plan or ERISA plan and you propose to invest in any notes with the assets of such employee benefit plan or ERISA plan, you should consult your own legal counsel for further guidance. The sale of notes to an employee benefit plan is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by ERISA plans, employee benefit plans generally or any particular plan or that such an investment is appropriate for ERISA plans, employee benefit plans generally or any particular plan.

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UNDERWRITING

        We may elect to distribute all or part of the notes under one or more underwriting or distribution agreements with certain underwriters, acting as agents or principals, relating to the notes. Such a distribution may be done concurrently with an auction conducted by an auction service provider.

        Pursuant to the underwriting agreement, the underwriters will agree to use their reasonable best efforts to solicit and receive offers to purchase the notes from us upon the terms and conditions set forth in the applicable pricing supplement. The underwriters may also purchase the notes as principals for their own account. In the event the underwriters purchase notes from us as principal, the underwriters intend to resell the offered notes at a price equal to the market-clearing price for such notes, if an auction of the offered notes is being held concurrently, or at the original issue price, in each case as specified in the applicable pricing supplement. The underwriters may also resell the notes to securities dealers at a discount from the price at which they purchased such notes of up to the underwriting discount set forth in the applicable pricing supplement.

        We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The underwriters may also reject any offer to purchase the notes. We will pay the underwriters a commission on any notes distributed through them, as specified in the applicable pricing supplement.

        We will appoint underwriters under the underwriting agreement as specified in the applicable pricing supplement. Any of these underwriters will enter into the underwriting agreement referred to above, and the applicable pricing supplement will name any of these underwriters involved in the offering and issue of the notes and any commission that we will pay to them. Underwriters through whom we distribute notes may enter into arrangements with other institutions with respect to the distribution of the notes, and those institutions may share in the commissions, discounts or other compensation received by our underwriters, may be compensated separately and may also receive commissions from purchasers for whom they may act as distribution agents.

        The underwriters, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payment which the underwriters may be required to make in that respect. We have also agreed to reimburse the underwriters for certain expenses.

        Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act. The profits and compensation realized by any such broker-dealer upon resale of the notes may be deemed to be underwriting discounts and commissions. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case.

Direct Placement

        We may offer the notes for sale through one or more placement agents. The placement agent would use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The placement agent may also reject any offer to purchase notes. We will pay the placement agent a placement fee on any notes sold through the placement agent. The placement fee will be specified in the applicable pricing supplement. The placement agent, whether acting as placement agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, or the Securities Act.

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        In a direct placement of the notes, we may sell notes to broker-dealers. These broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the resale of notes. The profits and compensation realized by any such broker-dealer upon resale of the notes may be deemed to be underwriting discounts and commissions. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case. To the extent the placement agent or any broker-dealer may be deemed to be an underwriter, the placement agent or any such broker-dealer, as the case may be, will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Listing; Market Making

        Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange.

        Certain underwriters or agents may make a market in the notes, as applicable laws and regulations permit. The underwriters and agents are not obligated to make a market in the notes, however, and the underwriters and agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

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VALIDITY OF THE NOTES

        The validity of the notes offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP. Certain matters will be passed on for us by our in-house legal counsel. The opinions of our in-house legal counsel and Latham & Watkins LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by us, our board of directors, the trustee and any authenticating or paying agents in connection with the issuance and sale of any particular series of notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The statistical and other information about the airline industry and the airline leasing industry, including estimates about future airline industry and airline leasing industry growth, that is attributed to AVITAS, Inc. ("AVITAS") and incorporated by reference in this prospectus supplement has been so incorporated in reliance upon the authority of AVITAS as an expert in statistical and other analysis of the airline industry.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

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INCORPORATION BY REFERENCE

        This prospectus supplement and the accompanying prospectus "incorporate by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompany prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Without limitation of the foregoing, market and industry data and information and forecasts incorporated by reference herein shall be deemed to replace the market and industry data and information and forecasts included in any prospectus supplement filed prior to this offering.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus supplement and the accompanying prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 29, 2013, February 4, 2013 (two reports), February 5, 2013, February 28, 2013 (but only with respect to Item 8.01), May 13, 2013 (two reports), May 28, 2013, May 31, 2013, June 5, 2013, June 18, 2013, June 21, 2013, June 24, 2013, June 26, 2013, September 18, 2013, October 18, 2013, November 13, 2013, November 19, 2013, November 20, 2013, November 26, 2013 and December 16, 2013.

        We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184382

PROSPECTUS SUPPLEMENT
(To prospectus dated October 11, 2012)

Air Lease Corporation

Medium-Term Notes

         Air Lease Corporation ("Air Lease") may sell at various times an indeterminate amount of notes. The following terms may apply to the notes; however, we will provide specific terms of the notes which we may offer in one or more program supplements and/or pricing supplements, including preliminary pricing supplements or term sheets, to this prospectus supplement and accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the applicable program and/or pricing supplement carefully before you invest.

         The following terms may apply to the notes that Air Lease may sell at one or more times. Unless otherwise specified in the applicable pricing supplement, the notes will:

  •
  rank as our senior, unsecured obligations

  •
  be denominated in U.S. dollars

  •
  not be subject to redemption or repurchase at our option or the holder's option, unless the pricing supplement specifies a redemption or repurchase option and a redemption or repurchase commencement date

  •
  be issued in minimum denominations of $1,000, and multiples of $1,000 in excess thereof

  •
  not amortize or be subject to a sinking fund

  •
  be issued in book-entry (through The Depository Trust Company) or certificated form

  •
  accrue interest at fixed or floating rates, or will not accrue interest at all

  •
  pay interest, if any, on the notes on the dates specified in the notes and in the applicable pricing supplement

  •
  if a floating rate note, accrue interest at a floating interest rate based on one or more of the following indices, in some cases plus or minus a spread and/or multiplied by a spread multiplier and subject to a minimum and/or maximum rate:

  •
  commercial paper rate;

  •
  prime rate;

  •
  LIBOR;

  •
  EURIBOR;

  •
  treasury rate;

  •
  CMT rate;

  •
  CD rate;

  •
  federal funds rate notes;

  •
  11th district cost of funds rate; and/or

  •
  any other rate or combination of rates specified in the applicable pricing supplement.

         Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-2 of this prospectus supplement to read about certain factors you should consider before buying the notes.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         The final terms of each note, including the purchase price, agent discounts and commissions, if any, and net proceeds for any particular offering, will be included in the applicable pricing supplement. The notes will be issued at 100% of their principal amount unless otherwise specified in the applicable pricing supplement.

         Air Lease may sell the notes directly or through one or more underwriters, agents or dealers, including in offerings utilizing an auction platform of an auction service provider (the "auction service provider") to determine the public offering price or interest rate for the notes. Agents are not required to sell any particular amount of the notes. We do not expect any of the notes to be listed on a securities exchange or made available for quotation on any quotation system, and a market for the notes may not develop.

         Air Lease may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, our agents and underwriters may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices. Unless the agent or underwriter informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

Prospectus Supplement dated January 13, 2014

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any program supplement, pricing supplement and free writing prospectus prepared by us or on our behalf. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in such documents. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any program supplement, pricing supplement and free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

        We may offer and sell notes at one or more times. Accordingly, this document consists of several parts. The first part is this prospectus supplement, which describes the general terms of the notes that we may offer and matters relating to us and our business. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        In addition, we may describe the terms that apply to a series of notes in a separate program supplement and, each time we offer notes, we will describe the specific terms of the notes in a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

        It is important for you to read and consider all of the information contained in the documents described above in making your investment decision. You also should read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" on page S-50 of this prospectus supplement and page 3 of the accompanying prospectus.

        When this prospectus supplement uses the terms "Company," "ALC," "we," "our" and "us," they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends," "seeks" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described in the section titled "Risk Factors" beginning on page S-2 of this prospectus supplement and in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Report on Form 10-Q filed with the SEC, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

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  our inability to make acquisitions of, or to lease, aircraft on favorable terms;

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  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

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  our inability to obtain refinancing prior to the time our respective debts mature;

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  impaired financial condition and liquidity of our lessees;

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  deterioration of economic conditions, generally, and especially in the commercial aviation industry;

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  increased maintenance, operating or other expenses or changes in the timing thereof;

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  changes in law and the regulatory environment, and in government fiscal and monetary policies, domestic and foreign;

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  our inability to effectively deploy the net proceeds from our capital raising activities, including any issue of notes; and

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  potential natural disasters, terrorist attacks and the risk of loss of aircraft and the amount of our insurance coverage, if any, relating thereto.

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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AIR LEASE CORPORATION

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term.

        As of September 30, 2013, we owned 182 aircraft and managed four aircraft for third parties. Our fleet is principally comprised of the highest demand and most widely distributed modern technology, fuel-efficient single-aisle narrowbody jet aircraft, twin-aisle widebody jet aircraft and turboprop aircraft. We manage lease revenues and seek to take advantage of changes in market conditions by acquiring a balanced mix of aircraft types. As of September 30, 2013, all of the aircraft we owned were leased. Additionally, as of September 30, 2013, we had entered into binding and non-binding purchase commitments to acquire an additional 338 aircraft through 2023.

        Through careful management and diversification of our leases and lessees by geography, lease term, and aircraft age and type, we seek to mitigate the risks of owning and leasing aircraft. We believe that diversification of our leases and lessees reduces the risks associated with individual lessee defaults and adverse geopolitical and regional economic events. We manage lease expirations in our fleet portfolio over varying time periods in order to minimize periods of concentrated lease expirations and mitigate the risks associated with cyclical variations in the airline industry. As of September 30, 2013, the weighted average lease term remaining on our current leases was 7.0 years, and we leased the aircraft in our portfolio to 79 airlines in 45 countries. We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including emerging and high-growth markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe.

        While our primary business is to own and lease aircraft, we also plan to continue growing our fleet management services to third parties for a fee. These services are similar to those we perform with respect to our fleet, including leasing, remarketing, lease management and sales services, with the goal of helping our clients maximize lease and sale revenues. In addition to our leasing activities and management services, and depending on market conditions, we may sell aircraft from our fleet to, among others, other leasing companies, financial services companies and airlines.

        Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

        An investment in our notes involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable program supplement or pricing supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our notes could decline due to any of these risks, and you may lose all or a substantial part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We and our subsidiaries have, and after the offering of the notes will continue to have, a significant amount of indebtedness. As of September 30, 2013, our total consolidated indebtedness was approximately $5.5 billion. We issued an additional $700.0 million of senior notes due 2019 on November 19, 2013, and expect to continue to access the debt markets to expand our fleet.

        Subject to the limits contained in the agreements governing our existing and future indebtedness and the indenture, we may be able to incur substantial additional debt from time to time to finance aircraft, working capital, capital expenditures, investments or acquisitions, and for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

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  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limiting our ability to obtain additional financing to fund the acquisition of aircraft or for other corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for aircraft acquisitions and other general corporate purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our various credit facilities, are at variable rates of interest;

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  limiting our flexibility in planning for and reacting to changes in the aircraft industry;

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  placing us at a disadvantage compared to other competitors; and

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  increasing our cost of borrowing.

        In addition, certain agreements governing our existing indebtedness contain financial maintenance covenants that require us to satisfy certain ratios and maintain minimum net worth, and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, may result in the acceleration of some or all our debt, including the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, premium, if any, or interest on our indebtedness, including the notes.

        As of September 30, 2013 we had approximately $5.5 billion in consolidated debt outstanding, and we expect this amount to grow as we acquire more aircraft. Unless extended or refinanced, the majority of our outstanding indebtedness, including our warehouse facilities, our revolving credit facilities and most of our senior unsecured notes and secured term financings, matures or fully amortizes before the end of 2018, and may therefore be payable prior to the maturity of notes offered pursuant to this prospectus supplement. If our cash flows and capital resources are insufficient to fund our debt service obligations, and if we are unable to refinance our maturing debt on acceptable terms, we could face substantial liquidity problems and could be forced to reduce or delay aircraft purchases or to dispose of material assets or leases, or seek additional debt or equity capital or to restructure our indebtedness, including the notes. We may not be able to effect timely any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Certain agreements governing our existing indebtedness restrict our ability to dispose of assets and use the proceeds from those dispositions. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference in the prospectus supplement.

        In addition, we conduct substantially all of our operations through our subsidiaries, which hold substantially all our aircraft. None of our subsidiaries will guarantee or otherwise be obligated to pay any of our obligations under the notes. For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes and we have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose; however, our subsidiaries have covenanted to become guarantors of certain of our other outstanding indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividends, distributions or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us sufficient to enable us to make payments in respect of our indebtedness, and to the extent our subsidiaries have provided guarantees of our other indebtedness, the notes will be structurally subordinated to such guaranteed indebtedness. Each subsidiary is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. For additional risks related to our subsidiaries' ability to make payments and distributions to us, see the risk factor titled "Certain of our subsidiaries may be restricted in their ability to make distributions to us" in our Annual Report on Form 10-K incorporated herein by reference. Also, as of September 30, 2013, we had pledged our interests in our subsidiaries to secure our guarantees of approximately $744.0 million of subsidiary indebtedness and have provided a limited (10%) unsecured guarantee of approximately $664.3 million of one of our subsidiary warehouse facilities. Any foreclosure on these interests by our lenders could reduce or impair our cash available to pay our obligations under the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our indebtedness, we will be in default and holders of our debt securities or our lenders, as applicable, may be able to declare such indebtedness to be due and payable, terminate commitments to lend money, foreclose against the assets, if any, securing such indebtedness or pursue other remedies, including potentially forcing us into bankruptcy or liquidation. All of these events could result in you losing your entire investment in the notes.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

        The indenture governing the notes, among other things, does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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  limit our ability to incur indebtedness, including secured indebtedness, that is senior to or equal in right of payment to the notes;

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  limit our subsidiaries' ability to incur secured or unsecured indebtedness, which would be structurally senior to the notes;

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  restrict our ability to repurchase or prepay our securities; or

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  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        For these reasons, the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices of the notes.

Negative changes in our credit ratings may limit our ability to secure financing, increase our borrowing costs and adversely affect the market value and liquidity of your notes. The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

        We are currently subject to periodic review by independent credit rating agencies Standard & Poor's Rating Services ("S&P") and Kroll Bond Rating Agency ("Kroll"), each of which currently maintains investment grade credit ratings with respect to us and certain of our debt securities, and we may become subject to periodic review by other credit rating agencies in the future. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause S&P or Kroll, or, in the future, other rating agencies, to downgrade or withdraw our debt credit rating generally, and/or the ratings on the notes, which could adversely impact the trading prices for, and/or the liquidity of, the notes.

        The credit ratings assigned to the notes will reflect the rating agencies' assessments of our ability to make payments on the notes when due. Any credit ratings assigned to the notes will not address all material risks relating to an investment in the notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes. We cannot assure you that these credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's sole judgment, circumstances so warrant. Ratings are not a recommendation to buy, sell or hold any note. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the trading prices for, or liquidity of, the notes, increase our corporate borrowing costs and limit our access to the capital markets and result in more restrictive covenants in future debt agreements.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our or our subsidiaries' assets. As a result, the notes will be effectively subordinated to our and such subsidiary's indebtedness with respect to the assets that secure such indebtedness. As of September 30, 2013, we had guarantees of subsidiary indebtedness of approximately $744.0 million secured by pledges of the equity of our subsidiaries, and our subsidiaries had approximately $1.6 billion of secured indebtedness outstanding. In addition, we and our subsidiaries may incur additional secured debt in the future. As a result of this effective subordination, upon a default in payment on, or the acceleration of, any of this secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary or subsidiaries, the proceeds from the sale of assets securing our or our subsidiaries' secured indebtedness or guarantees will only be available to pay obligations on the notes and other senior unsecured obligations after such secured debt has been paid in full. Consequently, the holders of the notes may receive less, ratably, than the holders of secured or guaranteed debt in the event of our or our subsidiaries' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

        Unless otherwise specified in the applicable pricing supplement, the notes will not be guaranteed by any of our subsidiaries and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. However, our subsidiaries have covenanted to become guarantors of certain of our other indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Accordingly, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary's creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional indebtedness or the amount of other liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

        For the period ended September 30, 2013, our subsidiaries generated substantially all of our consolidated revenue. As of September 30, 2013, our subsidiaries held 100% of our aircraft assets and had approximately $1.6 billion of total indebtedness, all of which is structurally senior to the notes.

An active trading market may not develop for the notes.

        The notes will be new issues of securities for which there is no established trading market and the aggregate principal amount of the new issuance together with any other notes issued pursuant to a reopening of a series may be too small to support an active trading market. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system.

Certain underwriters may make a market in the notes as permitted by applicable laws and regulations. However, none of the underwriters are obligated to make a market in the notes and, if commenced, they may discontinue their market-making activities at any time without notice. Any series of notes issued pursuant to this prospectus supplement may be issued in an aggregate principal amount that is too small to support an active trading market, or may be issued to investors which purchase notes with the intent to hold the notes until maturity.

        Therefore, an active market for the notes may not develop or be maintained, which could adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including but not limited to:

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  the amount of notes of any series issued;

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  the number of holders of the notes and their intent to hold notes to maturity or for shorter periods;

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  our performance;

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  the markets for the notes and similar securities;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates and yields on alternative investments.

        We cannot assure you that an active market for the notes will develop or will continue, if developed.

Redemption may adversely affect your return on the notes, and you will have reinvestment risks.

        If your notes are redeemable mandatorily or called for redemption at our option, we may redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed.

The notes may be issued with more than a de minimis amount of original issue discount, or OID, for U.S. federal income tax purposes and, accordingly, holders may generally be required to include OID in their income in advance of the receipt of cash attributable to such income.

        Notes offered under this prospectus supplement may be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Holders of such notes generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, holders of such notes will generally be required to include OID in their income in advance of the receipt of cash attributable to such income. See "Certain Material United States Federal Income Tax Consequences" in this prospectus supplement for a description of the U.S. federal income tax consequences of owning a note that is issued with OID for U.S. federal income tax purposes.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable pricing supplement, we intend to use the net proceeds from the sale of any notes for general corporate purposes.

DESCRIPTION OF NOTES

        Please note that in this section entitled "Description of Notes," references to "holders" mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership and Book-Entry Issuance" below.

        The notes will be issued pursuant to an indenture dated as of October 11, 2012 (the "indenture"), among us, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, as may be supplemented from time to time. Whenever we refer to particular provisions of the indenture or the defined terms contained in the indenture, those provisions and defined terms are incorporated by reference in this prospectus supplement and any applicable pricing supplement.

Information About Our Medium-Term Note Program

        We will issue the notes under the indenture dated October 11, 2012 between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee, as supplemented from time to time. The indenture and the notes are governed by New York law. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption "Description of Debt Securities." The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus, the applicable pricing supplement and any other offering material in order to understand the terms of the notes. However, if this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement controls with regard to the notes.

        This section is a summary of the material terms that are common to the notes. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a pricing supplement attached to this prospectus supplement. Those terms may vary from the terms described here.

        The indenture and its associated documents, including your note and any supplemental indentures we may enter into, contain the full legal text of the matters described in this section and your prospectus supplement. A copy of our indenture has been filed with the Securities and Exchange Commission as part of our registration statement. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain a copy.

        As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regards to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note.

        When we refer to your pricing supplement or the applicable pricing supplement, we mean the preliminary pricing supplement or pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in that document. Similarly, the terms we use in any pricing supplement that we also use in this document or the accompanying prospectus will have the meanings we give them in this document or the accompanying prospectus, as the case may be, unless we say otherwise in the pricing supplement.

Amounts That We May Issue

        The notes will be our senior unsecured obligations and will rank equally with all of our other senior and unsecured indebtedness that is not guaranteed by any of our subsidiaries from time to time outstanding.

        We may issue notes pursuant to this prospectus supplement in one or more series. The indenture and the notes do not limit the aggregate amount of debt securities that we may issue, nor does the indenture limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, or intend to continuously issue notes in that offering over time, we may issue notes in that offering and at a later date "reopen" that offering and offer additional notes having those same terms.

General Features of the Notes

        The following description of the notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement.

Currency of Notes

        Unless otherwise specified in the applicable pricing supplement, the notes will be payable in U.S. dollars.

Types of Notes

        We may issue the following two types of notes:

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  Fixed Rate Notes.  A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

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  Floating Rate Notes.  A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in "—Interest Rates—Floating Rate Notes." If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

Original Issue Discount Notes

        A fixed rate note or a floating rate note may be an original issue discount, or OID, note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An OID note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an OID note, regardless of the amount payable upon redemption or acceleration of maturity. See "Certain Material United States Federal Income Tax Consequences" in this prospectus supplement for a brief description of the U.S. federal income tax consequences of owning an OID note.

Redemption and Repurchase

        Unless otherwise specified in the applicable pricing supplement, we will not provide any sinking fund for your note.

        Unless your pricing supplement specifies an initial date on which your note may be redeemed by us, or a redemption commencement date, the notes will not be redeemable by us prior to their stated maturity. If your pricing supplement specifies a redemption commencement date with respect to such note, your pricing supplement will also specify one or more redemption prices, which will be expressed as a percentage of the principal amount of your note, and the redemption period or periods during which such redemption prices will apply. If your note is redeemable at our option, as specified in the applicable pricing supplement, it will be redeemable at any time on or after the specified redemption commencement date, as specified in the applicable pricing supplement, at the specified redemption price applicable to the redemption period for your note together with interest accrued up to the redemption date.

        If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

        If we exercise an option to redeem any note, we will give to the trustee and the holder written notice of the principal amount of the note to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

        If applicable, the pricing supplement will indicate that you have the option to have us redeem or repurchase your note on a date or dates specified prior to its maturity date. You may elect redemption or repurchase, as applicable, of your entire note or any portion of the principal amount which would be an authorized denomination for the note, except that any remaining unpaid portion must be at least the minimum denomination for your note. Unless otherwise specified in the applicable pricing supplement, the redemption or repurchase price, as applicable, will be equal to 100% of the principal amount of your note, together with accrued interest to the redemption date or repurchase date, as the case may be. If your note is issued with original issue discount, the applicable pricing supplement will specify the amount payable upon a redemption or repurchase, as applicable.

        Unless otherwise specified in your pricing supplement, exercise of the redemption or repurchase option by you will be irrevocable. You may exercise the redemption or repurchase option for less than the entire principal amount of your notes but, in that event, the principal amount of the notes remaining outstanding after repayment must be an authorized denomination.

Certain covenants

        Unless otherwise indicated in the applicable supplement, the provisions of the indenture described in the accompanying prospectus will apply to the notes, including the full defeasance and covenant defeasance provisions under "Description of Debt Securities—Defeasance," the merger and consolidation provisions under "Description of Debt Securities—Consolidation, Merger and Sale of Assets," the future guarantor provisions under "Description of Debt Securities—Guarantee of Debt Securities," and the events of default provisions under "Description of Debt Securities—Events of Default."

Satisfaction and discharge

        The indenture will be discharged as to all notes and will cease to be of further effect as to all notes, when either:

          (1)   all notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust) have been delivered to the trustee for cancellation; or

          (2)   (a) all notes not theretofore delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

            (b)   no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the indenture) to which we are a party or by which we are bound;

            (c)   we have paid or caused to be paid all sums payable or due and owing by us under the indenture; and

            (d)   we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, we will deliver to the trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

Form, Denomination and Legal Ownership of Notes

        Your note will be issued in registered form in an authorized denomination. Unless otherwise indicated in the applicable pricing supplement, the authorized denomination will be $1,000 and integral multiples of $1,000.

        Your note will be issued in book-entry form and represented by a global note or a master global note which will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co. as nominee of DTC. You should read the section "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Supplemental Information

        We will describe one or more of the following terms of your note in a supplemental program or pricing prospectus:

  •
  the title of the notes (which shall distinguish the notes from securities of any other series or tranche);

  •
  any limit upon the aggregate principal amount of the notes which may be authenticated and delivered;

  •
  the person to whom any interest on a note shall be payable, if other than the person in whose name that note (or one or more predecessor notes) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of any note is payable;

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  the rate or rates at which any notes shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which any such interest shall accrue, and the interest payment dates on which any such interest shall be payable;

  •
  as applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which any notes may be redeemed, in whole or in part;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any notes shall be issuable;

  •
  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any notes that shall be payable upon declaration of acceleration of the maturity;

  •
  any addition to or change in the events of default that apply to any notes, any change in the right of the trustee or the requisite holders of such notes to declare the principal amount thereof due and payable and the threshold amount with respect to the series;

  •
  any addition to or change in the covenants that applies to the notes;

  •
  whether the notes will be convertible or exchangeable into other notes of the Company or another person, and if so, the terms and conditions upon which such notes will be so convertible or exchangeable;

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  whether the notes will be guaranteed and, the terms and conditions of such note guarantee to be endorsed upon or otherwise provided for the notes; and

  •
  any other terms of the series.

Interest Rates

        This subsection describes the different kinds of interest rates that may apply to the notes.

Fixed Rate Notes

        Unless the applicable pricing supplement states otherwise, interest on a fixed rate note will be payable semiannually on the interest payment dates specified in the applicable pricing supplement, and at maturity. For each fixed rate note that bears interest, interest will accrue at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

        Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed rate per annum stated in the applicable pricing supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention). We will pay interest on each interest payment date and at maturity as described below under "Payments on the notes—Payment Mechanics for Notes."

        If your note is a zero coupon note, the applicable pricing supplement will specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your note and (B) the portion of the excess of the principal amount of your note over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable pricing supplement, up to and including the stated maturity, at a rate that will be specified in the applicable pricing supplement from the original issue date, computed on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention); and (2) as of any date on or after the stated maturity, the principal amount of your note.

Floating Rate Notes

        In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. We define these terms in "—Special Rate Calculation Terms" at the end of this subsection.

        A floating rate note will bear interest at a rate or rates that are determined by reference to an interest rate formula. In some cases, the rate may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

        Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on your note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at a rate per annum determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "Payments on the notes—Payment Mechanics for Notes."

        Calculation Agent.    Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may act as our own paying agent or appoint an affiliate of ours. The pricing supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

        Calculation of Interest.    For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable pricing supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable pricing supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

        Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date.

        All percentages resulting from any calculation relating to any note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or ..09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various reference banks or dealers active in the relevant market, as described in the applicable pricing supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

        In addition, the following will apply to floating rate notes.

        Base Rates.    We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

  •
  commercial paper rate;

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  prime rate;

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  LIBOR;

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  EURIBOR;

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  treasury rate;

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  CMT rate;

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  CD rate;

  •
  federal funds rate; and/or

  •
  11th district cost of funds rate.

        We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

        Interest payable on a floating rate note for any particular interest period will be calculated as described in the applicable pricing supplement using an interest factor, expressed as a decimal, applicable to each day during the period. The interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day, unless otherwise specified in the applicable pricing supplement, by the following:

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  360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes; or

  •
  the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

        Initial Base Rate.    For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate, or the manner in which the initial base rate will be determined, in the applicable pricing supplement.

        Spread or Spread Multiplier.    In some cases, the base rate for a floating rate note may be adjusted:

  •
  by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

  •
  by multiplying the base rate by a specified percentage, called the spread multiplier.

        If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

        Maximum and Minimum Rates.    The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

  •
  a maximum rate, meaning a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

  •
  a minimum rate, meaning a specified lower limit that the actual interest rate in effect at any time may not fall below.

        If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

        Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

        The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

        Interest Reset Dates.    The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually, annually or otherwise as specified in the applicable pricing supplement. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

  •
  for floating rate notes that reset daily, each business day;

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  for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

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  for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "—Interest Determination Dates" below;

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  for floating rate notes that reset monthly, the third Wednesday of each month;

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  for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

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  for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

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  for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

        For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

        The base rate in effect from the original issue date to the first interest reset date will be the initial base rate specified on the cover of your pricing supplement. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

        If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        Interest Determination Dates.    The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

  •
  For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

  •
  For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

  •
  For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

  •
  For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

  •
  For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

        Interest Calculation Dates.    As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

  •
  the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

  •
  the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

        The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

        Interest Payment Dates.    The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

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  for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

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  for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

  •
  for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

        Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term "regular record date" below under "Payments on the notes—Payment Mechanics for Notes."

        In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity date. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity date will not be changed.

Commercial Paper Rate Notes

        If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. Unless otherwise specified in your pricing supplement, the interest rate for each subsequent interest determination date will be determined by the calculation agent in accordance with the provisions described below.

        Unless otherwise specified in your pricing supplement, the commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the commercial paper rate cannot be determined as described above, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Prime Rate Notes

        If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan." If the prime rate cannot be determined as described above, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date,

  •
  as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Page US PRIME 1: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

  •
  If fewer than four of these rates appear on the Reuters Page US PRIME 1, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

LIBOR Notes

        If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. Unless otherwise specified in your pricing supplement, LIBOR will be determined by the calculation agent in the following manner:

        LIBOR will be either:

  •
  the offered rate appearing on the Reuters Page LIBOR01, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note; or

  •
  if Reuters Page LIBOR01 does not include this rate or is unavailable on the determination date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in United States dollars for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement beginning on the first day of the applicable interest period. If at least two offered quotations are so provided, LIBOR for the interest period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in U.S. dollars to leading European banks for the index maturity specified in the applicable pricing supplement beginning on the first day of the applicable interest period. If at least two rates are so provided, LIBOR for the interest period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the interest period will be LIBOR in effect with respect to the immediately preceding interest period.

EURIBOR Notes

        If you purchase EURIBOR notes, your notes will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, on a EURIBOR interest determination date, the calculation agent will determine EURIBOR for each subsequent interest period as follows:

  •
  EURIBOR will be the offered rate for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

  •
  If EURIBOR cannot be determined on a EURIBOR interest determination date as described above, then the calculation agent will determine EURIBOR on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Treasury Rate Notes

        If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Reuters Page USAUCTION 10 or Reuters Page USAUCTION 11 under the heading "Investment Rate." If the treasury rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

  •
  If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

CMT Rate Notes

        If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading ". . .Treasury Constant Maturities. . .Federal Reserve Board Release H.15. . .Mondays Approximately 3:45 P.M.," under the column for the designated CMT index maturity:

  •
  if the designated CMT Reuters page is Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

  •
  if the designated CMT Reuters page is Reuters screen FEDCMT page, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

        If the CMT rate cannot be determined in this manner, the following procedures will apply:

  •
  If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

  •
  If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

  •
  is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

  •
  is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

  •
  If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

  •
  If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

  •
  If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

  •
  If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

CD Rate Notes

        If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "CDs (Secondary Market)." If the CD rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

  •
  If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

  •
  If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Federal Funds Rate Notes

        If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified in your pricing supplement, the federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "EFFECT," as that rate is displayed on Reuters Page FEDFUNDS1. If the federal funds rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above is not displayed on Reuters Page FEDFUNDS1 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)." If the rate described above is not displayed on Reuters Page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

  •
  If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

11th District Cost of Funds Rate Notes

        If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

        Unless otherwise specified if your pricing supplement, the 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Reuters Page COFI/ARMS under the heading "11th Dist COFI" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above does not appear on Reuters Page COFI/ARMS on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

  •
  If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, it will remain in effect for the new interest period.

Special Rate Calculation Terms

        In this subsection entitled "—Interest Rates," we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

        The term "bond equivalent yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond equivalent yield	=	D × N 360 - (D × M)	× 100

  where

  •
  "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

  •
  "N" means 365 or 366, as the case may be; and

  •
  "M" means the actual number of days in the applicable interest reset period.

        The term "business day" means, for any note, a day that meets all the following applicable requirements:

  •
  for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close;

  •
  if the note is a LIBOR note, is also a London business day;

  •
  if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a Euro business day; and

  •
  if the note is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the note is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

        The term "designated CMT index maturity" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

        The term "designated CMT Reuters page" means the Reuters page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters screen FEDCMT page. If Reuters screen FEDCMT page applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

        The term "euro business day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

        The term "euro-zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

        The term "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        The term "H.15 daily update" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        The term "index currency" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

        The term "index maturity" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        The term "London business day" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

        The term "money market yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Money market yield	=	D × 360 360 - (D × M)	× 100

  where

  •
  "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

  •
  "M" means the actual number of days in the relevant interest reset period.

        The term "representative amount" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

        The term "Reuters Page COFI/ARMS" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

        The term "Reuters Page EURIBOR01" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the interest rates for Euro deposits offered in the euro-zone).

        The term "Reuters Page FEDFUNDS1" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying U.S. dollar federal funds rates).

        The term "Reuters Page LIBOR01" means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

        The term "Reuters Page USAUCTION 10" means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 3-month Treasury Bill Rate).

        The term "Reuters Page USAUCTION 11" means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 6-month Treasury Bill Rate).

        The term "Reuters Page US PRIME 1" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        The term "Reuters page" means the display on the Reuters service, or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.

Payments on the Notes

Payment Mechanics for Notes

        If interest is due on a note on an interest payment date, we will pay the interest to the person in whose name the note is registered at the close of business on the regular record date relating to the interest payment date as described under "—Payment and Record Dates for Interest" below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment or, in the case of a global note, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

  Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable pricing supplement, interest on any fixed rate note will be payable semiannually on the dates specified in the applicable supplement and at maturity, and the regular record date relating to an interest payment date for any fixed rate note will be the 15th calendar day next preceding that interest payment date. Unless we specify otherwise in the applicable pricing supplement, the regular record date relating to an interest payment date for any floating rate note will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Unless we specify otherwise in this prospectus supplement or in the applicable pricing supplement, the term "days" refers to calendar days.

        Business Day.    Unless we specify otherwise in the applicable pricing supplement, the term "business day" means, for any note, a day that meets all the following applicable requirements:

  •
  for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or required by law or executive order to close;

  •
  if the note is a floating rate note whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable pricing supplement are transacted in the London interbank market;

  •
  if the note either is a floating rate note whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate note whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

  •
  if the note is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the note is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

  Business Day Conventions

        As specified in the applicable pricing supplement, one of the following business day conventions may apply to any note with regard to any relevant date other than one that falls on the maturity date:

  •
  "Following business day convention" means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

  •
  "Modified following business day convention" means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

  •
  "Following unadjusted business day convention" means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed.

  •
  "Modified following unadjusted business day convention" means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the succeeding calendar month, the date of payment with respect to the original interest payment date will be advanced to the business day immediately preceding such interest payment date.

        In all cases, if the stated maturity date or any earlier repurchase date or repayment date with respect to a note falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repurchase date, as the case may be.

        Unless we specify otherwise in the applicable pricing supplement, payment of interest on your note will be governed by the following unadjusted business day convention.

        Postponement of payments pursuant to the applicable business day convention will not result in a default under any note or the indenture.

  How We Will Make Payments Due

        We will follow the practice described in this subsection when paying amounts due on the notes. All amounts due will be paid in U.S. dollars, unless we indicate otherwise in the applicable pricing supplement.

        Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Legal Ownership and Book-Entry Issuance—Global Notes."

        Payments on Non-Global Notes.    We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global note has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

  Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will notify you of any changes in the paying agents.

  Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the registrar. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption with respect to notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the trustee

        Deutsche Bank Trust Company Americas is the trustee under the indenture dated October 11, 2012, and is the trustee for our notes outstanding as of the date of this prospectus supplement. We may appoint a different trustee for any particular series of notes so long as there shall at all times be one trustee under the indenture with respect to each particular series of notes. We and our subsidiaries may from time to time maintain ordinary banking relationships or conduct transactions in the ordinary course of business with any trustee and its affiliates, including Deutsche Bank Trust Company Americas.

Legal Ownership and Book-Entry Issuance

        Each note in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global notes representing the entire issuance of notes. We refer to those who have notes registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those notes. These persons are the legal holders of the notes. We refer to those who, indirectly through others, own beneficial interests in notes that are not registered in their own names as indirect owners of those notes. As we discuss below, indirect owners are not legal holders, and investors in notes issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We will issue each note in book-entry form only, unless we specify otherwise in the applicable pricing supplement. This means notes will be represented by one or more global notes registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes on behalf of themselves or their customers.

        Under the indenture only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in global form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the notes.

        As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global note, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are issued in global form, investors will be indirect owners, and not holders, of the notes.

Street Name Owners

        In the future we may terminate a global note or issue notes initially in non-global form. In these cases, investors may choose to hold their notes in their own names or in street name. Notes held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the notes are registered as the holders of those notes and we will make all payments on those notes, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold notes in street name will be indirect owners, not holders, of the notes.

Legal Holders

        Our obligations, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the notes. We do not have obligations to investors who hold beneficial interests in global notes, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a note or has no choice because we are issuing the notes only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant notes. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus supplement, we mean those who invest in the notes being offered by this prospectus supplement, whether they are the holders or only indirect owners of those notes. When we refer to "your notes" in this prospectus supplement, we mean the notes in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles notes payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you notes registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the notes are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Notes

        We will issue each note in book-entry form only, unless we specify otherwise in the applicable pricing supplement. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any note for this purpose is called the "depositary" for that note. A note will usually have only one depositary but it may have more.

        Each series of notes will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as DTC;

  •
  a financial institution holding the notes on behalf of Euroclear Bank SA/NV, which is known as Euroclear;

  •
  a financial institution holding the notes on behalf of Clearstream Banking, société anonyme, which is known as Clearstream; and

  •
  any other clearing system or financial institution named in the applicable pricing supplement.

        The depositaries named above may also be participants in one another's clearing systems. Thus, for example, if DTC is the depositary for a global note, investors may hold beneficial interests in that note through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your notes will be named in the applicable pricing supplement; if none is named, the depositary will be DTC.

        A global note may represent one or any other number of individual notes. Generally, all notes represented by the same global note will have the same terms. We may, however, issue a global note that represents multiple notes of the same kind that have different terms and are issued at different times. We call this kind of global note a master global note. Your pricing supplement will not indicate whether your notes are represented by a master global note.

        A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global note, and investors will be permitted to own only indirect interests in a global note. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global note will not be a holder of the note, but only an indirect owner of an interest in the global note.

        If the pricing supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated." If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

Special Considerations for Global Notes

        As an indirect owner, an investor's rights relating to a global note will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to notes transfers. We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the depositary that holds the global note.

        If notes are issued only in the form of a global note, an investor should be aware of the following:

  •
  an investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above under "—Legal Ownership and Book-Entry Issuance—Legal Holders" above;

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  an investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their notes in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global note, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global note. We and the trustee also do not supervise the depositary in any way;

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  the depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global notes, directly or indirectly (including Euroclear and Clearstream, if you hold through them when the depositary is DTC), may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the notes, and those policies may change from time to time. For example, if you hold an interest in a global note through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that note through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Note; Special Situations When a Global Note May Be Terminated

        If we issue any series of notes in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global notes, any beneficial owner entitled to obtain non-global notes may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the notes.

        In addition, in a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Legal Ownership and Book-Entry Issuance."

        The special situations for termination of a global note are as follows:

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  the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

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  we order in our sole discretion that such global note will be transferable, registrable, and exchangeable; or

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  an event of default has occurred with regard to that global note and is continuing.

        Neither we or the trustee or any paying agent for any debt securities will be responsible for maintaining any records of ownership interests in a global note. If a global note is terminated, only the depositary, and not we or the trustee or any paying agent for any debt securities, is responsible for following the depositary's procedures to determine the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the holders of those notes.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are notes clearing systems in Europe. Both systems clear and settle notes transactions between their participants through electronic, book-entry delivery of notes against payment.

        As long as any global note is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global note only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those clearing systems, you may hold your interest directly in that clearing system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that clearing system.

        If Euroclear or Clearstream is the depositary for a global note and there is no depositary in the United States, you will not be able to hold interests in that global note through any notes clearance system in the United States.

        If Euroclear or Clearstream is the depositary for a global note, or if DTC is the depositary for a global note and Euroclear and Clearstream hold interests in the global note as participants in DTC, then Euroclear and Clearstream will hold interests in the global note on behalf of the participants in their systems.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any notes held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to purchasers of notes that hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. Furthermore, changes or other developments in law that affect the terms of the notes or otherwise impact the rights of holders of the notes may change the consequences described below. This summary does not address the material U.S. federal income tax consequences of every type of note which may be issued under this prospectus supplement, and the applicable pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of notes as appropriate.

        This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to a purchaser's particular circumstances or to purchasers that are subject to special treatment under the U.S. federal income tax laws, such as:

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  financial institutions, including banks and insurance companies;

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  "regulated investment companies" as defined in Section 851 of the Code;

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  "real estate investment trusts" as defined in Section 856 of the Code;

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  tax-exempt entities, including "individual retirement accounts" or "Roth IRAs" as defined in Section 408 or 408A of the Code, respectively;

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  dealers in securities;

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  personal holding companies;

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  persons holding notes as part of a hedging transaction, straddle, conversion transaction or other integrated transaction, or who have entered into a constructive sale with respect to the notes;

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  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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  non-U.S. Holders (as defined below) subject to special tax rules such as "controlled foreign corporations" and "passive foreign investment companies";

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  persons subject to the alternative minimum tax;

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  traders in securities who elect to apply a mark-to-market method of tax accounting; or

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  partnership or other entities classified as a partnership for U.S. federal income tax purposes, and investors therein.

        This summary of U.S. federal income tax consequences is for general information only. It does not address all material U.S. federal income tax consequences (e.g., the Medicare tax on net investment income), nor does it discuss any U.S. federal non-income tax consequences, including U.S. estate and gift tax consequences. State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this summary does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.

        Persons considering the purchase of notes should consult their tax advisers with regard to the application of U.S. federal income tax laws to their particular situations as well as any estate and gift tax consequences and tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, prospective investors should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes offered thereunder.

U.S. Holders

        The term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (B) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Taxation of Interest

        The taxation of interest on a note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a note that constitutes qualified stated interest is includible in a U.S. Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for U.S. federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for U.S. federal income tax purposes. Interest that does not constitute qualified stated interest is included in a U.S. Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date after taking into account the last possible date that the note could be outstanding under the terms of the note (a "short-term note") is included in a U.S. Holder's income under the rules described below under "short-term notes."

  Fixed Rate Notes

        Interest on a fixed rate note generally will constitute "qualified stated interest" if the interest is unconditionally payable at least annually at a single fixed rate.

  Floating Rate Notes

        Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by the Company) at least annually will constitute "qualified stated interest" if the note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount—Floating Rate Notes that are VRDIs," below.

  Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

        A note is a VRDI if all of the four following conditions are met. First, the "issue price" of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

        Second, the note must generally provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

        Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

        Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals either (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a spread multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a spread). If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

        Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the Company's control (or the control of a related party) nor unique to the Company's circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Unless otherwise provided in the applicable pricing supplement, it is expected, and the discussion below assumes, that a floating rate note will qualify as a VRDI. If a floating rate note does not qualify as a VRDI, then the floating rate note will be treated as a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under "Original Issue Discount—Floating Rate Notes that are not VRDIs."

        If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Original Issue Discount

        Original issue discount ("OID") with respect to a note other than a short-term note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        As described more fully below, U.S. Holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments or their method of accounting for tax purposes. A U.S. Holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

        The amount of OID with respect to a note will be treated as zero if the OID is less than a de minimis amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note).

  Fixed Rate Notes

        In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

        Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

        Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest.

        Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

        A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held the notes. In general, under the constant yield method described above, U.S. Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

  Floating Rate Notes that are VRDIs

        The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a "variable rate debt instrument," as that term is defined under the Code and described above under "Taxation of Interest—Floating Rate Notes—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

        In the case of a VRDI that provides for interest at a single qualified variable rate or objective rate, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If a note that is a VRDI does not provide for interest at a single qualified variable rate or objective rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

        First, in the case of an instrument that provides for stated interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a single fixed rate (other than a fixed rate that is treated as, together with a variable rate, a single qualified floating rate or objective rate), replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of an otherwise identical unmodified instrument.

        Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

        Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

        Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the U.S. Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount—Fixed Rate Notes," above.

        Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or, in certain circumstances, OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

  Floating Rate Notes that are not VRDIs

    General

        We may issue notes that will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes ("contingent debt obligations"). Special rules apply to contingent debt obligations under applicable U.S. Treasury Regulations (the "contingent debt regulations").

        Pursuant to the contingent debt regulations, a U.S. Holder of a contingent debt obligation will be required to accrue interest income on the contingent debt obligation on a constant yield basis, based on a comparable yield, as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes. As such, a U.S. Holder may be required to include interest in income each year in excess of any stated interest payments actually received in that year.

        The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as OID for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent debt obligation that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the contingent debt obligation as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the contingent debt obligation, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that the U.S. Holder held the contingent debt obligation.

        The "adjusted issue price" of a contingent debt obligation is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent debt obligation.

        The term "comparable yield" as used in the contingent debt regulations means the greater of (i) annual yield an issuer would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent debt obligations, and (ii) the applicable federal rate.

        The contingent debt regulations require that an issuer provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the "projected payment schedule") on the contingent debt obligations. This schedule must produce a yield to maturity that equals the comparable yield. A U.S. Holder will generally be bound by the comparable yield and the projected payment schedule determined by the Company, unless the U.S. Holder determines its own comparable yield and projected payment schedule and explicitly discloses such schedule to the U.S. Internal Revenue Service ("IRS"), and explains to the IRS the reason for preparing its own schedule. The Company's determination, however, is not binding on the IRS, and it is possible that the IRS could conclude that some other comparable yield or projected payment schedule should be used instead.

        The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder's interest accruals and adjustments thereto in respect of the contingent debt obligations for U.S. federal income tax purposes. They do not constitute a projection or representation by the Company regarding the actual amounts that will be paid on the contingent debt obligations.

    Adjustments to Interest Accruals on the Notes

        If, during any taxable year, a U.S. Holder of a contingent debt obligation receives actual payments with respect to such contingent debt obligation that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a "net positive adjustment" under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

        If a U.S. Holder receives in a taxable year actual payments with respect to the contingent debt obligation that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a "net negative adjustment" under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment:

  •
  will first reduce the U.S. Holder's interest income on the contingent debt obligation for that taxable year;

  •
  to the extent of any excess, will give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the contingent debt obligation during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

  •
  to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent debt obligation or to reduce the amount realized on a sale, exchange or retirement of the contingent debt obligation.

        Generally the sale, exchange or retirement of a contingent debt obligation will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a sale, exchange or retirement of a contingent debt obligation will be equal to the difference between (i) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the "amount realized"), and (ii) the U.S. Holder's adjusted tax basis in the contingent debt obligation. As discussed above, to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent debt obligations.

        For purposes of determining the amount realized on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected payment amount of any contingent payment due at maturity. As discussed above, to the extent that actual payments with respect to the notes during the year of the scheduled retirement are greater or lesser than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

        A U.S. Holder's adjusted tax basis in a contingent debt obligation generally will be equal to the U.S. Holder's original purchase price for the contingent debt obligation, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent debt obligations (without regard to the actual amount paid).

        Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a contingent debt obligation generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent debt obligation, and thereafter capital loss (which will be long-term if the contingent debt obligation has been held for more than one year). The deductibility of capital losses is subject to limitations. If a U.S. Holder recognizes a loss upon a sale or other disposition of a contingent debt obligation and such loss is above certain thresholds, then the holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisers regarding this reporting obligation.

        Special rules will apply if one or more contingent payments on a contingent debt obligation become fixed. If one or more contingent payments on a contingent debt obligation become fixed more than six months prior to the date each such payment is due, a U.S. Holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a contingent debt obligation become fixed substantially contemporaneously, a U.S. Holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent debt obligation. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent debt regulations. A U.S. Holder's tax basis in the contingent debt obligation and the character of any gain or loss on the sale of the contingent debt obligation would also be affected. U.S. Holders are urged to consult their tax advisers concerning the application of these special rules.

  Other Rules

        Certain notes having OID may be redeemed prior to maturity, or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such notes with a redemption or repayable feature should consult their tax advisers with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the purchased note.

  Acquisition Premium

        If a U.S. Holder purchases a note for an amount that is less than the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest) but is greater than the amount of the note's adjusted issue price, the excess is acquisition premium. If the U.S. Holder does not make the election described below under "—Election to Treat All Interest as OID," then the U.S. Holder must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of the U.S. Holder's adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

  •
  the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note's adjusted issue price.

  Short-Term Notes

        A short-term note (i.e., a note with a maturity of not more than one year taking into account all possible extensions of the maturity date) will be treated as issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. Thus, all short-term notes will be OID notes. U.S. Holders that report income for U.S. federal income tax purposes on an accrual method are required to include OID in income on such short-term note on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

        Other U.S. Holders (i.e., that are cash method taxpayers) of a short-term note are generally not required to accrue OID for U.S. federal income tax purposes, unless they elect to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a U.S. Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, U.S. Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A U.S. Holder's tax basis in a short-term note is increased by the amount included in such holder's income on such a note.

  Election to Treat All Interest as OID

        U.S. Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments with amortizable bond premium owned as of the beginning of the taxable year in which such election is made, and all debt instruments thereafter acquired by the U.S. Holder, and may be revoked only with the permission of the IRS. A U.S. Holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph. Additionally, if a U.S. Holder makes this election for a market discount note, such U.S. Holder will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments having market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Amortizable Bond Premium

        If a U.S. Holder purchases a note (including a note issued with OID) for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note. Special rules may apply in the case of a note that is subject to optional redemption. A U.S. Holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

Market Discount

        A U.S. Holder will be treated as if the U.S. Holder purchased its note, other than a short-term note, at a market discount, and the note will be a market discount note if:

  •
  the U.S. Holder purchases its note for less than its issue price as determined above; and

  •
  the difference between the note's stated redemption price at maturity or, in the case of a note issued with OID, the note's revised issue price, and the price the U.S. Holder paid for its note is equal to or greater than an amount (the "Threshold Discount") equal 0.0025 multiplied by the note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity from the date of acquisition. In the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, it is unclear whether the Threshold Discount should be calculated by reference to the note's weighted average maturity or to the number of complete years to the note's maturity. To determine the revised issue price of the note for these purposes, the U.S. Holder generally adds any OID that has accrued on the note to its issue price.

        If the note's stated redemption price at maturity or, in the case of a note issued with OID, its revised issue price, exceeds the price the U.S. Holder paid for the note by less than the Threshold Discount, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to the U.S. Holder.

        The U.S. Holder must treat any gain it recognizes on the maturity or disposition of its market discount note as ordinary income to the extent of the accrued market discount on the note. Alternatively, the U.S. Holder may elect to include market discount in income currently over the life of the note. If the U.S. Holder makes this election, it will apply to all debt instruments with market discount that the U.S. Holder acquires on or after the first day of the first taxable year to which the election applies. The U.S. Holder may not revoke this election without the consent of the IRS. If the U.S. Holder owns a market discount note and does not make this election, the U.S. Holder will generally be required to defer deductions for interest on borrowings allocable to its note in an amount not exceeding the accrued market discount on the note until the maturity or disposition of the note.

        The U.S. Holder will accrue market discount on its market discount note on a straight-line basis unless the U.S. Holder elects to accrue market discount using a constant-yield method. If the U.S. Holder makes this election, it will apply only to the note with respect to which it is made and the U.S. Holder may not revoke it.

Sale, Exchange or Retirement of Notes

        A U.S. Holder generally will recognize gain or loss upon the sale, exchange or retirement of a note equal to the difference between the amount realized upon such sale, exchange or retirement and the U.S. Holder's adjusted basis in the note. Such adjusted basis in the note generally will equal the cost of the note to the holder, increased by OID and market discount previously included in income with respect to the note, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the U.S. Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under "Market Discount", "Short-Term Notes" and "Original Issue Discount—Floating Rate Notes that are not VRDIs" above. The gain or loss on the sale, exchange or retirement of a note will generally be long-term capital gain or loss if a U.S. Holder has held the debt security for more than one year on the date of disposition. Net long-term capital gains recognized by individual U.S. Holders are generally taxed at preferential rates. The ability of U.S. Holders to offset capital losses against ordinary income is limited. Special rules apply in determining the tax basis of a contingent debt obligation and the amount realized on the retirement of a contingent debt obligation.

Backup Withholding and Information Reporting

        Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, certified under penalties of perjury, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability provided that the required information is furnished timely to the IRS. In addition, information returns will be filed with the IRS in connection with payments and any accruals of OID on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Non-U.S. Holders

        The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Payment of Interest

        Generally, interest income of, and payments of OID to, a Non-U.S. Holder that is not effectively connected with a U.S. trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax treaty rate). Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, interest paid on a note to a Non-U.S. Holder generally will qualify for the "portfolio interest exemption" and therefore generally will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote, (ii) the Non-U.S. Holder is not for U.S. federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and (iii) either (A) the Non-U.S. Holder certifies in a statement provided to the Company or the paying agent under penalties of perjury that it is not a "United States person" within the meaning of the Code and provides its name and address; (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the Company or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides a copy of such statement to the Company or the paying agent; or (C) the Non-U.S. Holder holds its note directly through a "qualified intermediary" and certain conditions are satisfied.

        Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8ECI.

Sale, Exchange or Retirement of Notes

        Except as otherwise provided in the applicable pricing supplement and subject to the discussion of FATCA below, a Non-U.S. Holder of a note generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange or retirement of the note unless (i) the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base) and will be taxed as described in the preceding paragraph or (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

        Information returns will generally be filed with the IRS in connection with payments on a note. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on notes or on the proceeds from a sale or other disposition of notes. The certification procedures required to claim the exemption from withholding tax on interest (including OID, if any) described above will satisfy the certification requirements necessary to avoid backup withholding as well.

        Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

        Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as "FATCA"), or any law implementing an applicable intergovernmental agreement under FATCA (an "IGA"), or any agreement (an "FFI Agreement") entered into by the relevant financial institution with the IRS, a withholding tax at a rate of 30% may be imposed on interest on, or gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution or to a non-financial foreign entity ("FATCA Withholding"), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Individuals must provide certification about their status as U.S. persons. If the payee is a foreign financial institution and is subject to diligence and reporting requirements in clause (i) above, it must enter into an FFI Agreement requiring, among other things, that it undertake to identify certain accounts held by United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to holders that fail to provide required certifications under FATCA, or do not waive any non-U.S. legal restriction on the disclosure of such holders' information to the IRS.

        Under the final U.S. Treasury Regulations, as modified by IRS Notice 2013-43, FATCA Withholding generally will not apply to payments made on, or gross proceeds from a disposition of, a debt instrument such as the notes, outstanding as of July 1, 2014 unless such debt instrument is materially modified on or after such date. With respect to the notes that have been issued or materially modified on or after July 1, 2014, FATCA Withholding would apply to (i) payments of interest beginning July 1, 2014 and (ii) gross proceeds from the sale or other disposition beginning January 1, 2017.

        Investors should consult their tax advisers to determine how these rules may apply to payments they will receive under the notes. FATCA is particularly complex and its application is not clear in all respects. The application of FATCA to a particular issuance of notes may be addressed in the applicable pricing supplement.

        The foregoing discussion is included for general information only. Accordingly, each prospective purchaser is urged to consult with his or her tax adviser with respect to the U.S. federal income tax consequences of the ownership and disposition of the notes, as well as the application and effect of any U.S. non-income tax laws and the laws of any state, local, foreign, or other jurisdiction.

CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND
OTHER PLAN INVESTORS

        A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, church plan, an individual retirement account or a Keogh plan) proposing to invest in the notes should consider this section carefully.

        A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as "ERISA"), should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should consider whether the investment is in accordance with the documents and instruments governing the plan, including whether the investment would satisfy the prudence and diversification requirements of ERISA, and whether the investment would involve a prohibited transaction under ERISA and the Code.

        In addition, ERISA and the Code prohibit certain transactions (referred to as "prohibited transactions") involving the assets of a pension, profit-sharing or other employee benefit plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (each, referred to as an "ERISA plan"), on the one hand, and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA plan, then the investment in notes by the ERISA plan may give rise to a prohibited transaction. The purchase and holding of notes by an ERISA plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a plan's investment in the notes.

        By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan shall be deemed to represent that the purchase and holding of the notes either (1) that it is not an ERISA plan, an entity whose underlying assets include "plan assets" by reason of any ERISA plan's investment in the entity and is not purchasing the notes on behalf of or with the assets of any such plan; or (2) will not result in a non-exempt prohibited transaction under ERISA or the Code. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is or (at any time during the term of the investment) will become a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. If an ERISA plan engages in a non-exempt prohibited transaction, the transaction may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities or penalties and the parties in interest or disqualified persons to be subject to excise taxes.

        Employee benefit plans that are governmental plans (within the meaning of Section 3(32) of ERISA), church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental, church or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above. By purchasing and holding notes, the person making the decision to invest on behalf of such plans shall be deemed to represent that the purchase and holding of such notes will not violate any law applicable to such governmental, church or non-U.S. plan that is similar to the prohibited transaction provisions of ERISA or the Code.

        If you are the fiduciary of an employee benefit plan or ERISA plan and you propose to invest in any notes with the assets of such employee benefit plan or ERISA plan, you should consult your own legal counsel for further guidance. The sale of notes to an employee benefit plan is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by ERISA plans, employee benefit plans generally or any particular plan or that such an investment is appropriate for ERISA plans, employee benefit plans generally or any particular plan.

UNDERWRITING

        We may elect to distribute all or part of the notes under one or more underwriting or distribution agreements with certain underwriters, acting as agents or principals, relating to the notes. Such a distribution may be done concurrently with an auction conducted by an auction service provider.

        Pursuant to the underwriting agreement, the underwriters will agree to use their reasonable best efforts to solicit and receive offers to purchase the notes from us upon the terms and conditions set forth in the applicable pricing supplement. The underwriters may also purchase the notes as principals for their own account. In the event the underwriters purchase notes from us as principal, the underwriters intend to resell the offered notes at a price equal to the market-clearing price for such notes, if an auction of the offered notes is being held concurrently, or at the original issue price, in each case as specified in the applicable pricing supplement. The underwriters may also resell the notes to securities dealers at a discount from the price at which they purchased such notes of up to the underwriting discount set forth in the applicable pricing supplement.

        We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The underwriters may also reject any offer to purchase the notes. We will pay the underwriters a commission on any notes distributed through them, as specified in the applicable pricing supplement.

        We will appoint underwriters under the underwriting agreement as specified in the applicable pricing supplement. Any of these underwriters will enter into the underwriting agreement referred to above, and the applicable pricing supplement will name any of these underwriters involved in the offering and issue of the notes and any commission that we will pay to them. Underwriters through whom we distribute notes may enter into arrangements with other institutions with respect to the distribution of the notes, and those institutions may share in the commissions, discounts or other compensation received by our underwriters, may be compensated separately and may also receive commissions from purchasers for whom they may act as distribution agents.

        The underwriters, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payment which the underwriters may be required to make in that respect. We have also agreed to reimburse the underwriters for certain expenses.

        Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act. The profits and compensation realized by any such broker-dealer upon resale of the notes may be deemed to be underwriting discounts and commissions. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case.

Direct Placement

        We may offer the notes for sale through one or more placement agents. The placement agent would use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The placement agent may also reject any offer to purchase notes. We will pay the placement agent a placement fee on any notes sold through the placement agent. The placement fee will be specified in the applicable pricing supplement. The placement agent, whether acting as placement agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, or the Securities Act.

        In a direct placement of the notes, we may sell notes to broker-dealers. These broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the resale of notes. The profits and compensation realized by any such broker-dealer upon resale of the notes may be deemed to be underwriting discounts and commissions. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case. To the extent the placement agent or any broker-dealer may be deemed to be an underwriter, the placement agent or any such broker-dealer, as the case may be, will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Listing; Market Making

        Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange.

        Certain underwriters or agents may make a market in the notes, as applicable laws and regulations permit. The underwriters and agents are not obligated to make a market in the notes, however, and the underwriters and agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

VALIDITY OF THE NOTES

        The validity of the notes offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP. Certain matters will be passed on for us by our in-house legal counsel. The opinions of our in-house legal counsel and Latham & Watkins LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by us, our board of directors, the trustee and any authenticating or paying agents in connection with the issuance and sale of any particular series of notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The statistical and other information about the airline industry and the airline leasing industry, including estimates about future airline industry and airline leasing industry growth, that is attributed to AVITAS, Inc. ("AVITAS") and incorporated by reference in this prospectus supplement has been so incorporated in reliance upon the authority of AVITAS as an expert in statistical and other analysis of the airline industry.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

INCORPORATION BY REFERENCE

        This prospectus supplement and the accompanying prospectus "incorporate by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompany prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Without limitation of the foregoing, market and industry data and information and forecasts incorporated by reference herein shall be deemed to replace the market and industry data and information and forecasts included in any prospectus supplement filed prior to this offering.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus supplement and the accompanying prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 29, 2013, February 4, 2013 (two reports), February 5, 2013, February 28, 2013 (but only with respect to Item 8.01), May 13, 2013 (two reports), May 28, 2013, May 31, 2013, June 5, 2013, June 18, 2013, June 21, 2013, June 24, 2013, June 26, 2013, September 18, 2013, October 18, 2013, November 13, 2013, November 19, 2013, November 20, 2013, November 26, 2013 and December 16, 2013.

        We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

AIR LEASE CORPORATION
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Depositary Shares
Rights
Purchase Contracts
Units

        We will provide specific terms of these securities in supplements and/or in free writing prospectuses accompanying this prospectus. You should read this prospectus and any supplement and free writing prospectus accompanying this prospectus carefully before you invest.

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AL." Any Class A Common Stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 3 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is October 11, 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

        When this prospectus, any prospectus supplement or any free writing prospectus uses the terms "Company, " "ALC," "we, " "our" and "us" refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

        The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus accompanying this prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus, including the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, and assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described in the section titled "Risk factors" and elsewhere in this prospectus as well as the additional risks described in our filings with the Securities and Exchange Commission (the "SEC").

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

        You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with the documents incorporated by reference set forth below under the heading "Incorporation by Reference."

        Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are not complete. In each instance,

reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC's web site at www.sec.gov.

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

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  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2012;

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  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 and June 30, 2012;

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  Our Current Reports on Form 8-K, filed with the SEC on January 18, 2012, March 9, 2012, March 13, 2012, March 19, 2012, April 12, 2012, April 25, 2012, May 7, 2012, May 16, 2012, July 9, 2012, August 31, 2012, September 20, 2012, September 26, 2012, September 28, 2012, October 3, 2012 and October 10, 2012; and

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  The description of our Class A Common Stock included in our Registration Statement on Form 8-A filed on April 4, 2011.

        We are not incorporating by reference in this prospectus any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus.

DESCRIPTION OF AIR LEASE CORPORATION

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

        Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

(in thousands, except ratio)	Six months ended June 30, 2012	Year ended December 31, 2011	For the period from inception to December 31, 2010
	(unaudited)
Earnings:
Net income (loss)	$55,099	$53,232	$(52,040)
Add:
Provision (benefit) for income taxes	30,395	29,609	(8,875)
Fixed charges	72,039	68,797	53,673
Less:
Capitalized interest	(8,631)	(10,390)	(1,769)

Earnings (loss) as adjusted (A)	$148,902	$141,248	$(9,011)

Fixed charges
Interest expense	$63,018	$57,692	$51,743
Capitalized interest	8,631	10,390	1,769
Interest factors of rents(1)	390	715	161

Fixed charges as adjusted (B)	$72,039	$68,797	$53,673

Ratio of earnings (loss) to fixed charges ((A) divided by (B))(2)	2.07	2.05	—

(1)
Estimated to be 1/3 of rent expense.

(2)
For the period from inception to December 31, 2010, earnings were insufficient to cover fixed charges by $62.7 million.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities on a senior basis under an indenture, dated as of October 11, 2012, by and among the Company and Deutsche Bank Trust Company Americas (the "trustee"), as may be amended and supplemented from time to time.

        The following summary of the terms of our debt securities and the indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the indenture.

        We have filed the indenture, and will file the forms of certificates evidencing any debt securities, with the SEC as exhibits to the registration statement, of which this prospectus forms a part, or as exhibits to documents that are or will be incorporated by reference in this prospectus. We urge you to read these documents before you invest in the debt securities. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture and the certificates evidencing the debt securities. Some terms used in the following summary and not defined have the meanings given to those terms in the indenture.

        For purposes of this "Description of Debt Securities," references to "the Company," "we," "our," and "us" refer only to Air Lease Corporation and not to its subsidiaries.

Provisions Applicable to Indenture

General

        The indenture does not limit the amount of debt securities that may be issued thereunder, nor does it limit the amount of other debt or other securities that we may issue. The indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

        Under the indenture, we may, without the consent of the holders of any debt securities under the indenture, from time in the future "reopen" any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

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  the aggregate principal amount of the debt securities;

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  collateral security for the debt securities, if any;

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  whether the debt securities will be guaranteed, whether upon issuance or the occurrence of certain events;

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  conversion rights with respect to the debt securities, if any;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the debt securities are defeasable and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any sinking fund or analogous provision;

  •
  any changes or additions to the events of default or covenants in the indenture; and

  •
  other specific terms of the debt securities.

Guarantee of Debt Securities

        The debt securities of a particular series may be guaranteed on a senior basis upon issuance of the debt securities of that series or, if the terms of the debt securities of that series so provide, upon the occurrence of certain events. The guarantors of debt securities of a particular series, if any, will unconditionally and irrevocably guarantee the payment when due (whether at stated maturity, by acceleration or otherwise) of all of our obligations to pay principal, interest and premium on the debt securities of that series pursuant to a guarantee to be endorsed on or otherwise provided for the debt securities of that series.

Ranking

        The debt securities will be our senior obligations and will rank pari passu in right of payment with all of our unsubordinated indebtedness and will be senior in right of payment to all of our subordinated indebtedness.

Consolidation, Merger and Sale of Assets

        Except as otherwise provided in the indenture or the debt securities, we may not (A) merge into or consolidate with any other entity, or (B) convey, transfer or lease our properties and assets substantially as an entirety to any individual or entity, unless, in the case of clauses (A) and (B) above, (x) the successor entity (if not the Company) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance of our obligations under the indenture, and (y) immediately after giving effect to such transaction, no default or event of default with respect to the debt securities of any series shall have occurred and be continuing.

Events of Default

        Except as otherwise provided under the terms of a series of debt securities, the following are events of default with respect to a series of debt securities:

  •
  a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

  •
  a default in the payment of principal of or any premium on such series of debt securities when due and payable;

  •
  a default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series and the continuance of such default for a period of 30 days;

  •
  a default in the performance, or breach, of other covenants or warranties of the Company in the indenture that continues for 90 consecutive days after we receive notice of the default or breach from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

  •
  a default under any instrument that evidences or secures indebtedness for borrowed money of the Company or any of its subsidiaries (other than intercompany indebtedness or non-recourse indebtedness), which default constitutes a failure to pay at final stated maturity principal in an amount exceeding the threshold amount specified for such series, or which resulted in acceleration of such indebtedness the principal amount of which exceeds such threshold amount, without such indebtedness having been discharged or such acceleration having been rescinded within 30 days after we receive notice of this event of default from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

  •
  certain events of bankruptcy, insolvency or liquidation involving us or a guarantor of the debt securities of such series.

        If an event of bankruptcy, insolvency or liquidation relating to us or a guarantor of the debt securities of a particular series that constitutes an event of default with respect to such series has occurred, the principal amount payable under the indenture on the debt securities of such series will become immediately due and payable. If any other event of default with respect to a series of debt securities shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount payable under the indenture on the debt securities of such series to be due and payable.

Defeasance

        If the terms of a series of debt securities so provide, our obligations on the debt securities of such series (subject to survival of certain provisions of the indenture) and each guarantor's obligations with respect to such debt securities under its guarantee of such debt securities, will terminate if we irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of the holders of such debt securities:

  •
  cash,

  •
  U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

  •
  a combination of the foregoing,

in each case sufficient to pay each installment of principal and interest on such debt securities or to pay principal and interest on such securities on the applicable redemption date.

        The defeasance of the debt securities of a particular series is subject to certain other conditions, including, without limitation,

  •
  no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us or a guarantor of the debt securities of such series, at any time on or prior to the 90th day after the date of such deposit),

  •
  we have delivered to the trustee an opinion of counsel stating that (i) since the date of the indenture there has been a change in applicable U.S. federal income tax law, or (ii) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, in either case (i) or (ii) to the effect that holders of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance,

  •
  such defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

        The indenture provides that we, any guarantor and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things, adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We, any guarantor and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of the outstanding debt securities of the applicable series.

        In addition, modifications and amendments of the indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby,

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

  •
  reduce the principal of or interest rate on or any premium payable upon redemption of any debt securities;

  •
  change the currency in which any debt securities or any interest or premium thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment of principal, interest or premium on any debt securities on or after the stated maturity thereof;

  •
  reduce the percentage in principal amount of the outstanding debt securities required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  subject to certain limited exceptions, modify any of the above provisions.

Waiver of Default

        The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of the series affected by the default may, on behalf of the holders of all such debt securities of such series, waive any past default under the indenture with respect to all of the outstanding debt securities of such series except a default in the payment of principal or any premium or interest on such debt securities and a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Payment and Paying Agents

        Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee). At our option, however, we may make payments of interest by check mailed to the holder's registered address or, with respect to global notes, by wire transfer. Interest payments made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of applicable abandoned property law, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

        The indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share ("Class B Non-Voting Common Stock," and together with the Class A Common Stock, the "common stock"), and 50,000,000 shares of preferred stock, $0.01 par value per share ("preferred stock"), the rights and preferences of which may be established from time to time by our board of directors. As of October 5, 2012, 99,417,998 shares of Class A Common Stock were outstanding and 1,829,339 shares of Class B Non-Voting Common Stock were outstanding. We have reserved 8,193,088 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan.

        The following summary is a description of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and amended and restated bylaws and the provisions of applicable Delaware law.

Common Stock

        Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock shall be treated equally and identically.

        Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and will not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

        Except as otherwise provided by law, our restated certificate of incorporation or our amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Any stockholder wishing to propose for election as director someone who is not proposed by our board will be required to give notice of the intention to propose the person for election, in compliance with the advance notice provisions of our amended and restated bylaws. Our amended and restated bylaws provide that such stockholder nominees shall be elected by a plurality of the votes cast at any meeting of stockholders.

        Each share of Class B Non-Voting Common Stock is convertible into a share of Class A Common Stock at the option of the holder, except that each share of Class B Non-Voting Common Stock will only become convertible at the time it is transferred to a third party unaffiliated with Société Générale S.A., which wholly owns Genefinance S.A., the holder of record of all of the outstanding shares of Class B Non-Voting Common Stock.

        Any amendment to the terms of the Class A Common Stock shall apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock shall have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and shall be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

        Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds. We have no current plans to declare or pay any dividends to our stockholders.

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

        Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Certain Anti-Takeover Matters

Special meeting of stockholders

        Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

        Our restated certificate of incorporation and our amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

        Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock. Additionally, our restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

        Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

        The vote of the holders of not less than 66 2/3% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation or amended and restated bylaws as well as to remove a director from office. The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

        We have not opted out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an "interested stockholder" (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in amended and restated bylaws

        On February 15, 2011, our board of directors approved an amendment and restatement of our bylaws to provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

        Our Class A Common Stock is listed on the NYSE under the symbol "AL." Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

        American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

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  if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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  if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  information relating to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

        Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF RIGHTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

        If we may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

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  the date of determining the stockholders entitled to the rights distribution;

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  the securities purchasable upon exercise of the rights;

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  the exercise price;

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  the aggregate number of rights issued;

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  the date, if any, on and after which the rights will be separately transferable;

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  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

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  a discussion of certain United States federal income tax considerations applicable to the rights; and

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  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

        If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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  the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

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  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

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  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

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  any provisions relating to any security provided for the purchase contracts;

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  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

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  whether the purchase contracts will be issued in fully registered or global form; and

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  any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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  the title of the series of units;

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  identification and description of the separate constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  a discussion of certain United States federal income tax considerations applicable to the units; and

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  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

        We may sell the securities:

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  through underwriters or dealers;

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  through agents;

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  directly to one or more purchasers; or

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  through a combination of any of those methods of sale.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2011 and 2010 and the year ended December 31, 2011 and the period from inception to December 31, 2010, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.